UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12
PEREGRINE SEMICONDUCTOR CORPORATION
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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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Peregrine Semiconductor Corporation
9380 Carroll Park Drive
San Diego, CA 92121
October 15, 2014
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders of Peregrine Semiconductor Corporation (“Peregrine” or “we,” “us,” or “our”) to be held on November 19, 2014, at 10:00 am, local time, at 9369 Carroll Park Drive, San Diego, California.
At the special meeting, you will be asked to consider and vote upon a proposal to adopt a merger agreement by and among Murata Electronics North America, Inc., PJ Falcon Acquisition Company, Limited, a wholly-owned subsidiary of Murata Electronics North America, and Peregrine. Murata Electronics North America is the regional and a wholly owned subsidiary of Murata Manufacturing Co., Ltd., a Japanese corporation, which has guaranteed the payment and performance of the obligations of Murata Electronics North America and PJ Falcon Acquisition Company under the merger agreement.
If the merger agreement is adopted and the merger is completed, Peregrine will become a wholly-owned subsidiary of Murata Electronics North America and each share of Peregrine common stock that you own as of the date of the merger will be converted into the right to receive $12.50 in cash, without interest and less any applicable withholding taxes (unless you have properly and validly perfected your statutory rights of appraisal with respect to the merger).
Our board of directors considered a number of factors in evaluating the terms of the merger agreement and consulted with our financial advisors and legal counsel. Based on its review, our board of directors unanimously determined that the terms and conditions of the merger and the merger agreement are fair to and advisable and in the best interests of Peregrine and our stockholders. Accordingly, our board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and unanimously recommends that you vote “FOR” the adoption of the merger agreement.
The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement carefully in its entirety. This proxy statement is dated October 15, 2014 and is first being mailed to stockholders of Peregrine on or about October 15, 2014.
Your vote is very important, regardless of the number of shares you own. The proposal to adopt the merger agreement must be approved by the holders of a majority of the shares of Peregrine common stock entitled to vote at the special meeting. Only stockholders who owned shares of Peregrine common stock at the close of business on October 13, 2014, the record date for the special meeting, will be entitled to vote at the special meeting.
To vote your shares, you may return your proxy card, submit a proxy via the Internet or by telephone or attend the special meeting and vote in person. If your shares are held in the name of a brokerage firm, bank, trust or other nominee, you must obtain a proxy, executed in your favor, from that record holder in order to vote at the special meeting. Even if you plan to attend the special meeting, we urge you to promptly submit a proxy for your shares via the Internet or by telephone or by completing, signing, dating and returning the enclosed proxy card.
If you fail to return your proxy or attend the special meeting and vote in person, then your shares will not be counted for determining whether a quorum is present at the special meeting and your decision not to respond will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

If you attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.
Thank you for your continued support of Peregrine.

Sincerely,

James S. Cable, Ph.D.
Chairman and Chief Executive Officer
San Diego, California
October 15, 2014

PEREGRINE SEMICONDUCTOR CORPORATION
9380 Carroll Park Drive
San Diego, CA 92121
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
To the Stockholders of Peregrine Semiconductor Corporation:
Peregrine Semiconductor Corporation, a Delaware corporation (“Peregrine” or “we,” “us,” or “our”), will hold a special meeting of stockholders at 9369 Carroll Park Drive, San Diego, California, at 10:00 am, local time, on November 19, 2014, to consider and vote upon the following proposals:

1.
To adopt the Agreement and Plan of Merger, dated as of August 22, 2014, by and among Murata Electronics North America, Inc., a Texas corporation (“Murata”), PJ Falcon Acquisition Company, Limited, a Delaware corporation and wholly-owned subsidiary of Murata, and Peregrine, as such agreement may be amended from time to time; and

2.
To approve the adjournment of the special meeting to a later date, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the merger agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, which we refer to as the “adjournment proposal.”

Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement and “FOR” the adjournment proposal.
The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is attached as Annex A to the proxy statement.
Only record holders of Peregrine common stock at the close of business on October 13, 2014, the record date for the special meeting, are entitled to receive notice of, and will be entitled to vote at, the special meeting, including any adjournments or postponements of the special meeting. Your vote is important, regardless of the number of shares of Peregrine common stock you own. The affirmative vote of the holders of a majority of the shares of Peregrine common stock outstanding and entitled to vote on the merger agreement at the special meeting is required to adopt the merger agreement. The affirmative vote of the holders of a majority of the shares of Peregrine common stock present in person or represented by proxy and entitled to vote on the adjournment proposal at the special meeting is required to approve the adjournment proposal. In the event that a quorum is not present in person or represented by proxy on the adjournment proposal at the special meeting or there are insufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, we expect that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies if permitted by the merger agreement.
Under Delaware law, if the merger is completed, holders of Peregrine common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must (i) submit a written demand for an appraisal of your shares prior to the stockholder vote on the adoption of the merger agreement, (ii) not vote in favor of adoption of the merger agreement and (iii) comply with other Delaware law procedures explained in the accompanying proxy statement. See “The Merger—Appraisal Rights” beginning on page 50 of the proxy statement and Annex E to the proxy statement.

You are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card, or vote via the Internet or by telephone, as instructed in these materials as promptly as possible in order to ensure your representation at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank, trust or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.
If you sign, date and return your proxy card or submit a proxy via the Internet or by telephone without indicating how you wish to vote, your proxy will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment proposal. If you do attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person. You may revoke your proxy in the manner described in the enclosed proxy statement at any time before it has been voted at the special meeting.

By Order of the Board of Directors

Jay C. Biskupski
Chief Financial Officer
San Diego, California
October 15, 2014

YOUR VOTE IS IMPORTANT
Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card, or vote via the Internet or by telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank, trust or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.
REFERENCES FOR ADDITIONAL INFORMATION
If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-free: (888) 750-5834
(Banks and Brokers May Call Collect: (212) 750-5833)

PEREGRINE SEMICONDUCTOR CORPORATION
SPECIAL MEETING OF STOCKHOLDERS

i

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following Q&A is intended to address some commonly asked questions regarding the special meeting of stockholders and the merger. These questions and answers may not address all questions that may be important to you as a Peregrine stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.
Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Peregrine Semiconductor Corporation. In addition, throughout this proxy statement, we refer to Peregrine Semiconductor Corporation, as “Peregrine,” to PJ Falcon Acquisition Company, Limited as “merger sub,” to Murata Electronics North America, Inc. as “Murata” and to Murata Manufacturing Co., Ltd. as “Murata Manufacturing.”

Q:	What is the purpose of the merger?

A:
Peregrine, merger sub and Murata have entered into a merger agreement pursuant to which, subject to the terms and conditions of the merger agreement, Murata will acquire Peregrine through the merger of merger sub, a wholly-owned subsidiary of Murata, with and into Peregrine. Peregrine will be the surviving corporation, which we refer to as the “surviving corporation,” in the merger and will continue as a wholly-owned subsidiary of Murata.

Q:	What will happen to my Peregrine stock as a result of the merger?

A:
If the merger is completed, each share of Peregrine common stock that you hold at the effective time of the merger will be converted into the right to receive $12.50 in cash, without interest, less any applicable withholding taxes. This does not apply to shares of Peregrine common stock held by any Peregrine stockholders who have properly perfected their appraisal rights under Delaware law (as more fully described below under the heading “The Merger—Appraisal Rights” beginning on page 50 of this proxy statement).

Q:	What will happen to Peregrine generally as a result of the merger?

A:
If the merger is completed, Peregrine will cease to be an independent public company and will be wholly-owned by Murata. As a result, you will no longer have any ownership interest in Peregrine. Upon completion of the merger, shares of Peregrine common stock will no longer be listed on any stock exchange or quotation system, including The NASDAQ Global Market. In addition, following the completion of the merger, the registration of Peregrine common stock and our reporting obligations under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” will be terminated.

Q:	How does the merger consideration compare to the market price of Peregrine common stock?

A:	The merger consideration of $12.50 per share to be received by Peregrine stockholders represents:

•	a 111% premium to the closing price of Peregrine common stock, 90 trading days prior to the date of the merger agreement;

•	an 88% premium to the closing price of Peregrine common stock, 30 trading days prior to the date of the merger agreement;

•	a 77% premium to the volume-weighted average closing price of Peregrine common stock during the 20 trading days prior to the date of the merger agreement; and

•	a 63% premium to the closing price of Peregrine common stock on August 21, 2014, the day immediately preceding the date of the merger agreement.

The closing sale price of a share of Peregrine common stock on The NASDAQ Global Market on October 14, 2014 was $12.39. You are encouraged to obtain current market quotations for Peregrine common stock in connection with voting your shares.

Q:	What are the material U.S. federal income tax consequences of the merger to me?

A:
The receipt of cash in exchange for shares of Peregrine common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of Peregrine common stock. If you are a U.S. holder, you generally will be subject to U.S. federal income tax on any gain recognized in connection with the merger. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the merger unless you have certain connections to the United States. The tax consequences of the merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the merger will affect you. For a more detailed summary of the U.S. federal income tax consequences of the merger, see “The Merger—Certain Material United States Federal Income Tax Consequences of the Merger” beginning on page 53 of this proxy statement.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:
If the merger is completed, Peregrine stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Peregrine common stock, as determined by the Delaware Court of Chancery, but only if they properly perfect appraisal rights under Delaware law, as described in the section entitled “The Merger—Appraisal Rights” beginning on page 50 of this proxy statement.

A copy of the full text of Section 262 of the Delaware General Corporation Law, or the “DGCL,” is included as Annex E to this proxy statement. Failure to strictly comply with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Q:	When do you expect the merger to be completed?

A:
We currently expect the merger to be completed by the end of 2014. However, the merger is subject to various closing conditions, including Peregrine stockholder and regulatory approvals, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could delay the completion of the merger. We cannot assure you that we will complete the merger on this schedule or at all.

Q:	Why am I receiving this proxy statement?

A:
You are receiving this proxy statement because you were a stockholder of Peregrine as of October 13, 2014, the record date for the special meeting. To complete the merger, Peregrine’s stockholders holding a majority of the shares of Peregrine common stock outstanding as of October 13, 2014 must vote to adopt the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement. You should read the section entitled “The Special Meeting” beginning on page 18 of this proxy statement.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of Peregrine stockholders will be held on November 19, 2014, starting at 10:00 am, local time, at 9369 Carroll Park Drive, San Diego, California.

Q:	What are the proposals that will be voted on at the special meeting?

A:
You will be asked to consider and vote on (1) a proposal to adopt the merger agreement with merger sub and Murata and (2) a proposal to adjourn the special meeting to a later date or time, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the merger agreement, including to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, which refer to as the “adjournment proposal.”

Q:	How does Peregrine’s board of directors recommend that I vote on the proposals?

A:
Peregrine’s board of directors unanimously approved the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Peregrine and our stockholders and unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement. Peregrine’s board of directors also unanimously recommends that you vote “FOR” the adjournment proposal.
You should read the section entitled “The Merger—Recommendation of Peregrine’s Board of Directors and Reasons for the Merger” beginning on page 34 of this proxy statement.

Q:	Do any of Peregrine’s directors or named executive officers have interests in the merger that may differ from those of Peregrine stockholders?

A:
In considering the recommendation of Peregrine’s board of directors with respect to the merger agreement, you should be aware that our directors and named executive officers have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware that these interests existed when it approved the merger agreement. You should read the section entitled “The Merger—Interests of Peregrine’s Directors and Named Executive Officers in the Merger” beginning on page 46 of this proxy statement.

Q:	Who is entitled to attend and vote at the special meeting?

A:
The record date for the special meeting is October 13, 2014. If you own shares of Peregrine common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment of the special meeting. As of the record date, there were 34,066,799 shares of Peregrine common stock issued and outstanding.

Q:	What constitutes a quorum at the special meeting?

A:
A quorum of stockholders is necessary to hold a valid special meeting. Under our bylaws, a quorum is present at the special meeting if the holders of a majority of the voting power of the shares of our common stock outstanding and entitled to vote generally in the election of directors are represented in person or by proxy.

Q:	How many votes are required to adopt the merger agreement?

A:
Under applicable law, we must receive the affirmative approval of the holders of a majority of the shares of Peregrine common stock outstanding and entitled to vote at the special meeting on the merger agreement in order to adopt the merger agreement.

Q:	How many votes are required to adopt the adjournment proposal?

A:
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Peregrine common stock present in person or represented by proxy and entitled to vote on the adjournment proposal at the special meeting. If a quorum fails to attend the special meeting or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, the chairman of the meeting or the holders of a majority of the outstanding shares of Peregrine common stock present in person or represented by proxy on the adjournment proposal at the special meeting may adjourn the special meeting.

Q:	How are votes counted? Why is my vote important?

A:
Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions.
If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.
If you abstain from voting, it will have the same effect as a vote against the proposal to adjourn the special meeting. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the special meeting.
Your vote is important because we cannot complete the merger unless Peregrine’s stockholders holding a majority of the shares of Peregrine common stock outstanding as of October 13, 2014 vote to adopt the merger agreement. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card, or vote via the Internet or by telephone as instructed below, as promptly as possible in order to ensure your representation at the special meeting.

Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares in one of the manners described below. You have one vote for each share of Peregrine common stock you own as of the record date.

Q:	How do I vote if I am a stockholder of record?

A:
You are a stockholder of record if, as of the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company. A stockholder of record may vote:

•by using the telephone voting instructions printed on your proxy card;
•by using the Internet voting instructions printed on your proxy card;

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage paid envelope; or
•in person by appearing and casting your vote at the special meeting.

If you are voting via the Internet or by telephone, your voting instructions must be received by the date and time indicated on the applicable proxy card(s).
Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy via the Internet, by telephone or by mail even if you plan to attend the special meeting in person, to ensure that your shares of Peregrine common stock are present in person or represented at the special meeting.
If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the adjournment proposal.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:
If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.
In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares that you hold in “street name.” Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. If you are the stockholder of record of Peregrine common stock, you have the right to change or revoke your proxy at any time before the vote being taken at the special meeting:

•	by delivering to Peregrine’s Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy, so you must vote in person at the meeting to revoke your proxy);

•	by signing and delivering a new proxy card, relating to the same shares of Peregrine common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:
Peregrine Semiconductor Corporation
9380 Carroll Park Drive
San Diego, CA 92121
Attn: Corporate Secretary

If you are a “street name” holder of Peregrine common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:	Should I send in my stock certificates now?

A:
No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your stock certificates or book-entry shares of Peregrine common stock for the merger consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:	What happens if I sell my shares of Peregrine common stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Peregrine common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.
In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “The Merger—Appraisal Rights” beginning on page 50 of this proxy statement and Annex E to this proxy statement.

Q:	What happens if the proposal to adopt the merger agreement is not approved by our stockholders or if the merger is not completed for any other reason?

A:
If the proposal to adopt the merger agreement is not approved by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain a stand-alone public company, and Peregrine common stock will continue to be listed and traded on The NASDAQ Global Market. Under specified circumstances, we may be required to pay to Murata a termination fee, as described below under “The Merger Agreement—Termination Fee and Expenses” beginning on page 68 of this proxy statement.

Q:	How will the merger affect my stock options and restricted stock units to acquire Peregrine common stock?

A:
For information regarding the effect of the merger on outstanding stock options and restricted stock units, see “The Merger—Treatment of Outstanding Stock Options and Restricted Stock Units” beginning on page 57 of this proxy statement.

Q:	Who is paying for this proxy solicitation?

A:
We are making and paying for this proxy solicitation. We have retained Innisfree M&A Incorporated to assist in the solicitation. We will pay Innisfree M&A Incorporated a fee of up to $12,500 plus a fee per phone call and reasonable out-of-pocket expenses for its assistance. We have also agreed to indemnify Innisfree M&A Incorporated against various liabilities and expenses that relate to or arise out of its solicitation of proxies. We may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Q:	Who can answer further questions?

A:
For additional questions about the merger, assistance in submitting proxies or voting shares of Peregrine common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-free: (888) 750-5834
(Banks and Brokers May Call Collect: (212) 750-5833)

FORWARD-LOOKING INFORMATION
This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are based on our current expectations, assumptions, beliefs, estimates and projections about our company, our industry, our future financial results and the merger. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “should,” “could” and similar expressions. Factors that may affect those forward-looking statements include, among other things:
•the risk that the merger may not be consummated in a timely manner, if at all;
•the risk that the regulatory approvals required to complete the merger will not be obtained in a timely manner, if at all;

•	the risk that all of the closing conditions to the consummation of the merger will not be satisfied and the merger will not be completed;

•	the risk that the merger agreement may be terminated in circumstances that require us to pay Murata a termination fee of $14.0 million and expenses in connection therewith;

•	the effect of the announcement of the merger on our business, customer and supplier relationships, operating results and business generally;

•	the costs, fees, expenses and charges we incur related to the merger;

•	risks arising from the merger’s diversion of management’s attention from our ongoing business operations;

•	the outcome of lawsuits that may be brought by certain purported stockholders to enjoin the consummation of the merger;

•	the effect of the announcement of the merger on employee retention;

•	the risk that our financial results differ from those set forth in the projections described in this proxy statement; and

•
other risks detailed in Peregrine’s filings with the Securities and Exchange Commission (“SEC”), including Peregrine’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which discuss these and other important risk factors concerning our operations.

We caution you that reliance on any forward-looking statement involves risks and uncertainties and that, although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

SUMMARY
This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where You Can Find More Information” beginning on page 75 of this proxy statement. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document governing the merger. Each item in this summary references another section of this proxy statement with more detailed disclosure about that item. Throughout this proxy statement, all references to “Peregrine,” “we,” “our,” “us” and similar words in this proxy statement refer to Peregrine Semiconductor Corporation and its subsidiaries, unless otherwise indicated or the context otherwise requires. In addition, throughout this proxy statement, we refer to Murata Electronics North America, Inc. as “Murata,” to Murata Manufacturing Co., Ltd. as “Murata Manufacturing” and to PJ Falcon Acquisition Company, Limited as “merger sub."
The Companies (page 21)
Peregrine Semiconductor Corporation
9380 Carroll Park Drive
San Diego, California 92121
Telephone: (858) 731-9499
Peregrine Semiconductor Corporation, founder of RF SOI (silicon on insulator), is a leading fabless provider of high-performance, integrated RF solutions. Since 1988 Peregrine and its founding team have been perfecting UltraCMOS® technology - a patented, advanced form of SOI - to deliver the performance edge needed to solve the RF market’s biggest challenges, such as linearity. With products that deliver best-in-class performance and monolithic integration, Peregrine is the trusted choice for market leaders in automotive, broadband, industrial, Internet of Things, military, mobile devices, smartphones, space, test-and-measurement equipment and wireless infrastructure. Peregrine holds more than 180 filed and pending patents and has shipped over 2 billion UltraCMOS units.
Murata Electronics North America, Inc.
2200 Lake Park Drive
Smyrna, Georgia 20080
Telephone: (770) 433-7606
Murata is the regional and a wholly owned subsidiary of Murata Manufacturing, whose global headquarters are in 10-1, Higashikotari 1-chrome, Nagaokakyo-shi, Kyoto 617-8555, Japan. Established in 1944, Murata Manufacturing is a worldwide leader in research, design, manufacture and sale of ceramic based passive electronic components, power supply and wireless module solutions. With annual revenues in excess of ¥847 billion (~8.4B USD), Murata Manufacturing is committed to the environmentally conscious development and stable supply of advanced electronic materials, leading edge electronic components, and multi-functional, high-density modules. Products include: monolithic ceramic capacitors, polymer aluminum electrolytic capacitors, electric double layer energy device (EDLC), noise suppression products/EMI suppression filters, inductors, resistor products, resonators, filters, RF components, communication and wireless module solutions, sensors, thermistors, DC-DC converters, AC-DC power supplies, sound components, piezo actuators, micromechatronics products, ceramic applied products, and RFID solutions. Murata Manufacturing’s products are found in a wide range of applications including consumer, mobile communications, computers and networking equipment, automotive electronics, advanced metering equipment, digital home electronics, lighting and illumination, and healthcare devices. Murata Manufacturing has employees and manufacturing facilities throughout the world.

PJ Falcon Acquisition Company, Limited
2200 Lake Park Drive
Smyrna, Georgia 20080
Telephone: (770) 433-7606
PJ Falcon Acquisition Company, Limited, a Delaware corporation and a wholly-owned subsidiary of Murata, was organized solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Merger sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement. Upon consummation of the merger, merger sub will cease to exist, and Peregrine will continue as the surviving corporation.
See the section entitled “The Companies” beginning on page 21 of this proxy statement for more details regarding the companies.

The Merger (page 22 and Annex A)
Peregrine, merger sub and Murata have entered into a merger agreement pursuant to which, subject to the terms and conditions of the merger agreement, Murata will acquire Peregrine through the merger of merger sub, a wholly-owned subsidiary of Murata, with and into Peregrine. Peregrine will be the surviving corporation, which we refer to as the “surviving corporation,” in the merger and will continue as a wholly-owned subsidiary of Murata.
If the merger is completed, Peregrine will cease to be an independent public company and will be wholly-owned by Murata. As a result, you will no longer have any ownership interest in Peregrine. Upon completion of the merger, shares of Peregrine common stock will no longer be listed on any stock exchange or quotation system, including The NASDAQ Global Market. In addition, following the completion of the merger, the registration of Peregrine common stock and our reporting obligations under the Exchange Act will be terminated. See the section entitled “The Merger” beginning on page 22 of this proxy statement for more details regarding the merger.
Merger Consideration (page 57)
If the merger is completed, you will be entitled to receive $12.50 in cash, without interest and less any applicable withholding taxes, in exchange for each share of Peregrine common stock that you own immediately prior to the effective time of the merger and for which you have not properly exercised appraisal rights.
After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a Peregrine stockholder as a result of the merger. Peregrine stockholders will receive the merger consideration in exchange for their Peregrine common stock in accordance with the instructions contained in the letter of transmittal to be sent to holders of Peregrine common stock as soon as reasonably practicable after the closing of the merger, unless the Peregrine stockholder has properly demanded appraisal of its shares and not withdrawn the demand. See the section entitled “The Merger Agreement – Merger Consideration” beginning on page 57 of this proxy statement for more details regarding the merger consideration.
Treatment of Outstanding Stock Options and Restricted Stock Units (page 57)
Each Peregrine stock option (whether vested or unvested) that is unexpired, unexercised and outstanding at the effective time of the merger will be cancelled and converted into the right to receive as soon as practicable following the effective time of the merger, an amount in cash equal to the product of (i) the aggregate number of shares subject to such stock option and (ii) the excess (if any) of the per share merger consideration of $12.50 over the applicable exercise price per share of such stock option (without interest and less any applicable withholding taxes). Stock options with an exercise price equal to or greater than $12.50 per share will be cancelled without the payment of consideration.
Each Peregrine restricted stock unit (which we refer to as an “RSU”) that is outstanding and unvested at the effective time of the merger will be cancelled and converted into the right to receive an amount in cash equal to the per share merger consideration of $12.50 multiplied by the total number of shares of our common stock underlying such restricted stock unit, without interest and less any applicable withholding taxes. Such converted cash awards will remain subject to the same vesting terms that applied to the restricted stock units prior to the merger under the applicable award agreement or contract. In addition to any other rights to accelerated vesting that the holder of such a right would be entitled pursuant to such award agreement or contract, the merger agreement provides that all unvested converted restricted stock units will accelerate in full if the holder is either (i) terminated without cause or (ii) resigns for good reason within one year following the closing of the merger.
The merger agreement defines “cause” as having the meaning ascribed in an individual’s employment agreement or similar agreement with Peregrine. In the absence of such a definition, “cause” is defined as the individual’s:

•	conviction or entry of a plea of “guilty” or “nolo contendere” for any crime which constitutes a felony;

•	misappropriation of funds or commission of an act of fraud upon Peregrine or its affiliates;

•	material negligence in the scope of his or her services to Peregrine or its affiliates;

•
material breach of a material provision of any written agreement with, or policy of, Peregrine or its affiliates, which breach, if curable, is not cured within 15 days following the individual’s receipt of a written notice; or

•	failure to cooperate in good faith with a governmental or internal investigation of Peregrine, its affiliates, or any of their respective directors, officers or employees.
The merger agreement defines “good reason” as having the meaning ascribed in an individual’s employment agreement or similar agreement with Peregrine, In the absence of such a definition, “good reason” is defined as:

•	a reduction of at least 10% in the individual’s base salary; or

•	a relocation of the individual’s place of employment by more than 35 miles.

Each holder of converted restricted stock units will be paid in cash within 15 days following the date on which such awards become vested. If such converted restricted stock units cease to vest and does not otherwise accelerate pursuant to the terms of the applicable award agreements or the merger agreement, no cash payment will be made with respect to such restricted stock units.
Prior to the completion of the merger, we will take all actions necessary to effectuate the foregoing actions relating to outstanding stock options and restricted stock units and we will terminate all of our equity plans at or prior to completion of the merger.
Our named executive officers are entitled to accelerated vesting of their equity awards pursuant to their individual employment agreements if they experience an involuntary termination of employment within 12 months following the merger and our non-employee directors are entitled to accelerated vesting of their stock options pursuant to the terms of the awards. See the section entitled “The Merger—Interests of Peregrine’s Directors and Named Executive Officers in the Merger—Interests of Non-Employee Directors” beginning on page 46 of this proxy statement and “The Merger—Interests of Peregrine’s Directors and Named Executive Officers in the Merger—Interests of our Named Executive Officers” beginning on page 47 of this proxy statement for details regarding these arrangements.
Market Prices and Dividend Data (page 17)
Our common stock is listed on The NASDAQ Global Market under the symbol “PSMI.” On August 21, 2014, the last full trading day before the public announcement of the merger, the closing price for our common stock was $7.69 per share, and on October 14, 2014, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $12.39 per share.
We did not declare or pay any cash dividends on our common stock during the three most recent fiscal years. See the section entitled “Market Prices and Dividend Data” beginning on page 17 of this proxy statement for more details regarding the market prices and dividend data of our common stock.
Certain Material United States Federal Income Tax Consequences of the Merger (page 53)
The conversion of shares of our common stock into the right to receive $12.50 per share of cash merger consideration, without interest and less any applicable withholding taxes, generally will be a taxable transaction to our stockholders for U.S. federal income tax purposes. See “The Merger—Certain Material United States Federal Income Tax Consequences of the Merger” beginning on page 53 of this proxy statement.
Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular circumstances. We strongly recommend that you consult your own tax advisor to determine how the merger will affect you.
Recommendation of Peregrine’s Board of Directors and Reasons for the Merger (page 34)
At a meeting of our board of directors on August 21, 2014, after consultation with our financial advisors and legal counsel, our board of directors unanimously determined that the merger agreement and the merger are fair to and advisable and in the best interests of Peregrine and its stockholders and unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the adjournment proposal.
In the course of reaching its decision, our board of directors consulted with our senior management, financial advisors and legal counsel, reviewed a significant amount of information and considered a number of factors. For a discussion of the factors considered by our board of directors in reaching its decision to approve the merger agreement and recommend that our stockholders adopt the merger agreement, see “The Merger—Recommendation of Peregrine’s Board of Directors and Reasons for the Merger” beginning on page 34 of this proxy statement.
Opinions of Peregrine’s Financial Advisors (page 36, Annex C and Annex D)
In connection with the merger, Deutsche Bank Securities Inc., which we refer to as Deutsche Bank, and Evercore Group L.L.C, which we refer to as Evercore, our company’s financial advisors, each rendered to our board of directors its oral opinion, subsequently confirmed in writing, that as of August 21, 2014, and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, the merger consideration to be received by the holders of our common stock (other than Murata and its affiliates) was fair, from a financial point of view, to such holders. The full text of the written opinions of each of Deutsche Bank and Evercore, each dated as of August 21, 2014, is attached as Annex C and Annex D, respectively, to this proxy statement and is incorporated by reference in this proxy statement in its entirety. The opinions set forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Deutsche Bank and Evercore in rendering their respective opinions. The summary of the opinion of each of Deutsche Bank and Evercore in this proxy statement is qualified in its entirety by reference to the full text of each respective opinion. Each of Deutsche Bank and Evercore’s opinion is directed to our board of directors and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of our common stock (other than Murata and its affiliates) pursuant to the merger agreement as of the date of the opinion. For more information regarding the opinions of our financial advisors, see “The Merger – Opinions of Peregrine’s Financial Advisors” beginning on page 36 of this proxy statement. Deutsche Bank and Evercore’s opinions do not constitute a recommendation to any holder of our common stock as to how to vote at any stockholders’ meeting held in connection with the merger or whether to take any other action with respect to the merger.

The Special Meeting of Peregrine’s Stockholders (page 18)
Date, Time and Place. A special meeting of our stockholders will be held on November 19, 2014, at 9369 Carroll Park Drive, San Diego, California, at 10:00 am, local time, to consider and vote upon:

•	a proposal to adopt the merger agreement; and

•
a proposal to adjourn the special meeting to a later date, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the merger agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, which we refer to as the “adjournment proposal.”

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on October 13, 2014, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. As of the record date, there were 34,066,799 shares of Peregrine common stock issued and outstanding.
Quorum. A quorum of stockholders is necessary to hold a valid special meeting. Under our bylaws, a quorum is present at the special meeting if the holders of a majority of the voting power of the shares of our common stock outstanding and entitled to vote generally in the election of directors are represented in person or by proxy.
Vote Required. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the close of business on the record date.
The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the adjournment proposal at the special meeting is required to approve the adjournment proposal. In the event that a quorum is not present in person or represented by proxy on the adjournment proposal at the special meeting or there are insufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, we expect that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies if permitted by the merger agreement. For more information regarding the special meeting, see “The Special Meeting” beginning on page 18 of this proxy statement.
Merger Financing and Guaranty (page 46)
The consummation of the merger is not subject to a financing contingency, and Murata and merger sub have represented and warranted in the merger agreement that Murata shall have and shall make available or cause one or more of its affiliates to make available to merger sub sufficient cash and other sources of immediately available funds to purchase and pay for all of the shares of Peregrine common stock that may be converted into the merger consideration in the merger and to pay all fees and expenses in connection therewith. Murata expects to finance this transaction with cash and cash equivalents on hand at Murata and Murata Manufacturing. Pursuant to the terms of a letter agreement, dated August 22, 2014, between Peregrine and Murata Manufacturing, Murata Manufacturing has guaranteed the payment and performance of the obligations of Murata and merger sub under the merger agreement, in each case, as and when due pursuant to the terms of the merger agreement. See “The Merger – Merger Financing and Guaranty” beginning on page 46 of this proxy statement.
Interests of Peregrine’s Directors and Named Executive Officers in the Merger (page 46)
When considering the recommendation of our board of directors, you should be aware that members of our board of directors and our named executive officers have interests in the merger in addition to their interests as Peregrine stockholders generally, as described below. These interests may be different from, or in conflict with, your interests as a Peregrine stockholder, including:

•	pursuant to the terms of existing individual agreements and the terms of the merger agreement, the right to immediate vesting of all unvested stock options;

•
the payment of continued salary, continued healthcare benefits, and other benefits upon an involuntary termination (as defined in the applicable agreements) of employment of our named executive officers, and if such involuntary termination occurs within 12 months following the merger, accelerated vesting of outstanding equity awards as set forth in their employment agreements with Peregrine; and

•	continuation of indemnification rights and coverage under existing or new directors’ and officers’ liability insurance policies.

The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement. For a discussion of the interests of Peregrine’s directors and named executive officers in the merger, see “The Merger—Interests of Peregrine’s Directors and Named Executive Officers in the Merger” beginning on page 46 of this proxy statement.

Certain Litigation (page 56)
Following announcement of the merger, eight purported Peregrine stockholders have filed putative class action lawsuits that name as defendants us, our directors, Murata Electronics North America and Murata related entities. The first lawsuit, captioned Felton v. Peregrine Semiconductor Corporation, et al., Case No. 37-2014-00029171 (San Diego Sup. Ct. filed August 28, 2014), was filed on August 28, 2014 in the Superior Court for the State of California for the County of San Diego. The second lawsuit, captioned Moses v. Peregrine Semiconductor Corp., et al., Case No. 10095 (Del. Ct. Ch. filed Sept. 5, 2014), was filed on September 5, 2014 in the Court of Chancery of the State of Delaware. Six other cases were subsequently filed, two in the Superior Court for the State of California for the County of San Diego captioned Gordon v. Peregrine Semiconductor Corp., et al., Case No. 37-2014-00030329 (San Diego Sup. Ct. filed Sept. 9, 2014) and Reynolds v. Peregrine Semiconductor Corp., et al., Case No. 37-2014-00030570 (San Diego Sup. Ct. filed Sept. 11, 2014), and four in the Court of Chancery of the State of Delaware, captioned Grinberger v. Peregrine Semiconductor Corp., et al., Case No. 10119 (Del. Ct. Ch. filed Sept. 11, 2014), Hernandez v. John H. Allen, et al., Case No. 10130 (Del. Ct. Ch. filed Sept. 12, 2014), Berg v. Peregrine Semiconductor Corp., et al., 10138 (Del. Ct. Ch. filed Sept. 16, 2014) and Yurik v. Peregrine Semiconductor Corp., et al., Case No. 10139 (Del. Ct. Ch. filed Sept. 16, 2014). In Delaware, the cases have been consolidated as In re Peregrine Semiconductor Corp. Shareholders Litig., Consolidated, C.A. No. 10119-CB and an amended complaint has been filed. In California, we expect that the later filed cases will be consolidated with the first-filed case.
On September 11, 2014, we filed identical motions in the Superior Court for the State of California for the County of San Diego and in the Court of Chancery of the State of Delaware proposing that the State of California case be stayed or dismissed in favor of the Court of Chancery case, or if the alternative, that the Delaware case be stayed or dismissed in favor of the State of California case.
Each action asserts claims that our directors purportedly breached their fiduciary duties to our stockholders in connection with the proposed merger. Each action further claims that Murata Electronics North America, Inc. (and its related entities) aided and abetted those alleged breaches of fiduciary duty. Each of the plaintiffs in the respective action seeks equitable relief, including an injunction preventing consummation of the proposed merger, rescission in the event that the merger is consummated, and an award of attorneys’ and other fees and costs. We believe that the claims are without merit and intend to defend them vigorously. See “The Merger – Certain Litigation” beginning on page 56 of this proxy statement.
Conditions to the Closing of the Merger (page 66)
Our, Murata’s and merger sub’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	adoption of the merger agreement by an affirmative vote of the holders of a majority of the outstanding shares of Peregrine common stock;

•
no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, “order”), that is then in effect and has the effect of preventing or prohibiting consummation of the merger; provided, however, that each of the parties thereto shall use their reasonable best efforts to have any such order vacated; and

•
any applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) and the approvals or clearances applicable to the consummation of the merger under the foreign antitrust laws of Japan shall have expired, or been terminated or obtained, as applicable, (ii) the CFIUS approval (as defined under the section entitled “The Merger Agreement—Efforts to Consummate the Merger; Regulatory Matters,” beginning on page 66 of this proxy statement) shall have been obtained, and (iii) the 60-day pre-notification period under ITAR shall have expired or been earlier concluded or shortened by the U.S. State Department, Directorate for Defense Trade Controls (“DTCC”), relating to the merger agreement and transactions contemplated therein.

Murata’s and merger sub’s obligations to effect the merger are further subject to the satisfaction by us or waiver by them of the following conditions:

•
the representations or warranties relating to our capitalization and number of our outstanding stock options and restricted stock units, at or prior to the effective time, shall be true and correct (without giving effect to any qualification as to “materiality” or “material adverse effect”) in all material respects as of the date of such representation and warranty (which shall be deemed satisfied, and such representations and warranties shall be deemed true and correct in all material respects, so long as any inaccuracy or combination of inaccuracies in such representations and warranties does not result, in aggregate, in an increase in the aggregate consideration otherwise payable by Murata in connection with transactions contemplated by the merger agreement by more than $1,000,000);

•
our representations and warranties contained in the merger agreement, other than those discussed in the preceding two bullet points, at or prior to the effective time, shall be true and correct (without giving effect to any qualification as to “materiality” or “material adverse effect”) as though made on or as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except, in each case, where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect;

•
our representations and warranties contained in the merger agreement, other than those discussed in the preceding two bullet points, at or prior to the effective time, shall be true and correct (without giving effect to any qualification as to “materiality” or “material adverse effect”) as though made on or as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except, in each case, where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect;

•
we shall have complied with or performed in all material respects at or prior to the effective time our covenants, obligations or agreements under the merger agreement and such failure shall not have been cured;

•	since the date of the merger agreement, a material adverse effect has not occurred; and

•
Murata shall have received a certificate from an officer of ours, dated as of the closing of the merger, to the effect that each of the conditions set forth in the first four bullet points of this section have been satisfied.

 Our obligations to effect the merger are further subject to the satisfaction by Murata and/or merger sub or waiver by us of the following conditions:

•
the representations and warranties of Murata and merger sub set forth in the merger agreement shall be true and correct (without giving effect to any qualification as to “materiality” or “material adverse effect”) as though made on or as of the effective time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except where the failure to be so true and correct would not reasonably be expected to prevent or materially delay Murata’s or merger sub’s ability to consummate the transactions contemplated by the merger agreement;

•
Murata and merger sub shall have complied with or performed in all material respects at or prior to the effective time the covenants, obligations or agreements of Murata and merger sub under the merger agreement and such failure shall not have been cured; and

•	we will have received a certificate from an officer of Murata, dated as of the closing of the merger, to the effect that each of the conditions in the preceding two bullet points have been satisfied.

For a discussion of the conditions to the closing of the merger, see “The Merger Agreement – Conditions to the Closing of the Merger” beginning on page 66 of this proxy statement.

No Solicitation of Acquisition Proposals (page 63)
We have agreed that at all times from August 22, 2014 until the earlier of the termination of the merger agreement and the effective time of the merger, we and our subsidiaries shall not, nor shall we authorize or knowingly permit any of our respective representatives to, directly or indirectly:

•
solicit, initiate, encourage, explore, induce or facilitate (including through the furnishing of any information) the submission or announcement of any proposal that could lead to any acquisition proposal with a third party (as defined in the merger agreement and described below under the heading “The Merger Agreement—Covenants—Board Recommendation” beginning on page 64 of this proxy statement) or the making thereof to Peregrine or its stockholders;

•
enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish any non-public information to, or otherwise cooperate in any way with, any person (other than Murata, merger sub or its representatives) with respect to any acquisition proposal; or

•
take any action to render any provision of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute (including Section 203 of the Delaware General Corporations Law) or any restrictive provision of any applicable anti-takeover provision in our organizational documents, in each case inapplicable to any person (other than Murata, merger sub or any of their affiliates) or any acquisition proposal (and to the extent permitted thereunder, we shall promptly take all steps necessary to terminate any waiver that may have been theretofore granted to any such person or acquisition proposal under any such provisions).

Despite these general prohibitions, at any time prior to the adoption of the merger agreement by our stockholders and subject to the conditions below, in response to a bona fide written acquisition proposal that our board of directors determines in good faith, after consultation with our outside legal counsel and a financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to result in a superior proposal, we and our representatives may:

•
furnish information regarding ourselves and our subsidiaries to the person making such acquisition proposal (and its representatives) pursuant to a confidentiality agreement; provided, that all such information has previously been provided to Murata or is provided to Murata prior to or promptly following the time it is provided to such person; and

•	participate in discussions or negotiations with the person making such acquisition proposal (and its representatives) regarding such acquisition proposal.
We may only take these actions if:

•	none of us or any of our subsidiaries or any of our respective representatives shall have breached or taken any action inconsistent with any of the non-solicitation provisions in the merger agreement;

•
our board of directors determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) that failure to take such action would reasonably be expected to result in a breach by our board of directors of their fiduciary duties under applicable law; and

•
prior to furnishing any such nonpublic information to, or entering into discussions with, such person, we give Murata written notice of the identity of such person and of our intention to furnish nonpublic information to, or enter into discussions with, such person, and we receive from such person an executed confidentiality agreement in a customary form that is no less favorable to us than the confidentiality agreement between us and Murata, unless we already have an executed confidentiality agreement in place with such person.

See “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals; Board Recommendation” beginning on page 63 of this proxy statement.
Termination of the Merger Agreement (page 67)
The merger agreement may be terminated under the following circumstances:

•	by our and Murata’s mutual written consent, at any time prior to the effective time;

•	by either Murata, merger sub or us if:

•
the merger is not consummated by December 22, 2014, which we refer to as the “outside date,” but this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the substantial or primary cause of, or resulted in, the failure of such acceptance to occur on or before such date, and the outside date shall be automatically extended four (4) months until April 22, 2015 if all of the conditions to the merger set forth in the merger agreement, other than regulatory approval, have been satisfied or waived;

•
any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or other law that (x) makes acceptance for payment of, or payment for, our common stock or consummation of the merger illegal or otherwise prohibited, or (y) enjoins Murata and us from consummating the merger, and, in each case, such order, injunction, judgment, judicial decision, decree or ruling or law shall have become final and non-appealable; provided, however, that the party seeking to terminate the merger agreement shall have used its reasonable best efforts to have such order, injunction, judgment, judicial decision, decree or ruling avoided or lifted;

•
if the meeting of our stockholders shall have been held and completed, and approval and adoption of the merger agreement by our stockholders shall not have been obtained at such meeting of our stockholders or at any adjournment or postponement thereof; provided, however, that the right to terminate the merger agreement by failure to obtain the stockholders’ consent shall not be available to any party whose failure to fulfill any obligation under the merger agreement has been the substantial or primary cause of, or resulted in, the failure to obtain such approval and adoption of the stockholders; or

•	CFIUS shall have notified the parties that it intends to recommend that the President of the United States disapprove, block, or deny approval to the merger.

•	by us if:

•
if there is an inaccuracy in Murata or merger sub’s representations in the merger agreement, or a breach by Murata or merger sub of its covenants in the merger agreement, in either case such that Murata and merger sub’s closing conditions set forth in the merger agreement would not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the outside date and (B) the date that is twenty (20) business days from the date Murata is notified in writing by us of such breach, we may not terminate the Agreement pursuant to the terms of this paragraph (x) prior to such date if Murata and merger sub are taking reasonable efforts to cure such breach or inaccuracy and (y) following such date if such inaccuracy or breach is cured at or prior to such date; or

•
in accordance with an acquisition proposal or superior proposal, but only if we have complied with our obligations under the merger agreement and are otherwise permitted to accept the applicable superior proposal, provided that we, concurrently with such termination, (x) enter into the definitive agreement providing for the implementation of such superior proposal and (y) pays the termination fee to Murata in accordance with the applicable provisions of the merger agreement.

•	by Murata or merger sub if:

•
if there is an inaccuracy in our representations in the merger agreement, or a breach by us of its covenants herein, in either case such that our closing conditions set forth in the merger agreement would not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the outside date and (B) the date that is twenty (20) business days from the date we are notified in writing by Murata of such breach, Murata and merger sub may not terminate the merger agreement pursuant to the terms of this paragraph (x) prior to such date if we are taking reasonable efforts to cure such breach or inaccuracy or (y) following such date if such inaccuracy or breach is cured at or prior to such date;

•
if following the execution and delivery of the merger agreement, there shall have occurred a material adverse effect that is continuing (whether or not events or circumstances occurring prior to the execution and delivery of the merger agreement caused or contributed to the occurrence of such material adverse effect);

•	our board of directors or any committee thereof shall have made a change in board recommendation;

•
we or our board of directors (or any committee thereof) shall (A) approve, adopt or recommend any acquisition proposal from a third party; or (B) approve or recommend, or enter into or allow us or any of our subsidiaries to enter into, a letter of intent, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar contract relating to an acquisition proposal with a third party;

•
our board of directors shall have failed to publicly reconfirm our board of directors’ recommendation for the merger, without any conditions attached thereto, or failed to recommend that our shareholders reject any publicly announced tender offer or exchange offer and not tender their shares of Peregrine into such tender offer or exchange offer within five (5) business days after the commencement of a tender or exchange offer or public announcement or public notice of an acquisition proposal from a third party after written request from Murata to do so;

•
we shall have failed to include our board of directors’ recommendation for the merger in this proxy statement (it being agreed that the delivery of a notice of designated superior proposal and any amendment or update to such notice and the determination to so deliver such notice, update or amendment and public disclosure with respect thereto shall not, by itself, give rise to a right for Murata to terminate the merger agreement); or

•	we or our board of directors shall publicly propose to do any of the actions specified in the preceding four bullet points.

As described above, in the event of an unsolicited third party offer to acquire us through an asset sale, such offer would need to be for an acquisition of all or substantially all of the assets of us and our subsidiaries, taken as a whole, and accordingly, we do not have a right to terminate the merger agreement for a third party offer to acquire less than all or substantially all of our and our subsidiaries’ assets, taken as a whole.

See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 67 of this proxy statement.
Termination Fee and Expenses (page 68)
Each party will pay, except as described below, its own fees and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the merger is consummated.
We will be required to pay a termination fee of $14.0 million to Murata if:

•	the merger agreement is terminated by Murata because:

•	our board of directors or any committee thereof shall have made a change in board recommendation;

•
we or our board of directors (or any committee thereof) shall (A) approve, adopt or recommend any acquisition proposal; or (B) approve or recommend, or enter into or allow us or any of our subsidiaries to enter into, a letter of intent, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar contract relating to an acquisition proposal;

•
our board of directors shall have failed to publicly reconfirm our board of directors’ recommendation for the merger, without any conditions attached thereto, or failed to recommend that our shareholders reject any publicly announced tender offer or exchange offer and not tender their shares of Peregrine into such tender offer or exchange offer within five (5) business days after the commencement of a tender or exchange offer or public announcement or public notice of an acquisition proposal from a third party after written request from Murata to do so;

•
we shall have failed to include our board of directors’ recommendation for the merger in this proxy statement (it being agreed that the delivery of a notice of designated superior proposal and any amendment or update to such notice and the determination to so deliver such notice, update or amendment and public disclosure with respect thereto shall not, by itself, give rise to a right for Murata to terminate the merger agreement); or

•	we or our board of directors shall publicly propose to do any of the actions specified in the preceding four bullet points.

•
the merger agreement is terminated by us because at any time prior to the approval of the merger by our stockholders, our board of directors determines to accept a superior proposal, but only if we have complied with the provisions of the non-solicitation covenant in the merger agreement and provided that such termination will not be effective unless we simultaneously enter into a definitive agreement with respect to such superior proposal; or

•	the merger agreement is terminated either by Murata or us:

•
if the merger will not have occurred on or before the outside date (as may be extended) or if our stockholders do not adopt the merger agreement at the stockholders meeting, so long as, (x) an acquisition proposal by a third party shall have been publicly announced after the date of the merger agreement and prior to such termination of the merger agreement, and (y) within 12 months after such termination (A) we enter into a definitive agreement with respect to an acquisition proposal or (B) an acquisition proposal is consummated (with all references to 20% in the definition of “acquisition proposal” being treated as references to 50.1% solely for purposes of this provision; or

•
if we are then in material breach of our covenants or agreements contained in the merger agreement, so long as in each case, (x) an acquisition proposal by a third party shall have been publicly announced after the date hereof and prior to such termination, and (y) within 12 months after such termination (A) we enter into a definitive agreement with respect to an acquisition proposal or (B) an acquisition proposal is consummated (with all references to 20% in the definition of “acquisition proposal” being treated as references to 50.1% solely for purposes of this provision).

We will be required to reimburse Murata’s expenses, up to $1.5 million, if:

•	the merger agreement is terminated by Murata because:

•
there is an inaccuracy in our representations, or we breach our covenants that, as a result of such inaccuracy or breach, the closing conditions would not be satisfied (subject to cure periods set forth in the merger agreement).

Murata will be required to reimburse our expenses, up to $1.5 million, if:

•	the merger agreement is terminated by us because:

•
there is an inaccuracy in Murata’s or merger sub’s representations, or there is a breach by Murata or merger sub of its covenants that, as a result of such inaccuracy or breach, the closing conditions would not be satisfied (subject to cure periods set forth in the merger agreement).

See “The Merger Agreement—Termination Fee and Expenses” beginning on page 68 of this proxy statement.
Regulatory Matters (page 55)
The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. The parties filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on September 15, 2014, and the parties' request for early termination of the applicable waiting period was granted on September 26, 2014. The merger is also subject to review under the antitrust laws of Japan. We have filed the appropriate notification in such jurisdiction and received clearance by the Japanese regulatory authorities to proceed with the merger after the applicable waiting period, which terminated on October 12, 2014. Furthermore, we are required to provide notice of the merger to the U.S. State Department, Directorate for Defense Trade Controls (DTCC), under the International Traffic in Arms Regulations, which we did on September 15, 2014.
Each party’s obligations to consummate the merger are also contingent on receiving the CFIUS approval, as described below under the heading “The Merger — Regulatory Matters” beginning on page 55 of this proxy statement.
Appraisal Rights (page 50)
Record holders of our common stock as of the record date who do not vote in favor of the merger may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see “The Merger—Appraisal Rights” beginning on page 50 of this proxy statement. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.
A copy of Section 262 of the General Corporation Law of the State of Delaware, or “DGCL,” is included as Annex E to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.
Any Peregrine stockholder who wishes to exercise appraisal rights or who wishes to preserve his, her or its right to do so should review Annex E carefully and should consult his, her or its legal advisor, since failure to timely and fully comply with the procedures set forth therein will result in the loss of such rights.

MARKET PRICES AND DIVIDEND DATA
Our common stock is listed on The NASDAQ Global Market under the symbol “PSMI.” This table shows, for the periods indicated, the range of high and low per share sales prices for our common stock as reported on The NASDAQ Global Market.

	High	Low
Fiscal Year 2014
Third Quarter	$12.54*	$6.53
Second Quarter	$7.17	$5.00
First Quarter	$8.78	$4.75

Fiscal Year 2013
Fourth Quarter	$9.23	$7.41
Third Quarter	$12.02	$8.98
Second Quarter	$11.37	$9.12
First Quarter	$15.97	$8.50

Fiscal Year 2012
Fourth Quarter	$18.96	$13.85
Third Quarter (from August 8, 2012)	$19.47	$13.99
*    Prior to the announcement of the merger, the high per share sales price for the third quarter was $7.69.
The following table sets forth the closing price per share of our common stock, as reported on The NASDAQ Global Market on August 21, 2014, the last full trading day before the public announcement of the merger, and on October 14, 2014, the latest practicable trading day before the printing of this proxy statement:

Common Stock Closing Price
October 14, 2014	$12.39
August 21, 2014	$7.69
You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock. If the merger is consummated, there will be no further market for our common stock and our common stock will be delisted from The NASDAQ Global Market and deregistered under the Exchange Act.
Dividends
We have never declared or paid cash dividends on our common or preferred stock. In the event that the merger is not consummated, we would expect to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to compliance with certain covenants under our loan facility with Silicon Valley Bank, which restrict or limit our ability to pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of our board of directors for use at the special meeting of stockholders or at any adjournment or postponement thereof.
Date, Time and Place
We will hold the special meeting at 9369 Carroll Park Drive, San Diego, California, at 10:00 am, local time, on November 19, 2014.
Purpose of the Special Meeting
At the special meeting, we will ask the holders of our common stock to (i) adopt the Agreement and Plan of Merger, dated as of August 22, 2014, by and among Murata Electronics North America, Inc., a Delaware corporation (“Murata”), PJ Falcon Acquisition Company, Limited, a Delaware corporation and wholly-owned subsidiary of Murata (“merger sub”), and Peregrine, as such agreement may be amended from time to time and (ii) approve the adjournment of the special meeting to a later date, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the merger agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, which we refer to as the “adjournment proposal.”
Record Date; Shares Entitled to Vote; Quorum
Only holders of record of our common stock at the close of business on October 13, 2014, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, there were 34,066,799 shares of our common stock were issued and outstanding. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on each of the proposal to adopt the merger agreement and the adjournment proposal.
A quorum of stockholders is necessary to hold a valid stockholder meeting. Under our bylaws, a quorum is present at a meeting if the holders of a majority of the voting power of the shares of our common stock outstanding and entitled to vote generally in the election of directors are represented in person or by proxy at the meeting. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies if permitted by the merger agreement. For purposes of determining the presence of a quorum, abstentions will be counted as shares present.
Vote Required
The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the merger agreement at the close of business on the record date. Adoption of the merger agreement is a condition to the closing of the merger.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the adjournment proposal at the special meeting. In the event that a quorum is not present in person or represented by proxy on the adjournment proposal at the special meeting or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, we expect that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies if permitted by the merger agreement.
Voting by Peregrine Directors and Named Executive Officers
At the close of business on the record date, our directors and named executive officers and their affiliates owned and were entitled to vote 3,659,712 shares of our common stock, which represented approximately 11% of the shares of our outstanding common stock on that date. We expect that these directors and named executive officers will vote all of their shares of our common stock “FOR” adoption of the merger agreement and “FOR” the adjournment proposal.
Voting of Proxies
If your shares are registered in your name, you may cause your shares to be voted at the special meeting by returning a signed proxy card or voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet or by telephone. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or by telephone.
If your shares are registered in your name and you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to submit a proxy card even if you plan to attend the special meeting in person.
Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment proposal.

If your shares are held in “street name” through a brokerage firm, bank, trust or other nominee, you may provide voting instructions by completing and returning the voting form provided by your nominee or via the Internet or by telephone through your nominee, if such a service is provided. To provide voting instructions via the Internet or telephone, you should follow the instructions on the voting form provided by your nominee. If you plan to attend the special meeting, you will need a proxy from your nominee in order to be given a ballot to vote the shares. If you do not return your nominee’s voting form, provide voting instructions via the Internet or by telephone through your nominee or attend the special meeting and vote in person with a proxy from your nominee, it will have the same effect as if you voted “AGAINST” the adoption of the merger agreement, and will have no effect on the adjournment proposal.
Revocability of Proxies
Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked as follows:
If you have sent a proxy directly to Peregrine, you may revoke it by:

•
delivering a written revocation of the proxy or a later dated, signed proxy card, to our Corporate Secretary at our corporate offices located at Peregrine Semiconductor Corporation, 9380 Carroll Park Drive, San Diego, California 92121, on or before the business day prior to the special meeting;

•	delivering a new, later dated proxy via the Internet or by telephone until the date set forth in the instructions for voting via the Internet or by telephone;

•	delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•	attending the special meeting and voting in person.

If you have instructed a broker or nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.
Your attendance at the special meeting does not alone automatically revoke your proxy. If you have instructed your brokerage firm, bank, trust or other nominee how to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your brokerage firm, bank, trust or other nominee to change your vote.
Board of Directors’ Recommendations
Our board of directors has unanimously approved the merger agreement and determined that the merger agreement and the merger are fair to and advisable and in the best interests of Peregrine and its stockholders. Our board of directors unanimously recommends that Peregrine stockholders (i) vote “FOR” the proposal to adopt the merger agreement and (ii) vote “FOR” the adjournment proposal. See “The Merger—Recommendation of Peregrine’s Board of Directors and Reasons for the Merger” beginning on page 34 of this proxy statement. Peregrine stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the transactions contemplated by the merger agreement, including the merger. In addition, Peregrine stockholders are directed to the merger agreement, which is attached as Annex A to this proxy statement.
Effect of Abstentions and Broker Non-Votes
Abstentions and shares not in attendance at the special meeting and not voted by proxy will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, but shares not in attendance at the special meeting and not voted by proxy will have no effect on the adjournment proposal. Because brokerage firms, banks, trusts or other nominees holding shares of Peregrine common stock in “street name” may not vote your shares of Peregrine common stock on the adoption of the merger agreement or the adjournment proposal unless you provide instructions on how to vote, your failure to provide instructions will result in your shares not being present at the meeting and not being voted on those proposals. It is very important that ALL of our stockholders vote their shares of Peregrine common stock, so please promptly complete, date, sign and return the enclosed proxy card, or vote via the Internet or by telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the special meeting.
Solicitation of Proxies
We are making and paying for this proxy solicitation. We have retained Innisfree M&A Incorporated to assist in the solicitation. We will pay Innisfree M&A Incorporated a fee of up to $12,500 plus a fee per phone call and reasonable out-of-pocket expenses for its assistance. We have also agreed to indemnify Innisfree M&A Incorporated against various liabilities and expenses that relate to or arise out of its solicitation of proxies. We may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

You should not send your stock certificates with your proxy card. A letter of transmittal with instructions for the surrender of your stock certificates, if any, will be mailed to our stockholders as soon as practicable after completion of the merger.
Stockholder List
A list of our stockholders entitled to vote at the special meeting will be available for examination by any Peregrine stockholder at the special meeting. For 10 days prior to the special meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the special meeting during ordinary business hours at our corporate offices located at Peregrine Semiconductor Corporation, 9380 Carroll Park Drive, San Diego, California 92121.

THE COMPANIES
Peregrine Semiconductor Corporation
Peregrine Semiconductor Corporation, founder of RF SOI (silicon on insulator), is a leading fabless provider of high-performance, integrated RF solutions. Since 1988 Peregrine and its founding team have been perfecting UltraCMOS® technology - a patented, advanced form of SOI - to deliver the performance edge needed to solve the RF market’s biggest challenges, such as linearity. With products that deliver best-in-class performance and monolithic integration, Peregrine is the trusted choice for market leaders in automotive, broadband, industrial, Internet of Things, military, mobile devices, smartphones, space, test-and-measurement equipment and wireless infrastructure. Peregrine holds more than 180 filed and pending patents and has shipped over 2 billion UltraCMOS units.
Peregrine’s principal executive offices are located at 9380 Carroll Park Drive San Diego, California 92121. Peregrine’s website is located at http://www.psemi.com/. Peregrine common stock is listed on The NASDAQ Global Market under the symbol “PSMI.” Reference to our website in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. Additional information regarding Peregrine is contained in our filings with the SEC. See “Where You Can Find More Information” beginning on page 75 of this proxy statement.
Murata Electronics North America, Inc.
Murata is the regional and a wholly owned subsidiary of Murata Manufacturing, whose global headquarters are in 10-1, Higashikotari 1-chrome, Nagaokakyo-shi, Kyoto 617-8555, Japan. Established in 1944, Murata Manufacturing is a worldwide leader in research, design, manufacture and sale of ceramic based passive electronic components, power supply and wireless module solutions. With annual revenues in excess of ¥847 billion (~8.4B USD), Murata Manufacturing is committed to the environmentally conscious development and stable supply of advanced electronic materials, leading edge electronic components, and multi-functional, high-density modules. Products include: monolithic ceramic capacitors, polymer aluminum electrolytic capacitors, electric double layer energy device (EDLC), noise suppression products/EMI suppression filters, inductors, resistor products, resonators, filters, RF components, communication and wireless module solutions, sensors, thermistors, DC-DC converters, AC-DC power supplies, sound components, piezo actuators, micromechatronics products, ceramic applied products, and RFID solutions. Murata Manufacturing’s products are found in a wide range of applications including consumer, mobile communications, computers and networking equipment, automotive electronics, advanced metering equipment, digital home electronics, lighting and illumination, and healthcare devices. Murata Manufacturing has employees and manufacturing facilities throughout the world.
Murata’s principal executive offices are located at 2200 Lake Park Drive, Smyrna, Georgia 20080 and its telephone number is (770) 433-7606.
PJ Falcon Acquisition Company, Limited
PJ Falcon Acquisition Company, Limited (“merger sub”) is a Delaware corporation and wholly-owned subsidiary of Murata that was organized solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Merger sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement. Upon consummation of the merger, merger sub will cease to exist, and Peregrine will continue as the surviving corporation.
Merger sub’s principal executive offices are located at 2200 Lake Park Drive, Smyrna, Georgia 20080 and its telephone number is (770) 433-7606.

THE MERGER
The following discussion describes material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that may be important to you. The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, which is attached as Annex A to this proxy statement and incorporated by reference into this proxy statement. We encourage you to read carefully this entire proxy statement, including the merger agreement, for a more complete understanding of the merger. For purposes of the section below entitled “Background to the Merger,” we refer to both Murata Manufacturing and Murata interchangeably as “Murata.”
General Description of the Merger

Peregrine, merger sub and Murata have entered into a merger agreement pursuant to which, subject to the terms and conditions of the merger agreement, Murata will acquire Peregrine through the merger of merger sub, a wholly-owned subsidiary of Murata, with and into Peregrine. Peregrine will be the surviving corporation, which we refer to as the “surviving corporation,” in the merger and will continue as a wholly-owned subsidiary of Murata.

If the merger is completed, each share of Peregrine common stock that you hold at the effective time of the merger will be converted into the right to receive $12.50 in cash, without interest, less any applicable withholding taxes. This does not apply to shares of Peregrine common stock held by any Peregrine stockholders who have properly perfected their appraisal rights under Delaware law. If the merger is completed, Peregrine will cease to be an independent public company and will be wholly-owned by Murata. As a result, you will no longer have any ownership interest in Peregrine. Upon completion of the merger, shares of Peregrine common stock will no longer be listed on any stock exchange or quotation system, including The NASDAQ Global Market. In addition, following the completion of the merger, the registration of Peregrine common stock and our reporting obligations under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” will be terminated.
Background to the Merger
Murata has been our largest customer for the last five years, constituting approximately 61% of our revenue in fiscal 2013 and 64% for the six months ended June 28, 2014. Our long-standing relationship has been strategically important to our ability to compete in the mobile wireless industry, an industry segment that is rapidly changing as a result of vendor consolidations, the increasing importance of a small number of customers, rapid product cycles and new technology developments.
As discussed in more detail below, we were initially approached in mid-2013 by two other semiconductor companies with an interest in exploring a joint acquisition of us. One of these companies had an interest in our high performance analog business and the other had an interest in our mobile wireless business. In 2013, we contacted and held discussions with six companies, including the two referenced who initially approached us, to explore their interest in an acquisition transaction with us. These initial acquisition discussions in 2013 did not result in an acceptable acquisition proposal, and our board of directors determined in late 2013 to terminate all transaction discussions.
In March 2014, following our introduction of a new integrated radio frequency (RF) front end product, which we refer to as our “Global 1 product,” one of the parties that we had discussions with in 2013 approached us again regarding a potential acquisition. When those renewed discussions led to a non-binding offer to acquire us on March 31, 2014, we informed Murata that we were considering a possible sale of our company and Murata became engaged in the process. During the 2014 process, we contacted and held substantive discussions with seven parties regarding their possible acquisition interest, including some of those involved in the 2013 process.
Overall, from mid-2013 to the time of the signing of the merger agreement, our board of directors and committees of our board of directors created specifically for the purpose of overseeing the acquisition process and evaluating acquisition proposals held over 45 meetings. We contacted a total of 11 companies, received more than a dozen acquisition offers by six different potential acquirers for all or a substantial portion of our business. Below is detailed background information regarding the initial discussions in 2013 as well as details of the meetings and discussions that led to the signing of the merger agreement and to our board of directors’ recommendation that our stockholders vote to adopt the merger agreement with Murata.
Initial Acquisition Discussions Between June and November 2013
On June 28, 2013, Dr. James Cable, our Chief Executive Officer, was contacted by the chairman of Company A, a large supplier of high performance analog semiconductors, regarding the possibility of Company A and Company B, a global semiconductor provider, acquiring us in a three-party transaction. Company A was interested in acquiring our high performance analog business and Company B was interested in acquiring our mobile wireless business.
Following this call, Dr. Cable informed our outside corporate counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, which we refer to as “Gunderson Dettmer,” of his conversation with Company A. Gunderson Dettmer advised Dr. Cable to schedule a meeting of our board of directors to discuss the process and consider a potential sale.
On June 29, 2013, Dr. Cable spoke with a senior executive of Company B who confirmed that Company B was interested in acquiring our mobile wireless business.

On July 1, 2013, at a meeting of our board of directors, Dr. Cable reported on his conversations with Company A and Company B. Our board of directors discussed engaging bankers to assist us in exploring the potential three-party transaction and considering other strategic alternatives. The board of directors instructed management to discuss our interest in obtaining financial and strategic advice with various investment bankers and asked Dr. Cable to continue to follow up with Company A and Company B.
Following this meeting, Dr. Cable and Jay Biskupski, our Chief Financial Officer, spoke with several investment bankers.
Also on July 1, 2013, Dr. Cable spoke with the chairman of Company A.
On July 5, 2013, Dr. Cable had preliminary valuation discussions with the chief executive officer of Company A.
On July 8, 2013, a representative of Evercore Group L.L.C spoke with a senior executive of Company B regarding its interest in a transaction including potentially leading or participating in a three-party acquisition with Company A.
On July 18, 2013, at a meeting of our board of directors, a representative of Gunderson Dettmer provided a detailed review of the fiduciary duties and responsibilities of our board of directors in connection with a possible acquisition process. Then, Mr. Biskupski provided an update on discussions with various investment bankers. Dr. Cable discussed market shifts and the changing competitive landscape. Representatives of Deutsche Bank Securities Inc., Evercore, and two other reputable investment banks each presented to our board of directors. After the investment bankers left the meeting, our board of directors discussed possible conflicts between the investment banks and potential buyers, and decided not to move forward with one investment bank because of potential conflicts of interest.
On July 22, 2013, Dr. Cable spoke with a senior executive of Company B.
Also on July 22, 2013, at a meeting of our board of directors, our board of directors discussed the presentations from the various investment bankers, and discussed each of their reputations, knowledge of the industry sector and knowledge of our business to effectively evaluate strategic alternatives for us, and relationships with potential key buyers. Our board of directors authorized management to engage both Evercore and Deutsche Bank, which we sometimes refer to together as the “financial advisors,” based on its judgment that they had complementary strengths and resources and would offer different perspectives to our board of directors in its consideration of strategic alternatives. Our board of directors also discussed strategic alternatives to selling the entire company, including continuing to operate as a standalone business or selling just a part of the business.
On August 7, 2013, a representative of Evercore spoke with Company B regarding its interest in acquiring our company.
On August 9, 2013, a representative of Deutsche Bank spoke with a representative of Company A’s financial advisor regarding its interest in acquiring our high performance analog business.
Also on August 9, 2013, at a meeting of our board of directors, Dr. Cable provided an update of the banker discussions and the engagement process.
On August 14, 2013, Dr. Cable spoke with the chairman of Company A regarding our process for establishing valuations of the mobile wireless and high performance analog businesses.
On August 21, 2013, Dr. Cable spoke with the chief executive officer of Company A regarding our ability to separate our high performance analog business from our mobile wireless business.
On September 10, 2013, Dr. Cable spoke with a senior executive of Company B regarding its interest in acquiring our mobile wireless business, and on September 13, 2013, Dr. Cable met with a senior executive of Company B for further discussions. The representative of Company B indicated that Company B had extensively analyzed our business and desired to acquire us.
On September 13, 2013, at a meeting of our board of directors, representatives of Deutsche Bank and Evercore presented a review of industry dynamics and a summary of discussions to date with potential acquirers. Representatives of our financial advisors reviewed details of a management financial model and presented analysis of us as a standalone company, including strengths and weaknesses. Representatives of our financial advisors also provided a market view of us and stock price comparisons with similarly situated companies. Our board of directors discussed valuations as a standalone company, and reviewed alternative structures and valuations under scenarios where we sold all or a part of our business.
On September 16, 2013, Dr. Cable spoke with a senior executive of Company B.
On September 17, 2013, a representative of Company C, a global semiconductor company, contacted Dr. Cable to inform him that Company C may be interested in acquiring our high performance analog business if we were to consider selling that business.
On September 18, 2013, at a meeting of our board of directors, a representative of Gunderson Dettmer reviewed the fiduciary duties of the board of directors with respect to a possible sale of our company. Dr. Cable then provided an update on the strategic discussions. Representatives of our financial advisors reviewed a list of potential strategic partners identified by management and representatives of our financial advisors and assessed each potential partner on the basis of its likely strategic fit, interest, ability to effect a strategic transaction on a timely basis, acquisition history and competitive sensitivity. Our board of directors discussed that, in its judgment after consultation with representatives of our financial advisors, neither Company A nor Company C had the financial capacity to purchase our entire company nor had either expressed a desire to do so, and determined that the focus should be on companies that had such financial capacity and strategic interest. Based on this discussion, our board of directors agreed to prioritize a group of four potential strategic acquirers for the initial phase of the process, which included, Company B, Company D, a global semiconductor company, Company E, another global semiconductor company, and Company F, a mobile handset manufacturer. The board of directors decided not to contact certain of our customers, including Murata, at that time because of concern that such discussions could adversely affect our ongoing business relationships with such companies. If a credible offer for our company were received, it was agreed that certain customers, including Murata, would be contacted at that time. Our board of directors also created a committee, which we refer to as the “strategic discussions committee,” to facilitate oversight of the strategic discussions process, with Dr. Cable, Paul D’Addario, Robert Pavey and Carl Schlachte as members of the committee. The other members of our board of directors were invited to participate in committee meetings and some non-committee members almost always participated in such meetings.
Following the September 18, 2013 meeting, at the direction of the board of directors, representatives of our financial advisors contacted Company B, Company D, Company E and Company F.
On September 20, 2013, Company C delivered a written, non-binding indication of interest to acquire our high performance analog business, with the price range indicated as multiples of our forward earnings, based upon their assumptions of our revenue growth and gross margin for our high performance analog business. Based upon the metrics provided for the price range, the offer amounted to roughly a $119 million to $182 million offer.
On September 23, 2013, Dr. Cable spoke with a senior executive of Company C regarding its interest in acquiring our high performance analog business, and informed such senior executive that our high performance analog business was not for sale.
On September 24, 2013, at a meeting of the strategic discussions committee, Dr. Cable provided an update on our strategic discussions.
On September 26, 2013, Dr. Cable spoke with a representative of Company B regarding a potential transaction and the following week, on October 4, 2013, we executed a transactional non-disclosure agreement with Company B. The non-disclosure agreement included a standstill provision, which terminated upon our announcement of the merger transaction with Murata. Thereafter, on October 8, 2013, members of our management team, as well as representatives of Deutsche Bank, Evercore and Gunderson Dettmer, met with representatives of Company B at the offices of Gunderson Dettmer for management presentations by us regarding our business.
On October 9, 2013, a representative of Company F informed representatives of our financial advisors that they were not interested in acquiring us.
On October 10, 2013, we executed a transactional non-disclosure agreement with Company E, which did not include a standstill provision. Thereafter on October 16, 2013, members of our management team, as well as representatives of Deutsche Bank and Evercore, met with representatives of Company E at the offices of Company E for management presentations by us regarding our business.
On October 18, 2013, representatives of our financial advisors sent respective process letters to Company B and Company E, asking for submission of a preliminary indication of interest by November 7, 2013.
On October 21, 2013, at a meeting of the strategic discussions committee, Dr. Cable provided an update on acquisition discussions.
On October 22, 2013, we entered into an engagement agreement with Deutsche Bank.
Also on October 22, 2013, representatives of Company B informed Dr. Cable that Company B did not want to acquire our entire company and was only interested in acquiring our mobile wireless business.
On October 23, 2013, Dr. Cable spoke with a senior executive of Company D who indicated that the timing was not right for an acquisition.
On October 24, 2013, representatives of Deutsche Bank spoke with an executive of Company E regarding the progress of Company E’s evaluation process.
On October 28, 2013, we entered into an engagement agreement with Evercore.
On October 29, 2013, at a meeting of the strategic discussions committee, representatives of our financial advisors provided a process update and market review. They then presented a detailed review of the discussions with each party that had been contacted, following which the committee and representatives of our financial advisors discussed strategies regarding the transaction process. Later that day, at a meeting of our board of directors, Dr. Cable reviewed the progress of discussions with the different parties, including a review of the discussions at the meeting of the strategic discussions committee earlier that day.

In early November 2013, Company A announced the acquisition of another company. Following this announcement, our board of directors re-assessed Company A as a potential party and concluded, in consultation with representatives of our financial advisors, that the announced acquisition would require a significant use of financial resources, making it unlikely Company A would have the financial capacity to participate in any transaction involving us.
On November 7, 2013, Dr. Cable spoke with a senior executive of Company B who made a verbal offer of $150 million to acquire our mobile wireless business only, and provided no indication relating to a three-party transaction in which another party would acquire the remainder of our business.
Also on November 7, 2013, representatives of Evercore and Deutsche Bank spoke with Company B regarding its offer to acquire our mobile wireless business.
On November 8, 2013 and again on November 21, 2013, representatives of Deutsche Bank spoke with an executive of Company E regarding the status of its evaluation process.
On November 11, 2013, Dr. Cable spoke with a senior executive of Company B regarding its offer.
Also on November 11, 2013, at a meeting of the strategic discussions committee, Dr. Cable provided an update on acquisition discussions, including the $150 million verbal offer from Company B for the mobile wireless business. The committee, including additional members of our board of directors who had joined the meeting, discussed that the offer was inadequate and also reviewed the challenges of selling our mobile wireless business separately, including the significant negative tax impact, the challenges of successfully running the high performance analog business as a standalone business, and the challenges of selling the remainder of the company to another party.
Also on November 11, 2013, a representative of Evercore spoke with an executive of Company B, indicating that the $150 million offer for the mobile wireless business was inadequate and undervalued the business.
On November 25, 2013, representatives of our financial advisors spoke with executives of Company B regarding its verbal offer to acquire our mobile wireless business, and whether Company B would be willing to increase its offer. The executives indicated that Company B was de-emphasizing growth through mergers and acquisitions, and as a result, the offer would likely not be increased.
On November 27, 2013, at a meeting of our board of directors, Dr. Cable provided an update on discussions with potential bidders, the verbal offer from Company B for the mobile wireless business and the indications from Company B that an increase was unlikely. Following this discussion, our board of directors decided not to engage Company B on the offer given the low valuation as well as the complications, negative tax impact and business risks of dividing our company into two businesses in order to proceed with such a sale.
On December 6, 2013, an executive of Company E informed a representative of Deutsche Bank that it would not submit a proposal for a transaction because of other priorities.
On December 10, 2013, at a meeting of our board of directors, Dr. Cable informed the board of directors that no written bids had been received and our board of directors then decided to terminate all discussions related to the sale of our company and directed our management to inform our financial advisors to stop the process.
Discussions and Process Between March and August 2014
On March 6, 2014, a senior executive of Company B spoke with a representative of Evercore regarding a renewed interest in exploring an acquisition of us as a result of recent changes in our business prospects following the announcement of our Global 1 product on February 4, 2014.
On March 7, 2014, a representative of Evercore informed Dr. Cable that Company B was days away from obtaining internal approval to restart discussions with us regarding a potential acquisition, except this time Company B indicated that it would be offering to acquire our entire company rather than just our mobile wireless business.
On March 13, 2014, representatives from our financial advisors spoke with a representative from Company D, who indicated it was evaluating interest in a possible transaction. We did not execute a separate transactional non-disclosure agreement with Company D, but relied upon a pre-existing and effective non-disclosure agreement with Company D, which did not contain a standstill provision.
On March 20, 2014, Dr. Cable spoke with a senior executive at Company B, who expressed an interest in re-engaging with us regarding an acquisition. Dr. Cable informed the senior executive that we had terminated the process last year, but if Company B submitted a written offer, he would discuss it with our board of directors.
On March 24, 2014, at a meeting of our board of directors, Dr. Cable provided an update on potential renewed acquisition interest following the introduction of our Global 1 product, the rapidly changing market within which we operate, and strategic alternatives to an acquisition, including potential licensing opportunities or equity investments in our company by strategic partners. The board of directors authorized Dr. Cable to continue preliminary discussions with potential interested parties.

On March 27, 2014, Dr. Cable and Jonathan Goldberg, our Senior Director of Corporate Development, met with senior executives of Company B, where these executives informed Dr. Cable that Company B had received internal approval to acquire our company. They did not provide a price but they indicated they would send a proposal within the next few days. Dr. Cable informed them he was not sure our board of directors would be interested given Company B’s previous offer and that the process had been stopped for several months.
On March 31, 2014, a senior executive of Company B contacted Dr. Cable to inform him that they would be submitting a non-binding offer to acquire us. Following that conversation, Company B delivered a written, non-binding letter of intent to acquire us for $11.00 per share in cash and requested that we agree to exclusive negotiations.
On April 1, 2014, at a meeting of our board of directors, our board of directors discussed Company B’s current offer to buy the whole company as compared to its previous offer in 2013 to acquire only our mobile wireless business, and strategies for discussions with other potential acquirers. Our board of directors also approved re-engaging with our financial advisors and negotiating revised engagement letters with Deutsche Bank and Evercore in connection with the new strategic discussions with potential acquirers. Our board of directors instructed our financial advisors to update the valuation analyses based upon the recent developments in the market, including vendor consolidations and new technology developments, as well as changes in our company’s business and the revised forecast.
On April 2, 2014, representatives of our financial advisors spoke with executives from Company D to discuss potential interest in our company.
On April 4, 2014, Dr. Cable met with an executive of Company D to discuss potential interest in our company.
On April 7, 2014, Company D submitted a letter expressing an interest in acquiring us and indicating that it would provide a price following a preliminary due diligence review of our new Global 1 product and technology.
On April 8, 2014, at a meeting of our board of directors, representatives of our financial advisors provided an update on acquisition discussions, including the two written indications of interest we had received from Company B and Company D. Representatives of our financial advisors reviewed changes in the market environment and presented revised valuation analyses of our company to reflect these changes in the market and the changes in our business, including the revised forecast. Representatives of our financial advisors also reviewed strategies for increasing competition between potential acquirers and other strategic alternatives. After discussion of Company B’s March 31, 2014 $11.00 per share offer, our board of directors decided to reject the offer and authorized our financial advisors to solicit an improved offer from Company B. Our board of directors also discussed which companies would potentially be interested in acquiring us and, in consultation with representatives of our financial advisors, determined that Company B, Company D and Murata were the most likely candidates and that Company E and Company G, a high performance analog semiconductor company, were the next most likely. Our board of directors then authorized our financial advisors to solicit an improved offer from Company B, to continue discussions with Company D and asked Dr. Cable to immediately inform Murata of the current acquisition discussions. The board of directors also instructed our financial advisors to contact Company E and Company G to determine their interest in a strategic transaction with us.
Also at the April 8, 2014 meeting, Mr. Biskupski provided our 2014 and 2015 outlook, and Dr. Cable reviewed recent market developments. Gunderson Dettmer once again reviewed our board of directors’ fiduciary duties. Our board of directors reinstituted a strategic discussions committee, now with Anthony Thornley, Paul D’Addario and Elton Sherwin as its members. The other members of our board of directors were invited to participate in committee meetings and some non-committee members almost always participated in such meetings.
Following our board meeting on April 8, 2014, Dr. Cable informed Mr. Norio Nakajima, an executive vice president at Murata, that we had been engaged in acquisition discussions and had received an offer. Mr. Nakajima indicated Murata would be interested in being part of the discussions to acquire us.
Following the April 8, 2014 meeting, at the direction of our board of directors, representatives of our financial advisors contacted Company E and Company G to determine their interest in a strategic transaction with us.
On April 9, 2014, a representative of Evercore informed Company B that the offer to acquire us for $11.00 was inadequate and that we would provide further due diligence information so Company B could revise its offer.
Also on April 9, 2014, Mr. Nakajima informed Dr. Cable that Murata had engaged Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., working with its affiliate Morgan Stanley & Co. LLC in the U.S. (collectively, “Morgan Stanley”) as its financial advisor to assist in its discussions of acquiring us and on April 10 and 11, 2014, a representative of Morgan Stanley contacted Dr. Cable regarding the acquisition process.
On April 10, 2014, Dr. Cable spoke with an executive of Company D regarding its diligence requests.
On April 14, 2014, representatives of our financial advisors spoke with Morgan Stanley regarding Murata’s interest in acquiring us.
Also on April 14, 2014, Dr. Cable spoke with a senior executive of Company B to discuss our decision to reject Company B’s $11.00 per share offer.

On April 15, 2014, Dr. Cable also spoke with Mr. Nakajima of Murata, who indicated that Murata was willing to move quickly in the process.
On April 14 and April 15, 2014, we conducted technical due diligence sessions with representatives of Company D.
On April 16, 2014, at a meeting of the strategic discussions committee, Dr. Cable informed the committee Murata had engaged Morgan Stanley, due diligence was scheduled and we should be expecting an offer from Murata. Dr. Cable also provided an update on the process and our board of directors discussed contacts and status of discussions with other potential acquirers. Our board of directors authorized management and our financial advisors to contact Company H, a semiconductor company specializing in wireless and digital applications, as our board of directors, in consultation with representatives of our financial advisors, determined that Company H might have some interest in a strategic transaction with us.
Later on April 16, 2014, Dr. Cable spoke with a senior executive of Company D, who indicated that Company D had decided not to move forward with a potential transaction with us.
On April 17, 2014, a representative from Deutsche Bank spoke with a senior executive at Company E and Company G regarding their interest in our company.
On April 18, 2014, at a meeting of the strategic discussions committee, Dr. Cable provided an update on the process, including a discussion of Company D’s decision not to move forward. Dr. Cable informed the committee that Company E and Company G were evaluating their possible interest and representatives of our financial advisors were trying to schedule a meeting with Company H. He noted that Company B had requested additional information about us and the bidding process, and that Company B would be sending a revised offer.
On April 21, 2014, representatives of our financial advisors had a conference call with representatives of Company B to provide additional diligence information in order to support submission of a revised offer from Company B.
Also on April 21, 2014, representatives from our financial advisors spoke with Company E regarding its interest in our company.
On April 22, 2014, a representative of Deutsche Bank sent a process letter to Murata asking for Murata’s submission of a bid by May 12, 2014.
On April 23, 2014, we executed a transactional non-disclosure agreement with Murata, which included a standstill provision.
Also on April 23, 2014, a representative from Deutsche Bank met with an executive officer of Company H to discuss its interest in our company.
On April 24, 2014, representatives of our company and Company B met at the offices of Gunderson Dettmer for detailed management presentations by us regarding our business.
Also on April 24, 2014, Dr. Cable spoke with Morgan Stanley, Murata’s financial advisor, who expressed a concern with the May 12th bid deadline.
Also on April 24, 2014, we executed a transactional non-disclosure agreement with Company G and, on April 25, 2014, members of our management team, as well as representatives of Deutsche Bank, Evercore and Gunderson Dettmer, met with representatives of Company G at the offices of Gunderson Dettmer for management presentations by us regarding our business. The non-disclosure agreement with Company G included a standstill provision, which terminated upon our announcement of the merger transaction with Murata.
On April 25, 2014, at a meeting of the strategic discussions committee, representatives of our financial advisors provided an update on the progress of discussions with each party.
On April 27, 2014, representatives of our financial advisors sent a process letter to Company B asking for bids by May 12, 2014.
Also on April 27, 2014, Dr. Cable met in person with Mr. Nakajima regarding a number of topics, including the potential acquisition.
On April 28 and April 29, 2014, representatives of our company, our financial advisors and our legal counsel, and Murata, and its financial advisors, legal counsel and other advisors, met in San Diego for management presentations by us regarding our business.
On April 29, 2014, we provided Company B and Murata with a draft merger agreement.
Later on April 29, 2014, at a meeting of the strategic discussions committee, representatives of our financial advisors provided an update on the progress of discussions with each party. The committee then discussed the additional potential buyers with whom meetings were scheduled.

On April 30, 2014, Mr. Nakajima informed Dr. Cable that Murata’s board of directors had a meeting scheduled that week to approve moving forward with a potential acquisition and establish an offer price in order to meet the May 12th bid deadline.
On May 1, 2014, members of our management team, as well as representatives of Deutsche Bank, Evercore and Gunderson Dettmer, had a conference call with representatives of Company E for management presentations by us regarding our business.
Also on May 1, 2014, Company G informed representatives of our financial advisors that it would not move forward in the process.
On May 2, 2014, at a meeting of the strategic discussions committee, representatives of our financial advisors informed the committee that Company G had informed them that Company G would not move forward in the process. They then reviewed recent discussions with Company E’s due diligence team, who indicated that they would follow up with their senior management and respond as to whether Company E would continue with the process. Representatives of our financial advisors also provided a status update of the process with Murata. They also discussed that they had contacted representatives of Company D again to continue to engage them in the process.
On May 3, 2014, Dr. Cable spoke with Morgan Stanley, Murata’s financial advisor, to discuss valuation considerations and the competitive nature of the bidding process.
On May 5, 2014, Dr. Cable had a discussion with a senior executive at Company B, who indicated he wanted Company B to acquire us, but would not go to his chief executive officer to raise the offer price.
Also on May 5, 2014, Dr. Cable spoke by telephone with Mr. Nakajima regarding open due diligence questions.
Also on May 5, 2014, we executed a transactional non-disclosure agreement with Company H. The non-disclosure agreement included a standstill provision, which terminated upon our announcement of the merger transaction with Murata.
On May 6, 2014, members of our management team, as well as representatives of our financial advisors, met at Gunderson Dettmer’s offices with representatives of Company H for management presentations by us regarding our business. Additional representatives of Company H participated by telephone conference.
Also on May 6, 2014, Morgan Stanley contacted representatives of our financial advisors to confirm that its client was working through the bid process internally.
On May 7, 2014, at a meeting of our board of directors, representatives of our financial advisors provided an update on the process status. Dr. Cable also discussed the competitive landscape and market dynamics.
On May 8, 2014, a representative of Deutsche Bank spoke with a representative of Company I, a global semiconductor company, about the mobile wireless industry, who indicated an interest in evaluating a possible transaction with our company.
On May 9, 2014, representatives of our financial advisors spoke with a representative of Company H and sent a process letter.
Also on May 9, 2014, at a meeting of the strategic discussions committee, our financial advisors reviewed with the committee the process status.
On May 12, 2014, Murata delivered a written, non-binding letter of intent to acquire us for $12.00 per share in cash, requested a two week exclusive negotiation period and provided a markup of our draft merger agreement.
Also on May 12, 2014, Company B delivered a written, non-binding letter of intent, reaffirming its previous $11.00 per share cash bid. They also provided a markup of our draft merger agreement, as well as a draft exclusivity agreement providing for 30-day exclusive negotiations.
On May 13, 2014, at a meeting of the strategic discussions committee, representatives of our financial advisors reviewed and compared Murata’s and Company B’s current bids against each other and against our financial advisors’ valuation analyses. They then reviewed the status with the potential other bidders. Gunderson Dettmer then reviewed the differences in the markups of the draft merger agreement submitted by Murata and Company B, and also provided a detailed review of fiduciary responsibilities of our committee and board of directors. The committee then discussed strategies for moving forward with the current bidders, including requesting new bids from Company B and Murata.
Also on May 13, 2014, representatives of our financial advisors spoke with executives of Company B to give them feedback on its initial proposal. Company B indicated it would reconsider its price and was willing to improve it to the extent required to make it the winning proposal. Separately, representatives of our financial advisors spoke with representatives of Company B’s financial advisor, who communicated that Company B was prepared to move quickly and significantly increase its proposed price.
Also on May 13, 2014, we executed a transactional non-disclosure agreement with Company I, which did not include a standstill provision.

On May 14, 2014, representatives of our financial advisors separately contacted Murata’s financial advisors and a senior executive of Company B indicating our request that it provide re-bids and outlining the rebidding process.
Also on May 14, 2014, Dr. Cable and a representative of Deutsche Bank met with a senior executive of Company I to provide a business overview. Company I subsequently declined to submit a proposal for an acquisition.
Later on May 14, 2014, representatives of our financial advisors provided process instructions separately to Murata and Company B for re-submission of a price proposal by May 19, 2014. On the same day, a representative of Deutsche Bank also sent Murata a process letter communicating instructions for re-submission of a price proposal by May 19, 2014.
On May 14 and May 15, 2014, we conducted additional technical due diligence sessions with representatives of Company D.
On May 15, 2014, Dr. Cable spoke with Mr. Nakajima regarding Murata’s offer and the re-bid process.
Also on May 15, 2014, a representative of Gunderson Dettmer informed legal counsel to Company B that the merger agreement markup and offer price submitted by Company B demonstrated that Company B did not understand this was a competitive process and he requested that they re-submit a revised markup of the agreement along with a new price. On the same day, representatives of our financial advisors reiterated this message to representatives of Company B. The following day, on May 16, 2014, Company B re-submitted a revised markup of the merger agreement.
On May 16, 2014, Dr. Cable spoke with the chief executive officer of Company D and set up a meeting for May 20, 2014 to discuss Company D acquiring us.
Also on May 16, 2014, at a meeting of the strategic discussions committee, representatives of our financial advisors discussed the re-bid process and the discussions with bidders. Gunderson Dettmer then reviewed and answered questions regarding the contract markups received from Murata and Company B.
Also on May 16, 2014, representatives from our financial advisors spoke with senior executives at Company E who communicated that it would not be moving forward in the process.
On May 17, 2014, Dr. Cable spoke with a representative of Morgan Stanley in advance of Murata’s re-bid and discussed value of our high performance analog business.
Also on May 17, 2014, Dr. Cable also spoke with Company B, who communicated that it would substantially improve its bid.
On May 19, 2014, Murata delivered a written, non-binding letter of intent to acquire us for $12.50 per share in cash, characterized as its best and final offer, and increased the request of exclusivity to three weeks.
Also on May 19, 2014, Company B delivered a written, non-binding letter of intent to representatives of our financial advisors with an offer to acquire us for $13.50 per share in cash.
Also on May 19, 2014, at a meeting of the strategic discussions committee, representatives of our financial advisors reviewed Murata and Company B’s latest bids. The committee then discussed the best negotiating strategy moving forward. A representative of Gunderson Dettmer then discussed the proposed changes to the draft merger agreements delivered by each of Murata and Company B.
Also on May 19, 2014, Dr. Cable spoke with Mr. Nakajima about Murata’s bid.
On May 20, 2014, Dr. Cable met with the chief executive officer of Company D to discuss a potential acquisition and the accelerated time frame that would be required for a response from Company D. The chief executive officer stated he would get back to us later in the week but did not.
Also on May 20, 2014, representatives from our financial advisors spoke with senior executives at Company I who communicated that it did not require any further follow-ups regarding its interest in our company.
Also on May 20, 2014, at a meeting of the strategic discussions committee, Dr. Cable reviewed his recent meeting with the chief executive officer of Company D. He then discussed his recent phone conversation with Murata’s bankers regarding Murata’s bid. Representatives of our financial advisors then reviewed our strategy.
Also on May 20, 2014, representatives of our financial advisors provided process instructions separately to Murata and Company B requesting a best and final bid by May 22, 2014.  Subsequently, a representative of Deutsche Bank sent to Murata a new bid submission process letter to that effect along with a revised form of merger agreement, and sent to Company B a revised form of merger agreement.
Later on May 20, 2014, in response to our revised process letter, Morgan Stanley informed representatives of our financial advisors that Murata was withdrawing from the transaction process because its best and final proposal on May 19, 2014 was not accepted.

On May 22, 2014, in accordance with the revised bid process, Company B delivered a written, non-binding letter of intent to acquire us for $14.00 per share in cash and a revised markup of the merger agreement, and requested exclusive negotiations for 10 business days to complete its final due diligence and finalize the merger agreement.
Later on May 22, 2014, at a meeting of the strategic discussions committee and our board of directors, representatives of our financial advisors compared the most recent offer from Company B to its prior offer, and then presented their valuation analysis. After discussing Company B’s offer, our board of directors authorized our management to enter into exclusivity with Company B based on the $14.00 per share offer, which we later did. They also formally approved engagement letters with our financial advisors, re-negotiated from the engagement letters that had originally been entered into in connection with the 2013 process.
On May 23, 2014, Company H submitted a preliminary proposal to a representative of Deutsche Bank, contemplating an acquisition of us for a total purchase price of $220 million to $280 million, implying a share price of $6.14 to $7.73.
On May 27, 2014, at a meeting of the strategic discussions committee, Mr. Biskupski provided an update on the status of due diligence with Company B.
Between May 28 and May 30, 2014, representatives of our company, including representatives of our legal counsel and financial advisors and Company B, assisted by their respective legal counsel and financial advisors, met at the offices of Company B’s legal counsel to review due diligence and the merger agreement.
On June 3, 2014, at a meeting of our board of directors, representatives of our financial advisors discussed meetings with Company B’s management. Our board of directors also discussed diligence matters and a representative of Gunderson Dettmer provided an update on open issues with Company B’s draft merger agreement.
On June 6, 2014, at a meeting of our board of directors, our board of directors discussed the status of the negotiations with Company B and confirmatory due diligence.
On June 10, 2014, at a meeting of our board of directors, our board of directors discussed the status of the negotiations with Company B, and agreed to allow exclusivity to extend pursuant to its terms.
On June 13, 2014, at a meeting of our board of directors, our board of directors discussed an update on the status of the transaction with Company B. Representatives of our financial advisors then presented an updated financial analysis. Gunderson Dettmer once again reviewed our board of directors’ fiduciary duties, and also reviewed the terms of the merger agreement that had been finalized with Company B.
On June 16, 2014, Company B sent us a letter, terminating negotiations regarding the acquisition of us due to an issue identified during its diligence review. Upon receipt of the letter, a representative of Gunderson Dettmer spoke with counsel to Company B, who cited the risk of the ongoing investigations related to the International Traffic in Arms Regulations (ITAR) as the reason for Company B’s termination of negotiations. Since these investigations were associated with our high performance analog business, Company B’s counsel indicated it would consider alternative acquisition structures whereby Company B could avoid the ITAR issue by acquiring only our mobile wireless business.
On or about June 18, 2014 an executive of Company J, a high performance analog semiconductor company, contacted Dr. Cable and indicated that Company J was interested in acquiring our high performance analog business.
On June 19, 2014, at a meeting of our board of directors, representatives of our financial advisors discussed certain alternative transaction structures. The discussion included the strategic buyers that may be interested in a transaction for the whole company, the high performance analog business or the mobile wireless business as separate parts. Our board of directors also discussed communications with Company B regarding alternative acquisition structures, including tax implications of such structures. Our board of directors authorized our financial advisors to engage in discussions with Company B regarding sale of mobile wireless business only, as well as approaching other previous bidders regarding the sale of our whole company or parts of it.
On June 20, 2014, representatives of our financial advisors spoke with representatives of Company B regarding the sale of the mobile wireless business.
Also on June 20, 2014, at a meeting of our board of directors, our board of directors reviewed our financial advisors’ recent discussions with Company B, including the potential sale price and negative tax implications, complexity related to splitting our business, and Company B’s concerns about inheriting legal liabilities. Our board of directors also discussed potential parties who may be interested in purchasing the high performance analog business in the event that our mobile wireless business was sold to Company B and also discussed the offer previously received from Company C for our high performance analog business. In order to assess the alternative of selling each of the businesses independently, our board of directors discussed the desire to receive an additional offer for the high performance analog business, but emphasized the need to move quickly with a party that knew the business, would be willing to lead a three-party transaction structure, and whose offer would provide a reasonable indication of the business’s value. Following this discussion, our board of directors instructed management and representatives of our financial advisors to contact Company J for this purpose, which they did following the meeting.

On June 23, 2014, representatives of our financial advisors spoke with representatives of Company B in which Company B indicated that it might consider a potential offer for our mobile wireless business of $300 million.
Also on June 23, 2014, Dr. Cable spoke with a senior executive of Company H.
On June 24, 2014, a representative of Company J informed Dr. Cable that Company J was interested in buying our high performance analog business as part of a three-party transaction. He also indicated that if it was the only way to get a deal done, Company J would consider acquiring the whole company, but there would have to be a guarantee from a large, reputable third party that it would acquire our mobile wireless business from them.
Also on June 24, 2014, at a meeting of our board of directors, representatives of our financial advisors provided an update of their discussions with a representative of Company B. Our board of directors discussed valuation ranges for our mobile wireless business and contacting other companies regarding acquisition of our high performance analog business as part of a three-party transaction.
On June 26, 2014, Dr. Cable met with senior executives of Company J to discuss Company J’s interest in acquiring our high performance analog business, or possibly the whole company.
Also on June 26, 2014, representatives of our financial advisors spoke with executives of Company D to update them on recent developments in the process and discuss whether Company D had interest in our company. The executives of Company D indicated that it was unlikely that Company D would reengage in the process. Subsequently, we had no further substantive interaction with Company D.
On June 27, 2014, a representative of Evercore spoke with Company B to indicate that it needed to make an offer above $300 million for our mobile wireless business to compensate us for tax leakage associated with an acquisition of only our mobile wireless business. During this call, Company B indicated that it might consider a potential offer for our mobile wireless business of $325 million.
Also on June 27, 2014, at a meeting of our board of directors, representatives of our financial advisors provided an update on discussions with Company B, including Company B’s current bid. Representatives of our financial advisors indicated that, based upon discussions with Morgan Stanley, Murata may be willing to reengage in acquisition discussions. Representatives of our financial advisors also updated the board of directors on their recent discussions with Company D. Dr. Cable updated our board of directors on recent discussions with Company J.
On July 1, 2014, Dr. Cable spoke with a representative of Company B about its offer price.
Also on July 1, 2014, at a meeting of our board of directors, the status of conversations with Company B, Company D, Company J, Company H and Murata were discussed.
On July 4, 2014, a representative of Company A contacted Dr. Cable regarding its potential interest in acquiring our high performance analog business. The Company A representative indicated that Company A would be interested in a participating in a three-party transaction, even if such transaction did not involve Company B.
On July 6, 2014, representatives of our financial advisors spoke with Murata’s financial advisors regarding Murata’s potential interest to re-engage in discussions to acquire our company.
On July 7, 2014, we conducted technical due diligence sessions with representatives of Company H.
On July 8, 2014, Company B submitted a written offer to purchase our mobile wireless business for $325 million, and requested that we agree to a 30-day period of exclusive negotiations to determine how to split the businesses and to enter into a new asset purchase agreement and other related agreements.
Later on July 8, 2014, at a meeting of our board of directors, our board of directors discussed Company B’s offer for our mobile wireless business and its request for 30-day exclusivity. Our board of directors also discussed Company J and Company A and recent discussion with their senior executives, including the risks associated with consummating a three-party transaction. Our board of directors also discussed our recent meetings with Murata, as well as strategies for proceeding with remaining potential bidders.
Also on July 8, 2014, we executed a transactional non-disclosure agreement with Company J, which did not include a standstill provision.
On July 9, 2014, representatives of our company, including representatives of our financial advisors, and representatives of Company J met at the offices of Gunderson Dettmer for management presentations by us regarding our business.
On July 10, 2014, Dr. Cable spoke with Mr. Nakajima, who informed him that Murata would be interested in re-engaging in discussions to acquire us. This discussion included possible acquisition of the whole company or just our mobile wireless business. Mr. Nakajima expressed concern relating to acquiring only the mobile wireless business due to the complexities of separating the businesses.
Also on July 10, 2014, Dr. Cable spoke with a representative of Company J, who expressed concern regarding potential issues related to separating our high performance analog business, including financial modeling and personnel allocation between the businesses.

On July 11, 2014 and July 14, 2014, representatives of our company, our financial advisors and Gunderson Dettmer, had a series of discussions with representatives of Company B and its legal counsel regarding potential structures for separating our mobile wireless business to facilitate Company B’s offer to acquire this business.
On July 14, 2014, Company H contacted a representative of Deutsche Bank to discuss its interest in our company. The representative of Deutsche Bank indicated that we would not engage in further discussions with Company H because its previous proposal was substantially below other proposals.
On July 15, 2014, at a meeting of our board of directors, representatives of our financial advisors provided an update of discussions with potential acquirers, including Company J’s concerns regarding transaction structure. Representatives of our financial advisors also provided an update on their discussions with Morgan Stanley, who indicated Murata would be re-offering its $12.50 per share cash offer for the entire company, subject to updating its diligence on ITAR and employee matters. Our board of directors discussed separation valuations of our businesses, and the strategies and alternatives for engaging with each of the potential bidders.
Also on July 15, 2014, the chairman of Company A contacted Dr. Cable to express continued interest in acquiring our high performance analog business.
On July 16, 2014, a senior executive of Company J informed Dr. Cable that we would receive an offer from it by July 19, 2014 to acquire our high performance analog business.
On July 17, 2014, Morgan Stanley informed representatives of our financial advisors that Murata was still interested in acquiring us for $12.50 per share in cash, subject to an update on ITAR, employee retention and bring down diligence.
On July 18, 2014, Dr. Cable spoke with representatives of Company B regarding separation considerations of our businesses, and integration considerations of the mobile wireless business with Company B.
Also on July 18, 2014, at a meeting of our board of directors, there was a detailed discussion of the risks of separating the business, and selling only the mobile wireless business. Representatives of our financial advisors provided an overview of Murata’s reconfirmed $12.50 per share offer versus a three-party transaction in which we sold our mobile wireless business to Company B and our high performance analog business to another buyer. As part of this analysis, based upon the current $325 million offer from Company B for our mobile wireless business, we would need to sell our high performance analog business for at least $160 million in order to exceed our current offer from Murata. There was an extended discussion of the risks and uncertainties in completing a three-party transaction, including diligence risk, transaction risk, price renegotiation risk and the fact that Company B had previously ended discussions abruptly and unexpectedly during the previous negotiation for the whole company acquisition. The board of directors unanimously agreed that they would accept $12.50 per share cash offer from Murata, but requested that Dr. Cable fly to Japan and try to negotiate a higher price in person.
On July 20, 2014, at a meeting of our board of directors, Dr. Cable updated our board of directors regarding proposed meetings and negotiation with Murata.
On July 21, 2014, Dr. Cable had dinner with Messrs. Nakajima and Yamamoto, in Japan to discuss valuation in an effort to obtain an offer from Murata above $12.50 per share.
On July 22, 2014, Dr. Cable spoke by telephone with a representative of Company J.
Also on July 22, 2014, at a meeting of our board of directors, Dr. Cable updated our board of directors regarding his trip to Japan and his meeting with Murata.
On July 23, 2014, the chief executive officer of Company J provided a verbal indication to Dr. Cable to acquire our high performance analog business for no more than $180 million less deductions for ITAR contingency, tax gross up, stranded cost restructuring, litigation reserve and transition costs.
Following this conversation on July 23, 2014, representatives of our financial advisors spoke with the financial advisors to Company J to confirm the offer and discuss the various deductions highlighted by Company J. Based on that conversation, our financial advisors determined the value of Company J’s offer after the various deductions to be between $102 million to $125 million.
On July 24, 2014, at a meeting of our board of directors, our board of directors discussed the offer from Company J. Representatives of our financial advisors provided a financial analysis of the written offer from Company B to acquire our mobile wireless business for $325 million and the verbal offer from Company J to acquire our high performance analog business, which combined resulted in a price per share in the range of $11.24 and $11.88, without taking into account the additional risk associated with transaction structure and the closing risk given our company’s prior experience with Company B.
On July 30, 2014, at a meeting of our board of directors, representatives of our financial advisors provided an update on discussions with all parties and process. The board of directors, in conjunction with representatives of our financial advisors and management then discussed various alternative structures and options, including remaining a standalone company, selling our mobile wireless business and high performance analog business separately, selling the entire company as a whole or selling the mobile wireless business and continuing to operate the high performance analog business as a standalone business. A representative of Gunderson Dettmer provided detailed review of the fiduciary duties and responsibilities of our board of directors in connection with a possible sale process, including duties in connection with considering alternative acquisition offers and transaction structures. After extensive discussion and in light of the information that the board of directors had learned during the lengthy process to that point, our board of directors determined that it was in the best interests of the stockholders to sell the company as a whole and approved entering into an exclusivity agreement with Murata in connection with its $12.50 per share cash offer.
Also on July 30, 2014, Dr. Cable spoke with Mr. Nakajima regarding the exclusivity period.
On July 31, 2014, we executed an exclusivity agreement with Murata, providing for an exclusive negotiation period until August 20, 2014. The exclusivity agreement also provided that the exclusivity period would extend automatically for additional one day periods, unless either party provided notice of termination to the other party.
On August 5, 2014, Murata delivered a revised markup of the draft merger agreement.
On August 7, 2014, we delivered a revised markup of the draft merger agreement to Murata.
Also on August 7, 2014, representatives of our company and Murata, assisted by their respective legal and financial advisors, met at the offices of Gunderson Dettmer to discuss due diligence matters, and to continue negotiations regarding the merger agreement.
On August 11 and August 12, 2014 (PDT), Dr. Cable and Dylan Kelly, our Vice President of Engineering, met with Mr. Nakajima, Mr. Tonegawa and Mr. Yamamoto in Japan regarding the $12.50 per share price in an attempt to increase the price. Mr. Nakajima indicated that based on Murata’s due diligence review, Murata would not increase the price and may offer a lower price.
On August 12, 2014, Murata delivered a revised markup of the draft merger agreement.
On August 13, 2014, at a meeting of our strategic discussions committee, our board of directors discussed recent meetings and discussions with Murata and the status of the negotiation of the merger agreement.
On August 18, 2014, Mr. Nakajima notified Dr. Cable that Murata’s board of directors approved the deal at $12.50 per share and provided a revised markup of the merger agreement the following day.
On August 19, 2014, our board of directors met to discuss the proposed merger with Murata, including status of the negotiations and the terms of the merger agreement. A representative of Gunderson Dettmer provided a detailed presentation of the terms and conditions of the merger agreement, including a summary of the negotiation process.
On August 20, 2014, we delivered a revised markup of the draft merger agreement to Murata.
On August 21, 2014, Murata delivered a revised markup of the draft merger agreement.
Also on August 21, 2014, our board of directors met to consider the proposed merger with Murata. Representatives of our financial advisors made a presentation to our board of directors regarding certain updated financial analyses relating to our company and the proposed merger consideration offered by Murata. At the request of the board, representatives of Deutsche Bank and Evercore each delivered its oral opinion, subsequently confirmed in writing, that, as of August 21, 2014, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by the holders of shares of our common stock (other than Murata and its affiliates) pursuant to the merger agreement was fair from a financial point of view to such holders (the full text of the written opinions of Deutsche Bank and Evercore, each dated as of August 21, 2014, are attached as Annex C and Annex D, respectively, to this proxy statement and are incorporated by reference in this proxy statement in their entirety. See also “The Merger—Opinion of Peregrine’s Financial Advisors” beginning on page 36 of this proxy statement. Representatives of Gunderson Dettmer reviewed the proposed final terms and conditions of the merger agreement.
Throughout the meeting, our board of directors asked numerous questions of management and representatives of Deutsche Bank, Evercore and Gunderson Dettmer and discussed the advantages and risks of the proposed transaction, including those described in “The Merger—Recommendation of Peregrine’s Board of Directors and Reasons for the Merger” beginning on page 34 of this proxy statement. Following this discussion, our board of directors unanimously (i) determined that the merger agreement and the transactions contemplated thereby are fair to, and in the best interests of, our company and our stockholders, (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, (iii) recommended that our stockholders adopt the merger agreement, which is attached hereto as Annex A, (iv) authorized and directed management to enter into the merger agreement on behalf of our company and (v) approved financial advisory fees.
On August 22, 2014, we, Murata Electronics North America, Inc., and merger sub executed the merger agreement and, Murata Manufacturing Co., Ltd. executed a guarantee agreement for purposes of guaranteeing the obligations of Murata Electronics North America, Inc. and merger sub under the merger agreement. Also on August 22, 2014, we issued a joint press release with Murata Manufacturing Co., Ltd. announcing the signing of the merger agreement.

Recommendation of Peregrine’s Board of Directors and Reasons for the Merger
At a meeting of our board of directors on August 21, 2014, our board of directors unanimously determined that the merger agreement and the merger are fair to and advisable and in the best interests of Peregrine and its stockholders. Accordingly, our board of directors unanimously approved and declared advisable the merger agreement. Our board of directors unanimously recommends that you vote (i) “FOR” the adoption of the merger agreement and (ii) “FOR” the adjournment proposal.
In the course of reaching its decision to approve the merger agreement, to declare that the merger agreement and the merger are fair to and advisable and in the best interests of Peregrine and our stockholders and to recommend that our stockholders vote to adopt the merger agreement, our board of directors consulted with our senior management and our financial advisor, Deutsche Bank and Evercore. Our board of directors also consulted with outside legal counsel regarding its fiduciary duties and the terms of the merger agreement and related matters. The following discussion includes the material reasons and factors considered by our board of directors in making its recommendation, but is not, and is not intended to be, exhaustive.
Factors considered by our board of directors weighing in favor of the merger included:
Merger Consideration. Our board of directors considered the following with respect to the merger consideration to be received by our stockholders:

•
the fact that the $12.50 per share value of the cash merger consideration represents a 111% and 88% premium, respectively, to the closing price of our common stock on The NASDAQ Global Market on the dates that are 90 and 30 trading days prior to the date of the merger agreement, represents a 77% premium over the volume-weighted average closing price of our common stock on The NASDAQ Global Market during the 20 trading days prior to the date of the merger agreement, and represents a 63% premium over the closing price of our common stock on The NASDAQ Global Market prior to the date of the merger agreement, and the levels of those premiums as compared to the premiums in other comparable merger transactions;

•
that our stockholders will be entitled to receive merger consideration of $12.50 per share in cash upon the closing of the merger, providing liquidity and certainty of value as compared to the uncertain future long-term value to stockholders that might or might not be realized if we remained an independent public company;

•
the then-current financial market conditions and the recent and historical market prices of our common stock, including the market price performance of our common stock relative to those of other industry participants over the last 12 months. See “Market Prices and Dividend Data” beginning on page 17 of this proxy statement for information about our common stock prices since June 28, 2014;

•	its belief, based on discussions and negotiations by Peregrine’s management and advisors with Murata, that $12.50 per share was the highest price Murata would be willing to pay; and

•
its belief, including after taking into account discussions with our management and financial advisors that it was unlikely that any other party would be willing to pay more than $12.50 per share in cash.

Solicitation of Interest. Our board of directors considered the fact that prior to entering into an exclusivity agreement with Murata Manufacturing, we contacted a total of 11 companies with the assistance of Deutsche Bank and Evercore, and received more than a dozen acquisition offers by six different potential acquirers for all or a substantial portion of our business.
Prospects in Remaining Independent. Our board of directors considered the possibility of continuing to operate Peregrine as an independent public company, including the risks and uncertainties of remaining an independent public company. In considering the alternative of pursuing growth as an independent public company, our board of directors considered the following factors:

•
new technology announcements in the semiconductor industry, and the potential for increased competition, particularly from large competitors that have developed or will develop an integrated front-end product, that have greater financial resources, larger sales forces and the ability to bundle exclusively with their transceiver and modem to make it very difficult for us to sell our integrated products as well as our other front end discrete products such as RF switches;

•
the fact that the success of our new integrated front-end product is substantially dependent on various factors outside of our control, including market acceptance of the integrated approach, success of third-party transceiver products and handset design wins by other partners; and

•	the potentially adverse impact on our business of continued consolidation in the semiconductor industry and the resulting strategic challenges we may face.
 Prospects in Selling Portions of the Business. Our board of directors also considered alternative structures and options for selling Peregrine, including selling the mobile wireless business and continuing to operating the high performance analog business as a standalone business, selling both businesses separately or selling the entire company. In its analysis, our board of directors considered the total value to the shareholders of selling the assets separately, the significant negative tax impact of the asset sales, the business risks of dividing our company into two businesses in order to proceed with such sales, the viability from a profitability perspective to remain as a standalone public company with only part of the business due to high public company costs, the certainty of the value to be received for only a portion of the business, as well as the uncertainty of closing the transactions.
Potential Alternative Acquisition by Murata or Potential Loss of Murata as a Customer. Our board of directors considered the possibility that, if we were not to combine with Murata at this time, Murata may acquire another company in the industry and, in such event, there would be less likelihood that Murata or another potential buyer would be an interested acquirer of us in the future. Also, as our largest customer, our board of directors considered the impact of the loss of Murata as a customer if we were to combine with another party and Murata no longer wanted to do business with such combined entity.
Opinions of Deutsche Bank and Evercore. Our board of directors considered each of Deutsche Bank and Evercore’s oral opinion, subsequently confirmed in writing, that as of August 21, 2014, and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, the merger consideration to be received by the holders of our common stock (other than Murata and its affiliates) was fair, from a financial point of view, to such holders. (The full text of the written opinion of each of Deutsche Bank and Evercore, dated as of August 21, 2014, is attached as Annex C and Annex D, respectively, to this proxy statement and is incorporated by reference in this proxy statement in its entirety.) See also “—Opinions of Peregrine’s Financial Advisor” beginning on page 36 of this proxy statement.
Financial Forecasts. Our board of directors considered the financial forecasts prepared by our management and summarized below under “—Financial Projections” beginning on page 44 of this proxy statement, including the management base case projections and management high growth case projections discussed under such heading. These financial forecasts were also provided to Deutsche Bank and Evercore for purposes of the opinions described in the preceding paragraphs.
Terms of the Merger Agreement. Our board of directors considered the terms and conditions of the merger agreement and the course of negotiations thereof, including:

•
the structure of the transaction as a merger, requiring approval by our stockholders, which would provide a period of time prior to the closing of the merger during which an unsolicited superior proposal could be made;

•
our ability, under certain circumstances, to furnish information to and conduct negotiations with a third party, if our board of directors determines in good faith that the third party has made an acquisition proposal that is, or could reasonably be expected to lead to, a superior proposal (as such term is defined in the merger agreement);

•
the ability of our board of directors, subject to compliance with the terms and conditions of the merger agreement, to withdraw or modify its recommendation that Peregrine’s stockholders vote in favor of adopting the merger agreement under certain circumstances in response to its receipt of a superior proposal, as long as Peregrine has complied with the notice and other requirements described under “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals; Board Recommendation” beginning on page 63 of this proxy statement and Murata’s corresponding right to terminate the merger agreement and be paid a fee of $14.0 million by us;

•
the ability of our board of directors, subject to compliance with the terms and conditions of the merger agreement, to change or publicly propose to change, in a manner adverse to Murata, its recommendation regarding adoption of the merger agreement, under certain circumstances in response to an intervening event as long as Peregrine has complied with the notice and other requirements described under “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals; Board Recommendation” beginning on page 63 of this proxy statement and Murata’s corresponding right to terminate the merger agreement and be paid a fee of $14.0 million by us;

•
the ability of our board of directors, subject to compliance with the terms and conditions of the merger agreement, to consider, and under certain conditions, to accept, an unsolicited superior proposal in order to comply with our board of directors’ fiduciary duties under applicable law, and Peregrine’s corresponding right to terminate the merger agreement upon the payment of a termination fee of $14.0 million and expenses to Murata in order to enter into a definitive agreement providing for a superior proposal, as long as Peregrine has complied with the notice and other requirements described under “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals; Board Recommendation” beginning on page 63 of this proxy statement;

•	the sufficient operating flexibility for Peregrine to conduct its business in the ordinary course between the execution of the merger agreement and consummation of the merger;

•
the belief of our board of directors that, based upon information provided by Peregrine’s financial advisors and legal counsel, the termination fee of $14.0 million would not preclude or substantially impede a possible superior proposal;

•	the conditions to Murata’s obligation to complete the merger, including the absence of a financing condition and the absence of a need for a vote of Murata’s stockholders; and

•	that Peregrine’s stockholders will be entitled to appraisal rights under Delaware law.

In the course of its deliberations, our board of directors also considered a variety of risks and factors weighing against the merger, including:
Risks of Announcement and Closing. Our board of directors considered:

•
the risks and contingencies related to the announcement and pendency of the merger, including the impact on our employees and our relationships with existing and prospective customers, suppliers and business partners, as well as other third parties;

•	the conditions to Murata’s obligation to complete the merger and the right of Murata to terminate the merger agreement under certain specified circumstances;

•
the risks of a delay in receiving, or a failure to receive, the necessary antitrust approvals and clearances to complete the merger and the notification from the Committee on Foreign Investment in the United States, which we refer to as “CFIUS,” either that it will not conduct an investigation of the merger or that the U.S. government will not suspend or prohibit the completion of the merger; and

•
the risks and costs to Peregrine if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, the potential impact on our stock price and the effect on our business relationships.

Limitations on Peregrine’s Business. Our board of directors considered the potential limitations on our pursuit of business opportunities due to pre-closing covenants in the merger agreement whereby we agreed that we will carry on our business in the ordinary course of business consistent with past practice and, subject to specified exceptions, will not take certain actions related to the conduct of our business without the prior written consent of Murata.
Cash Transaction. Our board of directors considered that the merger consideration is cash and, as a result, our stockholders will forego any potential future increase in our value that might result from our possible growth, even if our business performed at or above the levels projected by our management in the management high growth case, and that gains realized as a result of the merger generally will be taxable to our stockholders.
Stockholder Vote. Our board of directors considered the requirement under the merger agreement that Peregrine submit the proposal to adopt the merger agreement to our stockholders even if our board of directors withdraws its recommendation to our stockholders to adopt the merger agreement.
Termination Fee and Other Alternative Acquirers. Our board of directors considered the possibility that the $14.0 million termination fee and expenses payable to Murata under the circumstances set forth in the merger agreement might discourage a competing proposal to acquire Peregrine or reduce the price of any such proposal.
Interests of Directors and Officers. Our board of directors considered the interests that certain of our directors and named executive officers may have with respect to the merger in addition to their interests as Peregrine stockholders generally, as described in “—Interests of Peregrine’s Directors and Named Executive Officers in the Merger” beginning on page 46 of this proxy statement.
The foregoing discussion is not intended to be exhaustive, but we believe it addresses the material information and principal factors considered by our board of directors in its consideration of the merger.
In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, and individual directors may have given different weight to different factors. In addition, our board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, our board of directors conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement and accordingly unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement.
Opinions of Peregrine’s Financial Advisors
Opinion of Deutsche Bank Securities Inc.

At the August 21, 2014, meeting of our board of directors, Deutsche Bank delivered its oral opinion to our board of directors, subsequently confirmed in writing, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Deutsche Bank’s opinion, the merger consideration to be received in the merger by holders of our common stock (other than Murata and its affiliates) was fair, from a financial point of view, to such holders.

The full text of Deutsche Bank’s written opinion, dated August 21, 2014, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Deutsche Bank in connection with the opinion, is included in this proxy statement as Annex C and is incorporated herein by reference. The summary of Deutsche Bank’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank’s opinion was approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and was addressed to, and for the use and benefit of, our board of directors in connection with and for purposes of its evaluation of the merger. Deutsche Bank expressed no opinion, and its opinion does not constitute a recommendation, as to how any holder of our common stock should vote with respect to the merger. Deutsche Bank’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be paid in respect of each share of our common stock to the holders of our common stock (other than Murata and its affiliates) as of the date of the opinion. Deutsche Bank’s opinion did not address any other terms of the merger or the merger agreement. Deutsche Bank was not asked to, and Deutsche Bank’s opinion did not, address the fairness of the merger, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of ours, nor did it address the fairness of the contemplated benefits of the merger. Deutsche Bank expressed no opinion as to the merits of the underlying business decision of ours to engage in the merger or the relative merits of the merger as compared to any alternative transactions or business strategies. Also, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors or employees of ours, or any class of such persons, in connection with the merger relative to the merger consideration to be received by holders of our common stock or otherwise.
In connection with its role as financial advisor to us, and in arriving at its opinion, Deutsche Bank reviewed certain publicly available financial and other information concerning us and certain internal analyses, financial forecasts and other information relating to us prepared by our management. Deutsche Bank also held discussions with certain senior officers of ours regarding our businesses and prospects. In addition, Deutsche Bank:

•	reviewed the reported prices and trading activity for our common stock;

•
to the extent publicly available, compared certain financial and stock market information for us with, to the extent publicly available, similar information for certain other companies it considered relevant whose securities are publicly traded;

•	reviewed, to the extent publicly available, the financial terms of certain recent business combinations which it deemed relevant;

•	reviewed a draft of the merger agreement dated August 21, 2014; and

•	performed such other studies and analyses and considered such other factors as it deemed appropriate.
Deutsche Bank did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning us, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank, with the knowledge and permission of our board of directors, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare, obtain or review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of ours, Murata or any of their respective subsidiaries, nor did Deutsche Bank evaluate our solvency or fair value under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed, with the knowledge and permission of our board of directors, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to the matters covered thereby under each of the individual scenarios included in such forecasts. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank’s opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which it becomes aware after the date of its opinion.
For purposes of rendering its opinion, Deutsche Bank assumed, with the knowledge and permission of our board of directors, that in all respects material to its analysis, the merger would be consummated in accordance with the terms of the merger agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to its analysis. Deutsche Bank also assumed, with the knowledge and permission of our board of directors, that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the merger would be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions would be imposed that would be material to its analysis, and that the final terms of the merger agreement would not differ materially from those set forth in the draft that Deutsche Bank reviewed. Deutsche Bank is not a legal, regulatory, tax or accounting expert and Deutsche Bank relied on the assessments made by us and our other advisors with respect to such issues.
We selected Deutsche Bank as its financial advisor in connection with the transaction based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. Pursuant to an engagement letter between us and Deutsche Bank, we have agreed to pay Deutsche Bank fees, which are currently estimated to be approximately $7,000,000, for its services as our financial advisor, of which $2,000,000 became payable upon the delivery of Deutsche Bank’s opinion (or would have become payable upon Deutsche Bank advising us that it was unable to render an opinion), and the remainder of which is contingent upon consummation of the merger. We have also agreed to reimburse Deutsche Bank for reasonable and documented fees, expenses and disbursements of Deutsche Bank’s counsel and Deutsche Bank’s reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of the retention of Deutsche Bank, in each case on the terms set forth in its engagement letter. We have also agreed to indemnify Deutsche Bank and certain related persons to the fullest extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger.
Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG, which, together with its affiliates, is referred to as the “DB Group”. One or more members of the DB Group have, from time to time, provided, and are currently providing, transaction banking and other financial services to Murata or its affiliates for which they have received, and in the future may receive, compensation. DB Group has advised us that, since the beginning of 2011, it has received de minimis fees from Murata and its affiliates in connection with such services.
In addition, one or more members of the DB Group have, from time to time, provided investment banking services to us or our affiliates for which they have received compensation of approximately $1.9 million since January 1, 2011, including having acted as joint book-running manager with respect to the initial public offering of our common stock in August 2012.
The DB Group may also provide investment and commercial banking services to Murata and us in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Murata, us and their and our respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.
Opinion of Evercore Group L.L.C.
At the August 21, 2014 meeting of our board of directors, Evercore delivered its oral opinion to our board of directors, subsequently confirmed in writing, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Everore’s opinion, the merger consideration to be received in the merger by holders of our common stock entitled to receive such consideration pursuant to the merger agreement as of the date of the opinion was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated as of August 21, 2014, is attached as Annex D to this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Evercore in rendering its opinion. We encourage you to read the opinion carefully and in its entirety. Evercore’s opinion is directed to our board of directors and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of our common stock entitled to receive such consideration pursuant to the merger agreement as of the date of the opinion. It does not constitute a recommendation to any holder of our common stock as to how to vote at any stockholders’ meeting held in connection with the merger or whether to take any other action with respect to the merger. The summary of the opinion of Evercore set forth below is qualified in its entirety by reference to the full text of the opinion.
In connection with rendering its opinion, Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to us that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to us prepared and furnished to Evercore by our management;

•	reviewed certain non-public projected financial data relating to us under alternative business assumptions prepared and furnished to Evercore by our management;

•	reviewed certain non-public historical and projected operating data relating to us prepared and furnished to Evercore by our management;

•	discussed our past and current operations, financial projections and current financial condition with our management (including our views on the risks and uncertainties of achieving such projections);

•	reviewed the reported prices and the historical trading activity of our common stock;

•	compared our financial performance and stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•	compared our financial performance and the valuation multiples relating to the merger with those of certain other transactions that Evercore deemed relevant;

•	reviewed the merger agreement and certain related documents;

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.
For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor. With respect to our projected financial data referred to above, Evercore assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to our future financial performance under the alternative business assumptions reflected therein.
In rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on us or the consummation of the merger or materially reduce the benefits to the holders of our common stock of the merger.
Evercore did not make nor assume any responsibility for making any independent valuation or appraisal of our assets or liabilities, nor was Evercore furnished with any such appraisals, nor did Evercore evaluate our solvency or fair value under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to it as of the date its opinion was rendered and financial, economic, market and other conditions as they existed and as could be evaluated on such date. It is understood that subsequent developments may affect Evercore’s opinion and that it does not have any obligation to update, revise or reaffirm its opinion.
Evercore had not been asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of our common stock, from a financial point of view, of the merger consideration. Evercore did not express any view on, and its opinion did not address, the fairness of the proposed transaction to, or any merger consideration received in connection therewith by, the holders of any other of our securities, creditors or other constituencies, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of our officers, directors or employees, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore assumed that any modification to the structure of the transaction will not vary in any respect material to its analysis. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to us, nor does it address our underlying business decision to engage in the merger. Evercore’s opinion did not constitute a recommendation to our board of directors or to any other persons in respect of the merger, including as to how any holder of shares of our common stock should vote or act in respect of the merger. Evercore does not have legal, regulatory, accounting or tax expertise and assumed the accuracy and completeness of our and our advisors’ assessments with respect to legal, regulatory, accounting and tax matters.
In the ordinary course of business, Evercore or its affiliates may actively trade our securities, or related derivative securities, or financial instruments, or those of Murata and Murata’s respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.
The issuance of the opinion was approved by an opinion committee of Evercore in accordance with Evercore’s customary practice.
Under the terms of its engagement letter, Evercore provided us financial advisory services and a financial opinion in connection with the merger, and we have agreed to pay Evercore a fee of approximately $4,700,000 for its services, all of which is contingent upon the closing of the merger. We have also agreed to reimburse Evercore for its expenses, including reasonable fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, we have agreed to indemnify Evercore and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Evercore or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Evercore’s engagement.
In the two years prior to the date of its opinion, other than in connection with the engagement related to this transaction, the fee arrangements for which are described above, we have not paid any fees to Evercore or otherwise engaged Evercore. In addition, Evercore has advised us that in the two years prior to the date of its opinion it has not been engaged by, nor received fees from, Murata. Evercore may seek to provide services to Murata and us in the future and would expect to receive fees for the rendering of such services.

Summary of Material Financial Analyses of Deutsche Bank and Evercore
The following is a summary of the material financial analyses presented by Deutsche Bank and Evercore to our board of directors at its meeting held on August 21, 2014, and that were used in connection with rendering their respective opinions described above. In accordance with customary investment banking practice, each of Deutsche Bank and Evercore employed generally accepted valuation methods in reaching its respective opinion. The following is a summary of all of the material financial analyses utilized by Deutsche Bank and Evercore. The following summary does not purport to be a complete description of the financial analyses performed by Deutsche Bank and Evercore, nor does the order in which the analyses are described represent the relative importance or weight given to the analyses by Deutsche Bank and Evercore. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone and, in order to fully understand the financial analyses used by Deutsche Bank and Evercore, the tables must be read together with the full text of each summary. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank’s and Evercore’s financial analyses. Except as otherwise noted, all quantitative information, to the extent it is based on market data, is based on market data as it existed on or before August 21, 2014, the last trading day before public announcement of the merger agreement, and is not necessarily indicative of current market conditions.
Deutsche Bank and Evercore considered financial projections prepared by our management and described above. In connection with their analyses, Deutsche Bank and Evercore noted that while our management did not assign probabilities to any of the four scenarios for its financial projections, it had articulated certain risks associated with Scenario 4, including that Scenario 4 assumed (i) high degrees of success in the future adoption of its products by customers and partners, (ii) the future success of a product that is not yet shipping and is not expected to begin shipping in volume until 2016, (iii) very substantial contribution by the product referred to in clause (ii) to our revenues and (iv) our partners have success selling an integrated offering consisting of the product referenced in clause (ii) and their own products, which currently have very limited traction in the market. For more information about the financial projections, see “—Financial Projections” included elsewhere in this proxy statement.
Trading Range Analysis
Deutsche Bank and Evercore performed a trading range analysis with respect to the historical share prices of our common stock. Deutsche Bank and Evercore noted that the low and high trading prices per share of our common stock during the 52-week period ending on August 21, 2014 were approximately $5.08 and $11.64, compared to the closing price per share of our common stock of $7.69 on August 21, 2014.
Equity Research Analysts’ Price Targets
Deutsche Bank and Evercore reviewed and analyzed future public market trading price targets for our common stock prepared and published by equity research analysts prior to August 21, 2014. These one year forward targets reflected each analyst’s estimate of the future public market trading price of our common stock and are not discounted to reflect present values. The range of undiscounted analyst price targets for our common stock was $6.00 to $9.00 per share as of August 21, 2014. Deutsche Bank and Evercore noted that the consideration to be received by holders of shares of our common stock pursuant to the merger agreement is $12.50 per share.
The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for our common stock and these estimates are subject to uncertainties, including our future financial performance and future financial market conditions.
Public Trading Comparables Analysis
Deutsche Bank and Evercore performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded, on both a consolidated and sum-of-the-parts basis, which attempts to perform this same analysis on each of the company’s segments. Deutsche Bank and Evercore compared certain of our financial information with equivalent publicly available consensus estimates for companies that share similar business characteristics and provide (i) high-performance radio frequency components for wireless communication, including a subset of such companies that provide most of their RF components to Apple Inc. or Samsung Group, and/or (ii) high-performance analog products. These companies included the following:
Selected Wireless Companies

•	Qualcomm Incorporated

•	Broadcom Corporation

•	Avago Technologies Limited

•	Skyworks Solutions, Inc.

•	TriQuint Semiconductor, Inc.

•	RF Micro Devices, Inc.

•	M/A COM Technology Solutions, Inc.
Selected Companies with High Apple/Samsung Concentration

•	Dialog Semiconductor PLC

•	OmniVision Technologies, Inc.

•	Cirrus Logic, Inc.

•	Himax Technologies, Inc.

•	Silicon Image, Inc.

•	Audience, Inc.

Selected HPA Companies

•	Texas Instruments Incorporated

•	Analog Devices, Inc.

•	NXP Semiconductors N.V.

•	Microchip Technology Inc.

•	Linear Technology, Inc.

•	Maxim Integrated Products, Inc.

•	ON Semiconductor Corporation

•	Microsemi Corporation

•	M/A COM Technology Solutions, Inc.

No company utilized in the public trading comparables analysis is identical to us. In evaluating comparable companies, Deutsche Bank and Evercore made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our and Deutsche Bank and Evercore’s control, such as the impact of competition on our businesses and the industry generally, industry growth and the absence of any adverse material change in our financial condition and prospects or the industry, or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.
Based on their review and understanding of the relevant metric for each of the comparable companies, their further analysis of the relevant metric for each of the comparable companies and upon the application of their professional judgment, Deutsche Bank and Evercore derived and compared for each of the comparable companies the enterprise value, calculated as fully diluted equity value plus total debt (less in-the-money convertible debt) and minority interest, less cash and cash equivalents, based on the closing stock price as of August 21, 2014, as a multiple of calendar year 2015 estimated revenue. The multiple ranges for us selected by Deutsche Bank and Evercore on a consolidated basis and a sum-of-the-parts basis are set forth in the following table:

Peregrine’s EV/2015E Revenue Multiple Range
Whole Company—Consolidated Basis	1.5x – 2.0x
Wireless	0.9x – 1.5x
HPA	2.5x – 3.7x
Implied Whole Company—SOTP Basis	1.3x – 2.3x

This analysis indicated the following approximate implied per share equity value reference range for us on both a consolidated and an implied whole company basis, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range—Consolidated Basis (1)	Implied Per Share Equity Value Reference Range—SOTP Basis(1)	Per Share Merger Consideration
$8.32 – $11.79	$8.65 – $13.09	$12.50

(1) For purposes of estimated calendar year 2015 revenue for our company, Deutsche Bank and Evercore utilized the lowest and highest sets of estimates prepared by our management, which we refer to as Scenario 1 and Scenario 4, respectively, as more fully described under the heading “—Financial Projections” beginning on page 44 of this proxy statement.
Analysis of Precedent Transactions
Deutsche Bank and Evercore reviewed publicly available information relating to selected acquisition transactions in the semiconductor device industry (the “Selected Transactions”). The Selected Transactions reviewed were:

Target	Acquirer
SiGe Semiconductor, Inc.	Skyworks Solutions, Inc.
Aeroflex Holding Corp.	Cobham plc
Silicon Laboratories, Inc. – Cellular	NXP Semiconductors N.V.
Triquint Semiconductor, Inc.	RF Micro Devices, Inc.
Amalfi Semiconductor Inc.	RF Micro Devices, Inc.
RF Monolithics, Inc.	Murata Electronics North America, Inc.

Deutsche Bank and Evercore chose the selected transactions for purposes of this analysis because Deutsche Bank and Evercore believed they represented relevant transactions in the semiconductor industry announced since January 1, 2007 for which information was publicly available. Although none of the selected transactions is directly comparable to the proposed transaction, the companies that participated in the selected precedent transactions are such that, for the purposes of analysis, the selected transactions may be considered similar to the proposed transaction.

For each of the Selected Transactions, Deutsche Bank and Evercore calculated the multiples of each target’s enterprise value to estimated revenues for the immediately preceding twelve-month period subsequent to announcement of the relevant Selected Transaction. From the range of multiples for the Selected Transactions, the range selected by Deutsche Bank and Evercore yielded a range of implied prices per share as set forth in the table below.

Enterprise Value/LTM Revenue(1)
Selected Multiple Range	1.5x – 2.5x
Range of Implied Company Share Prices	$8.71 – $12.83

(1) For the purposes of our estimated trailing twelve-month revenue, Deutsche Bank and Evercore used management’s estimated 2014 revenue, which was the same for each of the four sets of projections that management prepared.
Deutsche Bank and Evercore noted that the consideration to be received by holders of shares of our common stock pursuant to the merger agreement is $12.50 per share, which implies a valuation multiple of 2.4x of enterprise value to estimated 2014 revenue.
Discounted Cash Flow Analyses
Deutsche Bank and Evercore calculated a range of equity values per share for our common stock based on a discounted cash flow analysis to value us as a standalone entity. Deutsche Bank and Evercore utilized management-provided projections in each of Scenario 1, Scenario 2, Scenario 3 and Scenario 4 as more fully described below under the heading “—Financial Projections”.
For purposes of its discounted cash flow analyses, Deutsche Bank and Evercore defined unlevered free cash flow as non-GAAP earnings before interest, taxes, depreciation and amortization, less (i) stock based compensation expense, (ii) taxes, (iii) changes in working capital and (iv) capital expenditures. Deutsche Bank and Evercore calculated the net present value of projected unlevered free cash flows for us for the years 2015 through 2018 and calculated terminal values based on a range of multiples of 7.5x to 9.5x of projected terminal non-GAAP EBITDA. Deutsche Bank and Evercore selected these multiples of terminal adjusted EBITDA based on the application of their professional judgment. In addition, Deutsche Bank and Evercore added the value of our net operating losses to the value of the projected unlevered free cash flows and terminal values included in this analysis. These values were discounted to present values as of December 31, 2014 at discount rates ranging from 12.5% to 14.5%, which discount rates were selected based upon an analysis of the weighted average cost of capital of our company derived using the capital asset pricing model plus a size premium looking at the capital structures and costs of equity and debt of us and certain publicly traded comparable companies.
The following table summarizes Deutsche Bank’s and Evercore’s analyses under each of the four management-provided projection scenarios described above in the section entitled “—Financial Projections”:

Implied Present Value per Share of Our Common Stock
Scenario 1	$6.23 – $7.28
Scenario 2	$7.63 – $9.12
Scenario 3	$8.32 – $10.00
Scenario 4	$12.81 – $15.88
Deutsche Bank and Evercore noted that the consideration to be received by holders of shares of our common stock pursuant to the merger agreement is $12.50 per share.
General
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Deutsche Bank and Evercore. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Deutsche Bank and Evercore believe that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of the analyses as a whole, could create an incomplete view of the processes underlying the analyses and the opinions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of either Deutsche Bank or Evercore with respect to our actual value. In arriving at their opinions, each of Deutsche Bank and Evercore reviewed various financial and operational metrics for us, including forecasts with respect to us, which were made available to Deutsche Bank and Evercore by us or on our behalf. In arriving at their opinions, neither Deutsche Bank nor Evercore attributed any particular weight to any analyses or factors, except as noted above, and did not form an opinion as to whether any individual analysis or factor, considered in isolation, supported or failed to support their opinions. Rather, each of Deutsche Bank and Evercore considered the totality of the factors and analyses performed in determining its respective opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by each of Deutsche Bank and Evercore are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, neither Deutsche Bank’s analyses nor Evercore’s analyses are or purport to be appraisals or otherwise reflective of the prices at which businesses could actually be bought or sold. None of the selected companies reviewed is identical to us and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of Deutsche Bank’s and Evercore’s analysis, may be considered similar to ours based on business sector participation, financial and other metrics and operating characteristics and products. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to us.
The terms of the transaction, including the merger consideration, were determined through arm’s-length negotiations between us and Murata and were approved by our board of directors. Although Deutsche Bank and Evercore provided advice to our board of directors during the course of these negotiations, the decision to enter into the merger agreement was solely that of our board of directors. Deutsche Bank and Evercore did not recommend any specific consideration to us or our board of directors, or that any specific amount or type of consideration constituted the only appropriate consideration for the merger. As described above in the section entitled “Recommendation of Peregrine’s Board of Directors and Reasons for the Merger”, the opinions of Deutsche Bank and Evercore and their presentation to our board of directors were among a number of factors taken into consideration by our board of directors in making its determination to approve the merger agreement and the transactions contemplated by thereby.

Financial Projections

We do not as a matter of course make public projections as to future performance, earnings or other results and are especially cautious of making financial forecasts for extended periods because of the unpredictability of the underlying assumptions and estimates. However, we have provided certain non-public, unaudited, stand-alone, financial forecasts regarding our anticipated future operations that were prepared by our management, which we refer to as “Projections,” to our board of directors for review and to Deutsche Bank and Evercore for use in connection with the rendering of their fairness opinions to our board of directors and performing their related financial analysis, as described under the heading “— Opinions of Peregrine’s Financial Advisors” beginning on page 36 of this proxy statement. The Projections consist of four scenarios as described below.

The Projections were prepared by our management for internal use. The Projections were not prepared with a view toward public disclosure and do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles, which we refer to as “GAAP.” Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the Projections and does not express an opinion or any form of assurance related thereto. The summary of the Projections is not being included in this proxy statement to influence any Peregrine stockholder’s decision whether to vote for the merger, but is being included because the Projections were made available to our board of directors for review and were used by Deutsche Bank and Evercore in connection with the rendering of their fairness opinions to our board of directors and performing its related financial analysis, as described under the heading “—Opinions of Peregrine’s Financial Advisors” beginning on page 36 of this proxy statement. Murata received a set of projections based on scenario 4 for calendar years 2014 through 2018.

The Projections, while presented with numerical specificity, necessarily were based on numerous estimates, variables and assumptions that are inherently uncertain and many of which are beyond our control. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. The Projections also reflect assumptions as to certain business decisions that are subject to change. Furthermore, the Projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the potential acquisition of our company by Murata pursuant to the merger agreement or our compliance with our covenants under the merger agreement. Important factors that may affect actual results and result in the Projections not being achieved include, but are not limited to, the risk factors described in our annual report on Form 10-K for the fiscal year ended December 28, 2013, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, the Projections may be affected by our ability to achieve strategic goals, objectives and targets over the applicable period.

The Projections are forward-looking statements. For information on factors that may cause our future financial results to materially vary, see the section entitled “Forward-Looking Information” beginning on page 6 of this proxy statement.

Accordingly, there can be no assurance that the Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Projections in this proxy statement should not be regarded as an indication that we or any of our affiliates, advisors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied upon as such. Neither we nor any of our affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. We do not intend to make publicly available any update or other revision to the Projections, except as otherwise required by law. Neither we nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any Peregrine stockholder or other person regarding our ultimate performance compared to the information contained in the Projections or that the Projections will be achieved. We have made no representation to Murata in the merger agreement or otherwise concerning the Projections.

The projections for adjusted net income and adjusted operating income contained in the Projections exclude non-cash compensation expense for stock options. The projections for free cash flow contained in the Projections refers to non-GAAP earnings before interest, taxes, depreciation and amortization, less (i) stock based compensation expense, (ii) taxes, (iii) changes in working capital and (iv) capital expenditures. Adjusted net income, adjusted operating income and free cash flow are non-GAAP measures that are used by our management as supplemental financial measurements to evaluate our operational trends and should not be considered as alternatives to net income, operating income or cash flow from operations as indicators of our operating performance. Adjusted net income, adjusted operating income and free cash flow are not defined under GAAP. Accordingly, they have limitations in that they do not reflect all of the amounts associated with our results of operations, as determined in accordance with GAAP, and may not be comparable measurements to those used by other companies. Peregrine is not able, at this time, to provide corresponding projections for net income, operating income and cash flow from operations, the most comparable GAAP measures to adjusted net income, adjusted operating income and free cash flow, because of the difficulty of estimating the items that are excluded from such measures as described above, the effect of which may be significant.

In light of the foregoing factors and the uncertainties inherent in the Projections, Peregrine stockholders are cautioned not to place any reliance on the Projections in determining whether to adopt the merger agreement, approve the compensation proposal or approve the adjournment proposal, or for any other purpose.

The following is a summary of the Projections:
Projected Financial Information
(dollars in millions)

Scenario 1
	FY2014E	FY2015E	FY2016E	FY2017E	FY2018E
Revenue	$167	$157	$181	$186	$218
GAAP Gross Profit	$64	$72	$90	$93	$108
Adjusted Operating Income/(Loss)	($16)	($1)	$26	$23	$24
Adjusted Net Income/(Loss)	($17)	($1)	$25	$20	$16
Free cash flow	$5	($10)	$6	$9	$4

Scenario 2
	FY2014E	FY2015E	FY2016E	FY2017E	FY2018E
Revenue	$167	$157	$188	$202	$245
GAAP Gross Profit	$64	$72	$94	$103	$125
Adjusted Operating Income/(Loss)	($16)	($1)	$29	$30	$35
Adjusted Net Income/(Loss)	($17)	($1)	$28	$25	$23
Free cash flow	$5	($10)	$6	$11	$8

Scenario 3
	FY2014E	FY2015E	FY2016E	FY2017E	FY2018E
Revenue	$167	$167	$214	$238	$286
GAAP Gross Profit	$64	$75	$104	$118	$142
Adjusted Operating Income/(Loss)	($16)	$3	$33	$34	$40
Adjusted Net Income/(Loss)	($17)	$2	$32	$29	$26
Free cash flow	$5	($8)	$5	$11	$10

Scenario 4
	FY2014E	FY2015E	FY2016E	FY2017E	FY2018E
Revenue	$167	$187	$284	$367	$468
GAAP Gross Profit	$64	$81	$137	$179	$231
Adjusted Operating Income/(Loss)	($16)	$10	$48	$60	$78
Adjusted Net Income/(Loss)	($17)	$9	$46	$51	$51
Free cash flow	$5	($4)	$3	$12	$19

Scenario 1 presents target projections based upon the assumption that our mobile revenue continues to lose share in the market, our high performance analog business grows at a lower growth rate than in other scenarios and we see no meaningful revenue contribution from our new integrated front-end product. Scenario 2 assumes continued share loss in mobile, no meaningful revenue contribution from our new integrated front-end product and an increase in revenue growth for our high performance analog business. Scenario 3 assumes increased share for our mobile business, an increase in revenue growth for our high performance analog business, and no meaningful revenue contribution from our new integrated front-end product. Scenario 4 assumes increase market share in our mobile business, an increase in revenue growth for high performance analog business and meaningful revenue contribution from our new integrated front-end product. In each case, management has made assumptions about cost structure and levels of execution risk appropriate for that level of revenue growth. We believe that the success of our new integrated front-end product is substantially dependent on various factors outside of our control, including market acceptance of the integrated approach, success of third-party transceiver products and handset design wins by other partners.

Merger Financing and Guaranty
The consummation of the merger is not subject to a financing contingency, and Murata and merger sub have represented and warranted in the merger agreement that Murata shall have and shall make available or cause one or more of its affiliates to make available to merger sub sufficient cash and other sources of immediately available funds to purchase and pay for all of the shares of Peregrine common stock that may be converted into the merger consideration in the merger, and to pay all fees and expenses in connection therewith. Murata expects to finance this transaction with cash and cash equivalents on hand at Murata and Murata Manufacturing. Pursuant to the terms of a letter agreement, dated August 22, 2014, between Peregrine and Murata Manufacturing, Murata Manufacturing has guaranteed the payment and performance of the obligations of Murata and merger sub under the merger agreement, in each case, as and when due pursuant to the terms of the merger agreement.
Interests of Peregrine’s Directors and Named Executive Officers in the Merger
When considering the recommendation of our board of directors to adopt the merger agreement, you should be aware that members of our board of directors and our named executive officers have interests in the merger in addition to their interests as Peregrine stockholders generally. These interests are described below and may be different from, or in conflict with, your interests as a Peregrine stockholder. The members of our board of directors were aware of the material facts as to these additional interests, and considered them, when they approved the merger agreement.
The general treatment of stock options and RSUs in the merger is described below under “—Treatment of Outstanding Stock Options and Restricted Stock Units” beginning on page 53 of this proxy statement.
The merger agreement requires Murata (or the surviving corporation or any subsidiary thereof) to continue to provide certain compensation and benefits for at least one year following the merger, as well as take certain actions in respect of employee benefits provided to Peregrine’s employees, including its executive officers. In particular, Murata must pay a cash bonus to each Peregrine employee who remains employed at the closing of the merger in an amount equal to each continuing employee’s pro-rated 2014 fiscal year annual bonus at target level. A detailed description of these requirements is described below under “The Merger Agreement—Employee Matters” beginning on page 69 of this proxy statement.
Overview
Set forth below are descriptions of the interests of our directors and named executive officers, including interests in equity-based awards, payments of severance, and other compensation and benefit arrangements. The dates used in the discussions below to quantify certain of these interests have been selected for illustrative purposes only, and do not necessarily reflect the dates on which certain events will occur.

Interests of Non-Employee Directors
Treatment in the Merger of the Stock Options Held by Non-Employee Directors
Pursuant to the terms of the merger agreement and the applicable stock option agreements, all unvested options held by our non-employee directors will become fully vested upon the closing of the merger. The merger agreement provides that all outstanding stock options, including those held by each of our non-employee directors, will be cashed out in an amount equal to the product of (i) the aggregate number of shares subject to such stock option and (ii) the excess (if any) of the per share merger consideration of $12.50 over the applicable exercise price per share of such stock option (without interest and less any applicable withholding taxes). Stock options with an exercise price equal to or greater than $12.50 per share will be cancelled without the payment of consideration.
The following table summarizes, as of October 13, 2014, the number of vested stock options, the number of stock options that would be unvested as of such date in the absence of the Merger, and the weighted average exercise price of the stock options held by each of our non-employee directors, and the consideration that each of them will become entitled to upon closing of the merger pursuant to the terms of their stock option agreements and the merger agreement.

Non-Employee Directors	Number of Shares Underlying Vested Stock Options	Number of Shares Underlying Unvested Stock Options	Weighted Average Exercise Price of All Stock Options (1)($)	Dollar Value of All Stock Options (2)($)
John H. Allen	55,515	32,849	7.95	401,805
Jeffrey K. Belk	71,724	32,849	7.12	562,907
Paul N. D’Addario	22,252	37,844	11.06	161,239
Gary A. Monetti	70,154	32,849	7.07	559,004
Robert D. Pavey	22,252	37,844	11.06	161,239
Carl P. Schlachte	48,590	33,304	8.75	306,996
Elton B. Sherwin	22,252	37,844	11.06	161,239
Anthony S. Thornley	48,136	33,758	8.75	306,996

(1)    Weighted average exercise prices are rounded up or down to the nearest whole cent.

(2)
The dollar value of stock options is calculated by multiplying the total number of shares subject to the stock options (vested and unvested) by the excess of the per-share merger consideration of $12.50 over the applicable per-share exercise price of the stock options. Stock options with an exercise price greater than $12.50 will be cancelled without the payment of consideration and have no dollar value.

Interests of our Named Executive Officers
Our current named executive officers are James S. Cable, Ph.D. (our Chief Executive Officer), Jay C. Biskupski (our Chief Financial Officer) and Carl N. Burrow (our Vice President of Worldwide Sales and Applications), whose fiscal year 2013 compensation was described in our 2014 annual stockholders’ meeting proxy statement filed with the SEC on March 20, 2014. These named executive officers include our “principal executive officer,” and our next two most highly compensated “executive officers” as such term is defined under the Exchange Act, and they are all of our executive officers. Mr. Burrow resigned his position on October 1, 2014, to pursue other opportunities.
Treatment in the Merger of Stock Options Held by Named Executive Officers
Pursuant to the terms of the merger agreement and award agreements, all unvested options, including those held by our named executive officers, will become fully vested upon the closing of the merger. The merger agreement provides that all outstanding stock options, including those held by each of our named executive officers, will be cashed out in an amount equal to the product of (i) the aggregate number of shares subject to such stock option and (ii) the excess (if any) of the per share merger consideration of $12.50 over the applicable exercise price per share of such stock option (without interest and less any applicable withholding taxes). Stock options with an exercise price equal to or greater than $12.50 per share will be cancelled without the payment of consideration.
The following table summarizes, as of October 13, 2014, the number of vested stock options, the number of stock options that would be unvested as of such date in the absence of the merger, and the weighted average exercise price of the stock options held by each of our named executive officers, and the consideration that each of them will become entitled to upon closing of the merger pursuant to the terms of the merger agreement.

Named Executive Officers	Number of Shares Underlying Vested Stock Options	Number of Shares Underlying Unvested Stock Options	Weighted Average Exercise Price of All Stock Options (1)($)	Dollar Value of All Stock Options (2)($)
James S. Cable, Ph.D.	1,121,993	366,264	4.05	12,575,794
Jay C. Biskupski	363,419	175,456	5.47	3,790,773
Carl N. Burrow	10,305 (3)	6,000 (3)(4)	5.81	109,080 (4)

(1)	Weighted average exercise prices are rounded up or down to the nearest whole cent.

(2)
The dollar value of stock options is calculated by multiplying the total number of shares subject to the stock options (vested and unvested) by the excess of the per-share merger consideration of $12.50 over the applicable per-share exercise price of the stock options. Stock options with an exercise price greater than $12.50 will be cancelled without the payment of consideration and have no dollar value.

(3)	Excludes 160,000 stock options with an exercise price of $12.74 per share that were cancelled in connection with Mr. Burrow's resignation on October 1, 2014.

(4)
As a result of his resignation on October 1, 2014, all of Mr. Burrow’s unvested stock options, except for 6,000 options with an exercise price of $5.81 per share, were cancelled without the payment of consideration.

Restricted Stock Unit Awards
Pursuant to the terms of the merger agreement, all RSUs that are outstanding and unvested at the effective time of the merger will be cancelled and converted into the right to receive an amount in cash equal to the per share merger consideration of $12.50 multiplied by the total number of shares of our common stock underlying such restricted stock unit, without interest and less any applicable withholding taxes. Such converted cash awards will remain subject to the same vesting terms that applied to the restricted stock units prior to the merger under the applicable award agreement or contract. In addition to any other rights to accelerated vesting that the holder of such a right would be entitled pursuant to such award agreement or contract, the merger agreement provides that all unvested converted restricted stock units will accelerate in full if the holder is either (i) terminated without cause or (ii) resigns for good reason within one year following the closing of the merger. “Cause” and “good reason” have the definitions as set forth above in “Summary—Treatment of Outstanding Stock Options and Restricted Stock Units” beginning on page 8 of this proxy statement.
Peregrine granted time-vested RSUs to certain of its named executive officers for the first time in February 2014. Pursuant to their employment agreements described below in the section entitled “—Employment Agreements with Peregrine” beginning on page 48 of this proxy statement, if either Mr. Biskupski or Mr. Burrow experiences an involuntary termination of employment by Peregrine within 12 months after a change in control of Peregrine, he will receive full vesting of his RSUs. For more details with respect to their agreements, see “—Employment Agreements with Peregrine” beginning on page 48 of this proxy statement.

The following table summarizes, as of October 13, 2014, the outstanding unvested RSUs held by our named executive officers and the consideration that each of them may become entitled to receive upon the closing of the merger in respect of these awards pursuant to the terms of the merger agreement (the payment of which could become accelerated upon a qualifying termination under the applicable named executive officers’ respective severance arrangements). The value of these awards is included in the table in the section below entitled “—Potential Payments in Connection with a Change in Control” beginning on page 49 of this proxy statement.

Name	Number of Unvested RSUs	Dollar Value of Unvested RSUs (1)($)
James S. Cable, Ph.D.	— (2)	—
Jay C. Biskupski	7,500 (3)	93,750
Carl N. Burrow	— (4)	—

(1)	The dollar value of unvested RSUs is calculated by multiplying the number of outstanding RSUs by the per-share merger consideration of $12.50

(2)	Dr. Cable does not hold any RSUs.

(3)
Pursuant to their original terms and subject to satisfaction of continued service requirements (including any vesting acceleration to which the holder may be entitled under existing severance arrangements with Peregrine), the RSUs vest over three equal semi-annual installments beginning from August 24, 2014.

(4)	As a result of his resignation on October 1, 2014, all of Mr. Burrow’s RSUs were cancelled without the payment of consideration.

Employment Agreements with Peregrine
In April 2012, Peregrine entered into new employment agreements with each of Dr. Cable and Mr. Biskupski. In connection with his joining Peregrine in January 2013, Mr. Burrow entered into a similar employment agreement.
Pursuant to the employment agreements, in the event of a named executive officer’s involuntary termination of employment, whether or not in connection with a change in control, he will become entitled to:

•	salary continuation (24 months in the case of Dr. Cable, 12 months in the case of Mr. Biskupski, and up to 6 months in the case of Mr. Burrow);

•	payment of healthcare benefits (24 months in the case of Dr. Cable, 12 months in the case of Mr. Biskupski, and up to 6 months in the case of Mr. Burrow);

•	pro-rated bonus for the year of the involuntary termination, calculated based on actual achievement of performance objectives (in the case of Dr. Cable and Mr. Biskupski); and

•	a repatriation benefit not to exceed $30,000 in the case of Mr. Biskupski.
In addition, if the involuntary termination occurs within 12 months following a change in control of Peregrine, which includes the consummation of the merger, each officer will be entitled to full vesting of all outstanding equity awards. All benefits under these agreements are contingent upon the officer’s delivery of an effective release of claims in favor of Peregrine.
In connection with Mr. Burrow’s resignation from his position on October 1, 2014, we entered into a transition agreement with him whereby he will provide us with a release of claims and consulting services for up to eight hours or one day per week, for which he will be paid $2,000 per week, through the earlier of the closing of the merger or December 21, 2014. Provided that he continues to provide consulting services for us through the anticipated closing of the merger on November 30, 2014, Mr. Burrow will become entitled to:

•
vest in an additional 6,000 shares subject to a stock option granted in February 2014 with an exercise price of $5.81 per share (with all other unvested options and RSUs held by him cancelled as of October 1, 2014); and

•	receive payment of the pro-rata portion of his 2014 fiscal year annual bonus at target level pursuant to the terms of the merger agreement.
Except as provided above, Mr. Burrow will not become entitled to any other benefits provided in connection with an involuntary termination from the Company under his employment agreement.
For purposes of these agreements, an involuntary termination means either:

•
A termination of employment by Peregrine other than for cause (as defined above in “Summary—Treatment of Outstanding Stock Options and Restricted Stock Units” beginning on page 8 of this proxy statement) or other than due to death or disability; or

•
A voluntary resignation following a material reduction in duties, authority, compensation, or benefits; a forced relocation of the place of employment by more than 35 miles; or Peregrine’s breach of the employment agreement, including Peregrine’s failure to have the employment agreement assumed by a successor following a change in control.

The merger constitutes a change in control under the terms of Dr. Cable’s and Mr. Biskupski’s respective agreements. Assuming closing of the merger occurs on November 30, 2014 and that the service of these named executive officers also terminates on that date pursuant to an involuntary termination described above, each of Dr. Cable and Messrs. Biskupski and Burrow would receive his respective benefit amounts under his agreement as set forth in the “Golden Parachute Compensation” table in the section below entitled “—Potential Payments in Connection with a Change in Control” beginning on page 49 of this proxy statement.

Arrangements between Named Executive Officers and Murata
There are no employment agreements, retention arrangements, or other contractual rights between Murata and any of our executive officers, and no terms of any such employment agreements, retention arrangements, or other contractual rights were discussed by our named executive officers prior to execution of the merger agreement.
The merger agreement requires Murata (or the surviving corporation or any subsidiary thereof) to continue to provide certain compensation and benefits for at least a period of one year following the effective time of the merger, as well as take certain actions in respect of employee benefits provided to Peregrine’s employees, including its executive officers. For a detailed description of these requirements, see “— Employee Matters” beginning on page 69 of this proxy statement.
Potential Payments in Connection with a Change in Control
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As a result, we are permitted to take advantage of certain exemptions from requirements applicable to other public companies that are not “emerging growth companies,” including a requirement to hold stockholder advisory “say-on-pay” votes on executive compensation, and stockholder advisory votes on golden parachute payment compensation.
The following table is intended to comply with Item 402(t) of Regulation S-K and sets forth the amount of payments and benefits that may be paid or become payable to each named executive officer of Peregrine in connection with the merger pursuant to the employment and/or severance arrangements described above, assuming (i) the completion of the merger occurs on November 30, 2014 and (ii) for purposes of estimating the value of benefits that are conditioned upon termination of the named executive officer’s service under certain circumstances in connection with or following the merger (such benefits, “double trigger” benefits), that the officer’s service terminates under those circumstances on that date.
Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)(5)
James S. Cable, Ph.D. (6)	1,050,685	1,600,762	57,050	0	2,708,497
Jay C. Biskupski (6)	382,808	792,864	47,988	0	1,223,660
Carl N. Burrow (6)	59,250	40,140	0	0	99,390 (7)

(1)
As discussed in the footnotes for this table, each of our named executive officers, pursuant to their respective employment agreements, is entitled to receive salary continuation benefits in the event that he experiences an involuntary termination. In the event of an involuntary termination on November 30, 2014, Dr. Cable would be entitled to 24 months of salary continuation and pro-rated 2014 fiscal year annual bonus at target level. In the case of an involuntary termination on November 30, 2014, Mr. Biskupski would be entitled to 12 months of salary continuation and pro-rated 2014 fiscal year annual bonus at target level. Pursuant to his transition agreement with the Company, Mr. Burrow is entitled to $2,000 per week for his consulting services, through the earlier of the closing of the merger or December 21, 2014. This column assumes the actual achievement of performance objectives at target levels.

(2)
Each of our named executive offices is entitled to full acceleration of all outstanding stock options at the closing of the merger pursuant to the merger agreement. In addition, each of our named executive officers is entitled to full acceleration of all outstanding RSUs in the event of an involuntary termination within 12 months following a change in control. The terms under which vesting acceleration may apply to each of our named executive officers with respect to the equity awards reflected in this table are described in the section above entitled “-Treatment in the Merger of the Peregrine Stock Options Held by Our Named Executive Officers” beginning on page 47 of this proxy statement, and the relative share numbers and values are reflected in the tables included in that section. Assuming the completion of the merger occurs on November 30, 2014 and assuming Mr. Burrow continues to provide consulting services through such date, the dollar value of the full acceleration of unvested stock options and the full acceleration of outstanding unvested RSUs is as follows:

Name	Stock Options ($)	RSUs ($)
James S. Cable, Ph.D.	1,600,762	—
Jay C. Biskupski	699,114	93,750
Carl N. Burrow	40,140	—

(3)
Includes a lump-sum cash amount equal to the amount that Peregrine was paying on behalf of each named executive officer and his eligible dependents pursuant to Peregrine’s health insurance plans in which the named executive officer and his dependents were participants on the date of the involuntary termination. Such amounts will apply if the named executive officer experiences an involuntary termination. In the event of an involuntary termination, Dr. Cable is entitled to 24 months of healthcare benefits and Mr. Biskupski is entitled to 12 months of healthcare benefits and a repatriation benefit not to exceed $30,000. Pursuant to his transition agreement with the Company, Mr. Burrow is not entitled to healthcare benefits following his termination of employment.

(4)	None of our named executive officers is entitled to a tax gross-up in the event that Code Sections 280G and 4999 apply to his compensation in connection with a change in control.

(5)
The total amount is an estimate based on the multiple assumptions described herein. The actual total amount received by a named executive officer may differ in material respects from the amount reflected in this column depending on future circumstances.

(6)
The benefits to which Dr. Cable and Messrs. Biskupski and Burrow are entitled under their existing agreements with Peregrine are described above in the section entitled “—Employment Agreements with Peregrine” beginning on page 48 of this proxy statement.”

(7)
The information provided in the table above for Mr. Burrow reflects the actual amounts and values he may become eligible to receive in connection with the merger in light of his resignation on October 1, 2014 and assuming the merger closes on November 30, 2014. The cash amount reflected in the table above consists of $18,000 in consulting fees plus $41,250 in pro-rated 2014 fiscal year annual bonus at target level, and the value related to equity awards reflects the cash-out value of 6,000 stock options that were unvested at the time of his resignation. Each of the amounts in the preceding sentence are earned only if he continues to provide consulting services to Peregrine through the closing of the merger. The amounts that would have been reflected in the table above had Mr. Burrow not resigned, using the same assumptions applied to our other named executive officers, are as follows: $157,603 of cash (cash severance amounts under his employment agreement that would have been triggered had he experienced an involuntary termination of employment with Peregrine in connection with the merger), $336,240 related to cash-out of his equity awards, and $14,153 of health insurance-related amounts, for a total of $507,996.

Indemnification and Insurance
For a period of six years from and after the effective time, the surviving corporation will (and Murata will cause the surviving corporation to) indemnify and hold harmless our present and former directors, officers, employees, fiduciaries and agents to the same extent such persons were indemnified as of the date of the merger agreement by us pursuant to applicable law, our certificate of incorporation and bylaws, and specified indemnification agreements or similar agreements in existence on the date of the merger agreement. The surviving corporation will (and Murata will cause the surviving corporation to) advance expenses (including reasonable legal fees and expenses) incurred in the defense of any actions with respect to the matters subject to indemnification pursuant to the preceding sentence in accordance with the procedures set forth in our certificate of incorporation and bylaws, and indemnification agreements or similar agreements, if any, in existence on the date of the merger agreement; provided, however, that any of our directors, officers, employees, fiduciaries or agents to whom expenses are advanced undertakes, to the extent required by the DGCL, to repay such advanced expenses to the surviving corporation if it is ultimately determined that such director, officer or employee is not entitled to indemnification under applicable law.
We have entered into indemnification agreements with each of our directors and certain officers. Each indemnification agreement provides that we will indemnify the director or officer to the fullest extent permitted by law for claims arising in his or her capacity as our director, officer, employee or agent, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against such director or officer, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.
In the event the surviving corporation consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another entity, then proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, assumes the obligations described above (without relieving Murata of the obligations described above).

Peregrine will obtain prior to the effective time of the merger a “tail” insurance policy with a claims period of six years from the effective time of the merger with respect to directors’ and officers’ liability insurance covering those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policy, for acts or omissions occurring prior to the effective time of the merger, on terms that are no less favorable than our policies in effect on the date of the merger agreement.
Appraisal Rights
If you do not vote for the adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of our common stock must follow the steps prescribed in Section 262 of the DGCL and summarized below properly and in a timely manner.
Section 262 of the DGCL is reprinted in its entirety as Annex E to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex E to this proxy statement. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of our common stock immediately prior to the effective date of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.
ANY PEREGRINE STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX E CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.
Under the DGCL, holders of our common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery, or the Delaware Court, and to receive payment in cash of the “fair value”

of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, on the amount determined to be the fair value.
Under Section 262 of the DGCL, where a proposed merger for which appraisal rights are provided under Section 262 of the DGCL is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of our common stock and Section 262 of the DGCL is attached as Annex E to this proxy statement. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex E carefully and should consult his, her or its legal advisor, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.
If you wish to exercise appraisal rights, you must not vote for the adoption of the merger agreement and you must deliver to Peregrine, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of our common stock. If you sign and return a proxy card or vote by submitting a proxy via the Internet or by telephone or by attending the special meeting and voting in person without expressly directing that your shares of our common stock be voted against the adoption of the merger agreement or you abstain from voting your shares of our common stock on the adoption of the merger agreement, you will effectively waive your appraisal rights because your shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person or by submitting a proxy via the Internet or by telephone in favor of the proposal to adopt the merger agreement or you must vote against the proposal or abstain from voting for the proposal by checking either the “against” or the “abstain” box next to the proposal on such card or vote in person or in a proxy submitted via the Internet or by telephone. A vote or proxy against the adoption of the merger agreement, an abstention or a failure to vote altogether will not, in and of itself, constitute a demand for appraisal.
A demand for appraisal will be sufficient if it reasonably informs Peregrine of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights, you must be the record holder of such shares of our common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective date of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective date of the merger, will lose any right to appraisal in respect of such shares.
Only a holder of record of shares of our common stock on October 13, 2014, the record date for the special meeting, is entitled to assert appraisal rights for such shares of our common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, exactly as the holder’s name appears on the stock certificates, should specify the holder’s mailing address and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.
A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of our common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.
All written demands for appraisal of shares must be mailed or delivered to: Peregrine Semiconductor Corporation, 9380 Carroll Park Drive, San Diego, California 92121, Attention: Corporate Secretary.
Within 10 days after the effective date of the merger, we, as the surviving corporation, will notify each stockholder who properly asserted appraisal rights under Section 262 and has not voted for the adoption of the merger agreement of the effective date of the merger. Within 120 days after the effective date of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the value of the shares held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective date of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of the merger and with respect to which demands for appraisal have been received by us, and the aggregate number of holders of such shares. Such statement must be mailed to the stockholder within 10 days after the written request therefor has been received by us or within 10 days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.
If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days after such service, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of our shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.
After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court will take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL.
The Delaware Court will direct the payment of the fair value of the shares of our common stock to those stockholders who have perfected appraisal rights, together with interest, if any. The Delaware Court will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the action (which do not include attorneys’ or expert fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.
Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective date of the merger, be entitled to vote his, her or its shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our common stock as of a date prior to the effective date of the merger.
At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the cash payment for his, her or its shares pursuant to the merger agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective date of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the cash payment for his, her or its shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his, her or its shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger.
If you properly demand appraisal of your shares of our common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective date of the merger will require our written approval.
If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.
Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL GOVERN.
Treatment of Outstanding Stock Options and Restricted Stock Units
Each Peregrine stock option (whether vested or unvested) that is unexpired, unexercised and outstanding at the effective time of the merger will be cancelled and converted into the right to receive as soon as practicable following the effective time of the merger, an amount in cash equal to the product of (i) the aggregate number of vested and unvested shares subject to such stock option and (ii) the excess (if any) of the per share merger consideration of $12.50 over the applicable exercise price per share of such stock option, less all applicable deductions and withholdings required by law to be withheld in respect of such payments. Stock options with an exercise price greater than $12.50 per share will be cancelled without the payment of consideration.
Each Peregrine restricted stock unit that is outstanding and unvested at the effective time of the merger will be cancelled and converted into the right to receive the per share merger consideration of $12.50 for each share of our common stock underlying such restricted stock unit, less all applicable deductions and withholdings required by law to be withheld in respect of such payments. Such converted cash awards will remain subject to the same vesting terms that applied to the restricted stock units prior to the merger under the applicable award agreement. In addition to any other rights to accelerated vesting that the holder of such a right would be entitled, the merger agreement provides that all unvested converted restricted stock units will accelerate in full if the holder is either (i) terminated without cause, or (ii) resigns for good reason, within one year following the closing of the merger. The merger agreement generally defines cause as illegal conduct, material negligence or material breaches of duties to Peregrine or Murata. “Cause” and “good reason” have the definitions as set forth above in “Summary—Treatment of Outstanding Stock Options and Restricted Stock Units” beginning on page 8 of this proxy statement.
Each holder of converted restricted stock units will be paid in cash within 15 days following the date when the restricted stock units would have vested under their original terms and conditions, or as accelerated pursuant to the merger agreement. If such converted restricted stock units cease to vest and does not otherwise accelerate pursuant to the terms of the applicable award agreements or the merger agreement, no cash payment will be made with respect to such restricted stock units. Prior to the completion of the merger, we will take all actions necessary to effectuate the foregoing actions relating to outstanding stock options and restricted stock units and we will terminate all of our equity plans at or prior to completion of the merger.
Our named executive officers are entitled to accelerated vesting of their equity awards pursuant to their individual employment agreements if they experience an involuntary termination of employment following the merger and our employee directors are entitled to accelerated vesting of their stock options pursuant to the terms of the awards. See the section entitled “—Interests of Peregrine’s Directors and Named Executive Officers in the Merger—Interests of Non-Employee Directors” beginning on page 46 of this proxy statement and “—Interests of Peregrine’s Directors and Named Executive Officers in the Merger—Interests of our Named Executive Officers” beginning on page 47 of this proxy statement for details regarding these arrangements.
Effective Time of the Merger
The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Murata and us and specified in the certificate of merger. The filing of the certificate of merger will occur on the date of closing, which will take place on a date to be specified by Murata, merger sub and us and which will be no later than the third business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Murata and us. We currently anticipate the merger to be completed by the end of 2014.
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will be delisted from and will no longer be traded on The NASDAQ Global Market and will be deregistered under the Exchange Act. Following the closing of the merger, we will no longer be an independent public company.
Certain Material United States Federal Income Tax Consequences of the Merger
The following discussion summarizes certain material U.S. federal income tax consequences of the merger to holders of Peregrine common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.
This discussion assumes that holders of Peregrine common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Peregrine common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, insurance companies, controlled foreign corporations, passive foreign investment companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders (as defined below) that have a functional currency other than the U.S. dollar, tax-exempt organizations, governmental agencies or instrumentalities, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships or such other entities, holders who hold shares of Peregrine common stock as part of a hedge, straddle, constructive sale or conversion transaction, holders who acquired their shares of Peregrine common stock through the exercise of employee stock options or other compensation arrangements, and holders who exercise appraisal rights. This discussion does not address any tax consequences arising under foreign, state, local, alternative minimum, estate, gift or any other U.S. federal law other than U.S. federal income tax law that may be applicable to a holder. In addition, the discussion does not address any tax consequences arising under the unearned income Medicare contribution tax imposed pursuant to Section 1411 of the Code.
This discussion provides only a general summary of the material U.S. federal income tax consequences of the merger to holders of Peregrine common stock. It is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement. No ruling has been or will be sought from the Internal Revenue Service as to the tax consequences of the merger.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Peregrine common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of such a partnership holding Peregrine common stock, you should consult your own tax advisor.
All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Peregrine common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Peregrine common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or individual resident of the United States for U.S. federal income tax purposes;

•
a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.
A “non-U.S. holder” is a beneficial owner (other than a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Peregrine common stock that is not a U.S. holder.
U.S. Holders
The conversion of shares of Peregrine common stock into cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Peregrine common stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Peregrine common stock.
A U.S. holder may, under certain circumstances, be subject to information reporting on the cash received in the merger unless such U.S. holder is an exempt recipient. Backup withholding will also apply at the applicable rate (currently, 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.
Non-U.S. Holders
Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items;

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of the Company’s common stock at any time during the five years preceding the merger; or

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or such lower rate specified by an applicable income tax treaty) on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any, subject to certain limitations.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.
We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.
THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY, IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO PEREGRINE STOCKHOLDERS AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.
Regulatory Matters
Antitrust Laws
HSR Act
The closing of the merger is subject to expiration or termination of the applicable waiting period under the HSR Act and the rules thereunder. Under the HSR Act, the merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and to the Federal Trade Commission (“FTC”) and the applicable waiting period expires or is terminated. The HSR Act requires the parties to observe a 30-day waiting period (the “initial 30-day waiting period”), during which time the merger may not be consummated, unless that initial 30-day waiting period is terminated early. Peregrine and Murata filed their respective notification and report forms pursuant to the HSR Act with the DOJ and FTC on September 15, 2014, and the parties' request for early termination of the applicable waiting period was granted on September 26, 2014.
At any time before or after the effective time of the merger, the FTC, the DOJ, state attorneys general, or private parties can file suit under the antitrust laws to enjoin consummation of the merger, to impose conditions on the merger, or to require divestitures. There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.
Other Jurisdictions
The completion of the merger is also subject to comparable notifications and review under the antitrust laws of Japan. Peregrine and Murata jointly filed a notification with the appropriate governmental entities in Japan on September 12, 2014. We received clearance by the Japanese regulatory authorities to proceed with the merger after the applicable waiting period, which terminated on October 12, 2014.
U.S. National Security Regulations. The Foreign Investment and National Security Act of 2007, which we refer to as “FINSA,” and the Exon-Florio Amendments to the Defense Production Act of 1950, empower the President of the United States of America to review and, if necessary, prohibit or suspend an acquisition of, or investment in, a U.S. company by a “foreign person” if the President, after investigation, determines that the foreign person’s control threatens to impair the national security of the United States. Pursuant to FINSA, CFIUS has been statutorily delegated the authority to receive notices of proposed transactions, determine when an investigation is warranted, conduct investigations, require mitigation measures and submit recommendations to the President to suspend or prohibit the completion of transactions or to require divestitures of completed transactions. A party or parties to a transaction may, but are not required to, submit to CFIUS a voluntary notice of the transaction. CFIUS also has the power to initiate reviews on its own in the absence of a voluntary notification. In general, CFIUS review of a transaction occurs in an initial 30-day review period that may be extended by CFIUS for an additional 45-day investigation period. At the close of its review or investigation, CFIUS may decline to take any action relative to the transaction, may impose mitigation terms to resolve any national security concerns with the transaction or may send a report to the President recommending that the transaction be suspended or prohibited or providing notice to the President that CFIUS cannot agree on a recommendation relative to the transaction. The President has 15 days under the Defense Production Act to act on the CFIUS report.  The parties filed a voluntary notice with CFIUS on September 23, 2014, the review period for which commenced on September 26, 2014. See “The Merger Agreement—Conditions to Closing the Merger” beginning on page 66 of this proxy statement.
DDTC Advance Notice. We are registered with DDTC as a manufacturer of “defense articles” as that term is defined under the International Traffic in Arms Regulations (“ITAR”) Section 120.6. ITAR Section 122.4(b) requires that a registrant notify DDTC at least 60 days prior to the consummation of any transaction that would result in “the sale or transfer to a foreign person of ownership or control” of a registrant. The ITAR does not provide for DDTC to grant consent for a transaction that would result in foreign ownership or control, although DDTC retains the right to invalidate a registration or revoke any approved State Department export licenses or agreements. As the U.S. Department of State is also a CFIUS member agency, it could also raise any issues or concerns about a transaction in the CFIUS process.
We and Murata notified DDTC of the transaction on September 15, 2014, and the prior notice period will therefore expire on November 14, 2014, absent a waiver of that period by the DDTC. We and Murata are not aware of any circumstances that would lead DDTC to invalidate our registration, revoke licenses or agreements issued thereunder, or seek redress in the CFIUS process. Nevertheless, we cannot provide assurances that there will not be an issue in the DDTC review.
Certain Litigation

Following announcement of the merger, eight purported Peregrine stockholders have filed putative class action lawsuits that name as defendants us, our directors, Murata Electronics North America and Murata related entities. The first lawsuit, captioned Felton v. Peregrine Semiconductor Corporation, et al., Case No. 37-2014-00029171 (San Diego Sup. Ct. filed August 28, 2014), was filed on August 28, 2014 in the Superior Court for the State of California for the County of San Diego. The second lawsuit, captioned Moses v. Peregrine Semiconductor Corp., et al., Case No. 10095 (Del. Ct. Ch. filed Sept. 5, 2014), was filed on September 5, 2014 in the Court of Chancery of the State of Delaware. Six other cases were subsequently filed, two in the Superior Court for the State of California for the County of San Diego captioned Gordon v. Peregrine Semiconductor Corp., et al., Case No. 37-2014-00030329 (San Diego Sup. Ct. filed Sept. 9, 2014) and Reynolds v. Peregrine Semiconductor Corp., et al., Case No. 37-2014-00030570 (San Diego Sup. Ct. filed Sept. 11, 2014), and four in the Court of Chancery of the State of Delaware, captioned Grinberger v. Peregrine Semiconductor Corp., et al., Case No. 10119 (Del. Ct. Ch. filed Sept. 11, 2014), Hernandez v. John H. Allen, et al., Case No. 10130 (Del. Ct. Ch. filed Sept. 12, 2014), Berg v. Peregrine Semiconductor Corp., et al., 10138 (Del. Ct. Ch. filed Sept. 16, 2014) and Yurik v. Peregrine Semiconductor Corp., et al., Case No. 10139 (Del. Ct. Ch. filed Sept. 16, 2014). In Delaware, the cases have been consolidated as In re Peregrine Semiconductor Corp. Shareholders Litig., Consolidated, C.A. No. 10119-CB and an amended complaint has been filed. In California, we expect that the later filed cases will be consolidated with the first-filed case.
On September 11, 2014, we filed identical motions in the Superior Court for the State of California for the County of San Diego and in the Court of Chancery of the State of Delaware proposing that the State of California case be stayed or dismissed in favor of the Court of Chancery case, or if the alternative, that the Delaware case be stayed or dismissed in favor of the State of California case.
Each action asserts claims that our directors purportedly breached their fiduciary duties to our stockholders in connection with the proposed merger. Each action further claims that Murata Electronics North America, Inc. (and its related entities) aided and abetted those alleged breaches of fiduciary duty.
Each of the plaintiffs in the respective action seeks equitable relief, including an injunction preventing consummation of the proposed merger, rescission in the event that the merger is consummated, and an award of attorneys’ and other fees and costs. We believe that the claims are without merit and intend to defend them vigorously.

THE MERGER AGREEMENT
The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.
The merger agreement and the following description have been included to provide you with information regarding the terms of the merger agreement. It is not intended to provide any other factual information about Peregrine or Murata. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available, without charge, at http://www.sec.gov.
The representations and warranties described below and included in the merger agreement were made for the purposes of the merger agreement by Murata and us to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by Murata and us in connection with negotiating the terms of that agreement. In particular, the assertions embodied in the representations and warranties contained in the merger agreement are qualified by information in confidential disclosure schedules provided by us to Murata and merger sub in connection with the signing of the merger agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been made for the purpose of allocating risk between Murata and us rather than establishing the matters addressed by such representations and warranties as facts. The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Murata and us or our respective businesses.
The Merger
Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, merger sub, a wholly-owned subsidiary of Murata and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly-owned subsidiary of Murata and the separate corporate existence of merger sub will cease.
Effective Time; Closing
The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Murata and us and specified in the certificate of merger. The filing of the certificate of merger will occur on the date of closing, which will take place on a date to be specified by Murata, merger sub and us and which will be no later than the third business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Murata and us. Although we expect to complete the merger as soon as possible following the special meeting of our stockholders (if our stockholders adopt the merger agreement), we cannot specify when or assure that we and Murata will satisfy or waive all of the conditions to the closing of the merger. See “—Conditions to the Closing of the Merger” beginning on page 66 of this proxy statement.
Merger Consideration
The merger agreement provides that each share of our common stock outstanding immediately prior to the effective time of the merger will be cancelled and converted at the effective time of the merger into the right to receive $12.50 in cash, without interest and less any applicable withholding taxes, except that shares held by us as treasury stock or by any of our subsidiaries or by Murata or any of its subsidiaries will be cancelled and retired, and no payment will be made with respect to those shares, and shares held by stockholders who perfect appraisal rights with respect to any such shares will be treated as described under “The Merger—Appraisal Rights” beginning on page 50 of this proxy statement.
Treatment of Outstanding Stock Options and Restricted Stock Units
Each Peregrine stock option (whether vested or unvested) that is unexpired, unexercised and outstanding at the effective time of the merger will be cancelled and converted into the right to receive as soon as practicable following the effective time of the merger, an amount in cash equal to the product of (i) the aggregate number of shares subject to such stock option and (ii) the excess (if any) of the per share merger consideration of $12.50 over the applicable exercise price per share of such stock option, less all applicable deductions and withholdings required by law to be withheld in respect of such payments. Stock options with an exercise price greater than $12.50 per share will be cancelled without the payment of consideration.
Each Peregrine restricted stock unit that is outstanding and unvested at the effective time of the merger will be cancelled and converted into the right to receive the per share merger consideration of $12.50 for each share of our common stock underlying such restricted stock unit, less all applicable deductions and withholdings required by law to be withheld in respect of such payments. Such converted cash awards will remain subject to the same vesting terms that applied to the restricted stock units prior to the merger under the applicable award agreement. In addition to any other rights to accelerated vesting that the holder of such a right would be entitled, the merger agreement provides that all unvested converted restricted stock units will accelerate in full if the holder is either (i) terminated without cause, or (ii) resigns for good reason, within one year following the closing of the merger. The merger agreement generally defines cause as illegal conduct or serious breaches of duties to Peregrine or Murata. “Cause” and “good reason” have the definitions as set forth above in “Summary—Treatment of Outstanding Stock Options and Restricted Stock Units” beginning on page 8 of this proxy statement.
Each holder of converted restricted stock units will be paid in cash within 15 days following the date when the restricted stock units would have vested under their original terms and conditions, or as accelerated pursuant to the merger agreement. If such converted restricted stock units cease to vest and does not otherwise accelerate pursuant to the terms of the applicable award agreements or the merger agreement, no cash payment will be made with respect to such restricted stock units. Prior to the completion of the merger, we will take all actions necessary to effectuate the foregoing actions relating to outstanding stock options and restricted stock units and we will terminate all of our equity plans at or prior to completion of the merger.
Our named executive officers are entitled to accelerated vesting of their equity awards pursuant to their individual employment agreements if they experience an involuntary termination of employment following the merger and our employee directors are entitled to accelerated vesting of their stock options pursuant to the terms of the awards. See the section entitled “The Merger—Interests of Peregrine’s Directors and Named Executive Officers in the Merger—Interests of Non-Employee Directors” beginning on page 46 of this proxy statement and “The Merger—Interests of Peregrine’s Directors and Named Executive Officers in the Merger—Interests of our Named Executive Officers” beginning on page 47 of this proxy statement for details regarding these arrangements.
Surrender of Stock Certificates; Payment of Merger Consideration; Lost Certificates
Prior to the effective time of the merger, Murata will designate a paying agent reasonably acceptable to us and, promptly after the effective time of the merger and from time to time thereafter to the extent necessary, Murata or merger sub will deposit, or cause to be deposited, with the paying agent funds sufficient to pay the aggregate merger consideration to which holders of our common stock will be entitled at the effective time of the merger.
Promptly after the effective time of the merger, the paying agent will mail to each person who was a holder of record of our common stock immediately prior to the effective time of the merger a letter of transmittal containing instructions for exchanging certificates representing such shares of our common stock or shares held in book-entry with our transfer agent. Such letter of transmittal will be accompanied by a substitute IRS Form W-9 or the applicable IRS Form W-8. After the effective time of the merger, each holder of a certificate previously representing such shares of our common stock will, upon surrender to the paying agent of a certificate or receipt of an “agent’s message” by the paying agent in the case of book-entry shares, together with a properly completed letter of transmittal, be entitled to receive the merger consideration of $12.50 in cash, less any applicable withholding taxes, for each share of our common stock represented by such certificate or book-entry shares.
No interest will be paid or shall accrue on the cash payable upon surrender of any such certificate or book-entry shares. The cash paid upon surrender of any such certificate or book-entry shares will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of our common stock formerly represented by such certificate or book-entry shares.
If any such certificate has been lost, stolen or destroyed, the paying agent or the surviving corporation, as the case may be, will pay the merger consideration with respect to each share of our common stock formerly represented by such certificate upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by such person of a bond in a reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against the surviving corporation with respect to such certificate.
At any time following the six-month anniversary of the closing date of the merger, the surviving corporation may require the paying agent to deliver to it any funds previously made available to the paying agent that have not been disbursed to holders of certificates or book-entry shares that formerly represented shares of our common stock. After that point, stockholders will no longer be able to receive the merger consideration from the paying agent. Instead, they will be required to seek to obtain the merger consideration only the surviving corporation and in so doing will be treated as general creditors with respect to the payment of any such merger consideration, without any interest thereon.
Directors and Officers
The merger agreement provides that merger sub’s directors immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the initial directors of the surviving corporation to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation, and, except as determined by Murata or merger sub prior to the effective time, the officers of Peregrine immediately prior to the effective time shall be the initial officers of the surviving corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.
Representations and Warranties
We have made a number of representations and warranties to Murata and merger sub in the merger agreement regarding aspects of our business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	our and our subsidiaries’ organization, good standing and qualification, organizational and governing documents, and similar corporate matters;

•	our subsidiaries;

•	our and our subsidiaries’ capital structure;

•
our corporate power and authority to execute and deliver the merger agreement, to perform our obligations under the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against us;

•	the approval of our board of directors of the merger agreement and the consummation of the transactions contemplated by the merger agreement;

•	the recommendation of our board of directors that our stockholders vote to adopt the merger agreement;

•
the absence of any violation of our or our subsidiaries’ organizational or governing documents, certain contracts or laws or judgments to which we are subject as a result of our execution and delivery of the merger agreement and our consummation of the merger;

•	our compliance with all applicable laws;

•
the consents, approvals, notices and other similar actions with respect to governmental entities required as a result of our execution and delivery of the merger agreement and our consummation of the merger;

•	our possession of all permits necessary to operate our business;

•
the filing of required reports and other documents by us with the SEC since August 7, 2012, the compliance of such reports and documents with the applicable requirements of the federal securities laws, rules and regulations, the compliance of our financial statements included in such reports and documents with applicable accounting requirements and the rules and regulations of the SEC, the absence of any outstanding or unresolved comments received by us from the SEC and the absence of certain types of undisclosed liabilities;

•	compliance with the Sarbanes-Oxley Act of 2002;

•	the preparation of our financial statements included in our reports and documents filed with the SEC in accordance with GAAP;

•
the absence of any joint venture, off-balance sheet partnership or other similar arrangement entered into for the purpose of, intended to, or with the result of, avoiding the disclosure of any material transaction or material liability;

•	the maintenance by us of internal control over financial reporting and disclosure controls and procedures designed to ensure timely and adequate reporting;

•
the conduct of our and our subsidiaries’ respective businesses in the ordinary course of business consistent with past practice, in each case from December 28, 2013 to the date of the merger agreement;

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the absence, in each case from December 28, 2013 to the date of the merger agreement, of (i) any material adverse effect and (ii) of any action taken by us that would constitute a material breach of the covenants listed under “Covenants – Conduct of Our Business Prior to the Merger,” beginning on page 61 of the proxy statement.

•	certain pending and threatened litigation;

•	employee benefits plans;

•	labor and other employment matters;

•	the accuracy of the information supplied by us in connection with this proxy statement and compliance with the requirements of the Exchange Act;

•	our properties and leases;

•	title to our tangible assets and leasehold interests in any leased property;

•	our intellectual property;

•	tax matters;

•	environmental matters;

•	our material contracts;

•	our insurance policies;

•	our engagement of, and payment of fees to, certain brokers, investment bankers and financial advisors;

•	the inapplicability of any state takeover or similar statute or regulation to the merger agreement and the merger;

•
our significant customers, suppliers and distributors and the absence of any notices from any such customer, supplier, or distributor to change its business relationship with us or any of our subsidiaries, or of any failure to perform their contractual obligations;

•	our compliance with the United States Foreign Corrupt Practices Act or any other anti-bribery or anti-corruption laws;

•	data protection and privacy matters;

•	reasonably sufficient systems to perform all computing, information technology and data processing operations necessary for the current operation of us and our subsidiaries;

•	information technology matters;

•	our minute books;

•	our compliance with any export laws and applicable provisions of U.S. economic sanctions;

•	our compliance with government contracts and government authorities;

•	related party transactions;

•	the required vote of our stockholders required to adopt the merger agreement;

•	our receipt of a fairness opinion from Deutsche Bank and Evercore; and

•	no manufacture of weapons.
Some of our representations and warranties are qualified by a material adverse effect standard. The merger agreement provides that a material adverse effect is any event, occurrence, condition, circumstance, development, state of facts, change, or effect that:

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is, individually or in the aggregate, materially adverse to, or has a material adverse impact on, the business, financial condition, assets, properties, liabilities or results of operations of us and our subsidiaries, taken as a whole.

For purposes of the bullet point above, the merger agreement provides that none of the following will be taken into account in determining whether there has been or will be, a material adverse effect:

•	changes in the industry in which we operate;

•	changes in the general economic or business conditions within the United States or other jurisdictions in which we have operations;

•	general changes in the economy or financial markets of the United States or any other region outside of the United States;

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earthquakes, fires, floods, hurricanes, tornadoes or similar catastrophes, or acts of terrorism, war, sabotage, national or international calamity, military action or any other similar event or any change, escalation or worsening thereof;

•	any changes in GAAP or any changes in laws applicable to the operation of our or our subsidiaries’ business;

•	any effect, including loss of customers or employees of ours or our subsidiaries, as a result of the announcement or pendency of this transaction;

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any decline in the market price, or change in trading volume, of our capital stock or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; provided that the underlying causes of such decline, change or failure, may be considered in determining whether there was a material adverse effect;

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any actions taken, or failure to take any action, in each case, to which Murata or merger sub has expressly approved, consented or requested or that is required or prohibited by the merger agreement; and

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any stockholder class action litigation, derivative or similar litigation arising out of or in connection with or relating to the merger agreement and the transactions contemplated thereby, including allegations of a breach of fiduciary duty or misrepresentation in public disclosure (but not the facts or circumstances underlying such litigation).

     Murata and merger sub have made a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	their organization and good standing;

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their corporate power and authority to execute and deliver the merger agreement, to perform their obligations under the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement;

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the absence of any violation of Murata’s or merger sub’s organizational or governing documents, certain contracts or laws and judgments applicable to Murata or merger sub as a result of Murata’s and merger sub’s execution and delivery of the merger agreement and the consummation of the merger;

•	the enforceability of the merger agreement against them;

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the consents, approvals, notices and other similar actions with respect to governmental entities required as a result of Murata’s or merger sub’s execution and delivery of the merger agreement and Murata’s or merger sub’s consummation of the merger;

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the absence of actual or threatened litigation against Murata, merger sub or any Murata subsidiary challenging the merger, which, if adversely determined, would, either individually or in the aggregate, reasonably be expected to prevent consummation of the merger or performance by Murata or merger sub of any of their material obligations under the merger agreement;

•	the accuracy of information supplied by Murata and merger sub for inclusion in this proxy statement;

•	merger sub’s lack of prior operating activity;

•	having sufficient funds for payments under the merger agreement; and

•	that none of Murata, merger sub or any other Murata affiliate is an “interested stockholder” under Delaware’s takeover statute.
The representations and warranties of each of the parties to the merger agreement will expire upon effective time of the merger.
Covenants
Conduct of Our Business Prior to the Merger
In the merger agreement, we have agreed that from August 22, 2014 until the earlier of the termination of the merger agreement and the effective time of the merger, subject to certain exceptions, we will carry on our, and we will cause each of our subsidiaries to carry on their, business in the ordinary course consistent with past practice, use commercially reasonable efforts to keep available the services of our and our subsidiaries’ officers, key employees and consultants, and comply, in all material respects, with all applicable laws and the requirements of all material contracts.
In addition, from August 22, 2014 until the earlier of the termination of the merger agreement and the effective time of the merger, we have agreed, with specified exceptions, to various restrictions on the conduct of our and our subsidiaries’ business, including restrictions on our and our subsidiaries’ ability to:

•	amend or otherwise change (or propose to amend or otherwise change) our or any of our subsidiaries’ certificate of incorporation of bylaws or equivalent organizational documents;

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issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock of ours or any of our subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest and including any of our restricted stock units, stock options or voting securities), of ours or any of our subsidiaries, except for the issuance of our shares pursuant to exercises of our stock options or vesting of our restricted stock units outstanding as of the date of the merger agreement;

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transfer, lease, sell, pledge, license, dispose of, abandon, allow to lapse, or encumber any material assets, rights or properties or business of ours or any of our subsidiaries, except in the ordinary course of business;

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declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of our capital stock (other than dividends or distributions made by a subsidiary of ours to us or another subsidiary of ours) or enter into an agreement with respect to the voting of its capital stock;

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reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, or authorize or agree to do any of the foregoing, directly or indirectly, any of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests, except (i) in accordance with agreements evidencing our stock options or our restricted stock units or (ii) tax withholdings and exercise price settlements upon the exercise of our or vesting of our restricted stock units;

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(i) acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination), in one transaction or any series of related transactions, any corporation, partnership, other business organization or any division thereof or any other business, or any equity interest in any person; (ii) incur any indebtedness for borrowed money or issue or sell any debt securities or options, warrants, calls or other rights to acquire any of our debt securities or any of our securities, or assume, guarantee or endorse, or otherwise become responsible for (contingently or otherwise), the obligations of any person; (iii) make any loans, advances or capital contributions, except for employee loans or advances for travel expenses and extended payment terms for customers, in each case subject to applicable law and only in the ordinary course of business and not to exceed $1,000,000 in the aggregate; (iv) make, authorize, or make any commitment with respect to any capital expenditure or other expenditure that (A) has not been set forth in our or our subsidiaries’ annual budget, and (B) is collectively, in the aggregate for us and our subsidiaries taken as a whole, in excess of $500,000 during any consecutive three-(3) month period; (v) make or direct to be made any capital investments or equity investments in any entity, other than investments in any wholly-owned subsidiary of ours; or (vi) enter into or amend any contract, commitment or arrangement with respect to any matter set forth in this paragraph;

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except as publicly announced prior to the date of the merger agreement, announce, implement or effect any reduction in labor force greater than five percent (5%) of our total headcount, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of ours or any of our subsidiaries (including, but not limited to, any “plant closing” or “mass layoff” as those terms are defined in the Worker Adjustment and Retraining Notification Act or any similar action under a similar law), other than routine employee terminations;

•	enter into a new line of business that is material to us and our subsidiaries taken as a whole;

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make or change any tax election, adopt or change any accounting period or any accounting method with respect to taxes, file any amended tax return, enter into any closing agreement with respect to taxes, settle any tax claim or assessment relating to us or any of our subsidiaries, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to us or any of our subsidiaries, destroy or dispose of any books and records with respect to tax matters relating to periods beginning before the effective time of the merger and for which the statute of limitations is still open or under which a record retention agreement is in place with a governmental authority, in each case, only to the extent such action would have the effect of materially increasing the tax liability of ours or our subsidiaries for any period ending after the effective time of the merger;

•	settle any material claim, arbitration or other action;

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except as required by law, or in the ordinary course of business consistent with past practice, enter into any contract or amendment that would be a material contract of ours, or amend or modify in any material respect in a manner that is adverse to us or any of our subsidiaries, or terminate or consent to the termination of, any material contract of ours, or waive or consent to the termination of our or any of our subsidiaries’ material rights thereunder, in each case other than the termination or expiration of a material contract of ours in accordance with its terms;

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enter into any contracts (i) under which we or any of our subsidiaries grants or agrees to grant to any third party any assignment, license (other than standard outbound licenses), release, immunity or other right with respect to any of our intellectual property, (ii) under which we or any of our subsidiaries establishes with any third party a joint venture, strategic relationship, or partnership pursuant to which we agree to develop or create (whether jointly or individually) any material intellectual property, products or services; (iii) that will cause or require (or purport to cause or require) the surviving corporation or Murata to (A) grant to any third party any license, covenant not to sue, immunity or other right with respect to or under any of the intellectual property or intellectual property rights of Murata; or (B) be obligated to pay any royalties or other amounts to any third party (other than, with respect to the surviving corporation only, in connection with non-exclusive licenses of software, or contracts for licenses to or other rights to use systems, entered into in the ordinary course of business consistent with past practice);

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enter into or amend any contract pursuant to which any other party is granted, or that otherwise subjects us or any of our subsidiaries or Murata or any of its affiliates to, any non-competition, exclusive marketing or other exclusive rights of any type or scope that materially restrict us or any of our subsidiaries or, upon consummation of the merger, Murata or any of its affiliates, from engaging or competing in any line of business or in any location or otherwise imposing material changes or restrictions on their assets, operations or business;

•	enter into any material lease, material sublease or material license for real property or material operating lease;

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enter into or amend or otherwise modify any contract or arrangement with persons that are affiliates or are executive officers or directors of us, except as otherwise permitted or required by the merger agreement;

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(i) increase in any respect the compensation or benefits of any employee, director or individual independent contractor of ours or our subsidiaries other than (1) as specifically required pursuant to the terms of the employee benefit plans in effect as of the date of the merger agreement, (2) increases in salaries or wages of non-officer employees as part of annual merit or other increases made in the ordinary course of business consistent with past practice and (3) payment of accrued or earned but unpaid bonuses or commissions, (ii) grant any severance or termination pay to any employee, director or individual independent contractor of ours or any of our subsidiaries other than as required pursuant to the terms of the employee benefit plans in effect as of the date of the merger agreement, (iii) terminate the employment of our Chief Executive Officer or any of his direct reports other than for “cause”, or hire any new employee that will serve as a direct report to our Chief Executive Officer or (iv) establish, adopt, enter into, amend or terminate any employee benefit plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be an employee benefit plan if it were in existence as of the date of the merger agreement, or (v) accelerate the payment, right to payment or vesting of any material compensation or benefits;

•	commence any material action, except as otherwise permitted or required by the merger agreement;

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delay the payment of any trade payables to vendors and other third parties or accelerate the collection of trade receivables and other receivables, in each case outside the ordinary course of business consistent with past practices;

•	terminate, cancel, amend or modify any insurance coverage policy maintained by us or any of our subsidiaries that are not simultaneously replaced by a comparable amount of insurance coverage;

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enter into any arrangements (other than agreements in the ordinary course of business consistent with our or any of our subsidiaries’ past practices) relating to any royalty or similar payment based on the revenues, profits or sales volume of ours or any of our subsidiaries, whether as part of the terms of the capital stock of ours or any of our subsidiaries or by any separate agreement;

•	change our methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act, as agreed to by its independent public accountants;

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adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the transactions contemplated by the merger agreement); or

•	otherwise make a commitment to do any of the foregoing.
No Solicitation of Acquisition Proposals
We have agreed that at all times from August 22, 2014 until the earlier of the termination of the merger agreement and the effective time of the merger, we and our subsidiaries shall not, nor shall we authorize or knowingly permit any of our respective representatives to, directly or indirectly:

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solicit, initiate, encourage, explore, induce or facilitate (including through the furnishing of any information) the submission or announcement of any proposal that could lead to any acquisition proposal (as defined in the merger agreement and described below under the heading “—Board Recommendation” beginning on page 64 of this proxy statement) or the making thereof to Peregrine or its stockholders;

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enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish any non-public information to, or otherwise cooperate in any way with, any person (other than Murata, merger sub or its representatives) with respect to any acquisition proposal; or

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take any action to render any provision of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute (including Section 203 of the Delaware General Corporations Law) or any restrictive provision of any applicable anti-takeover provision in our organizational documents, in each case inapplicable to any person (other than Murata, merger sub or any of their affiliates) or any acquisition proposal (and to the extent permitted thereunder, we shall promptly take all steps necessary to terminate any waiver that may have been theretofore granted to any such person or acquisition proposal under any such provisions).

Despite these general prohibitions, at any time prior to the adoption of the merger agreement by our stockholders and subject to the conditions below, in response to a bona fide written acquisition proposal that our board of directors determines in good faith, after consultation with our outside legal counsel and a financial advisor of nationally recognized reputation, is or would reasonably be likely to lead to a superior proposal, we and our representatives may:

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furnish information regarding ourselves and our subsidiaries to the person making such acquisition proposal (and its representatives) pursuant to a confidentiality agreement; provided, that all such information has previously been provided to Murata or is provided to Murata prior to or promptly following the time it is provided to such person; and

•	participate in discussions or negotiations with the person making such acquisition proposal (and its representatives) regarding such acquisition proposal.
We may only take these actions if:

•	none of us or any of our subsidiaries or any of our respective representatives shall have breached or taken any action inconsistent with any of the non-solicitation provisions in the merger agreement;

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our board of directors determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) that failure to take such action would reasonably be expected to result in a breach by our board of directors of their fiduciary duties under applicable law; and

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prior to furnishing any such nonpublic information to, or entering into discussions with, such person, we give Murata written notice of the identity of such person and of our intention to furnish nonpublic information to, or enter into discussions with, such person, and we receive from such person an executed confidentiality agreement in a customary form that is no less favorable to us than the confidentiality agreement between us and Murata, unless we already have an executed confidentiality agreement in place with such person.

Board Recommendation
The merger agreement provides that neither our board of directors nor any committee of our board will, or will agree or resolve to:

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(A) withdraw, modify, amend or qualify or publicly propose to withdraw, modify, amend or qualify, in any manner adverse to Murata or merger sub, our board of directors’ recommendation with respect to the merger; (B) fail to recommend against acceptance of any tender offer or exchange offer for our common stock within five (5) business days of the commencement of such offer; or (C) approve or recommend, or publicly propose to approve or recommend, any acquisition proposal (together referred to herein as a “change of board recommendation”); or

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adopt or recommend, or publicly propose to adopt or recommend, or allow us or any of our subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract constituting or related to, any acquisition proposal (other than a confidentiality agreement referred to above) (including those that require or are reasonably expected to cause us to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the transactions contemplated in the merger agreement) (referred to herein as an “acquisition agreement”).

Notwithstanding the foregoing, subject to the conditions described below, our board of directors may, at any time prior to the adoption of the merger agreement by our stockholders, in response to a superior proposal (as defined in the merger agreement and as described below under this heading) or an “intervening event” (as described below under this heading), effect a change of board recommendation.
Intervening Event
At any time prior to the adoption of the merger agreement by our stockholders, our board of directors may effect a change of board recommendation (if determined in good faith, after consultation with outside legal counsel, that failure to take such action would be reasonably be expected to result in a breach of our board of director’s fiduciary duties) if an event, fact, development, circumstance or occurrence that affects the business, assets or operations of ours or our subsidiaries that was not known to us as of the date of the merger agreement (or, if known, the consequences of which were not known to our board of directors as of the date of the merger agreement) becomes known by our board of directors after the date of the merger agreement or the material consequences thereof become thereof become known to our board of directors.
However, our board of directors may not effect such change of board recommendation unless we shall have provided written notice to Murata at least four (4) calendar days in advance of our intention to effect a change of board recommendation, and prior to effecting such change of board recommendation, we shall, and shall cause our representatives to, during such four (4) calendar day period, negotiate with Murata in good faith (to the extent that Murata desires to negotiate) to make such adjustments to the terms and conditions of the merger agreement so that the change of board recommendation is no longer necessary; and provided, further, that our board of directors shall not be permitted to effect a change of board recommendation with respect to or in connection with any acquisition proposal.
Superior Proposal
At any time prior to the adoption of the merger agreement by our stockholders, our board of directors may, in response to an unsolicited acquisition proposal our board of directors determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) constitutes a superior proposal and did not result from or arise in connection with a breach of the non-solicitation provisions of the merger agreement, do the following:
(A) make a change of board recommendation if our board of directors has concluded in good faith (after consultation with its outside legal counsel) that, in light of the receipt of such superior proposal (after giving effect to all of the adjustments to the merger agreement which may be offered by Murata), that failure to make such change of board recommendation would reasonably be expected to result in a breach by our board of directors of its fiduciary duties under applicable law, or
(B) cause us to terminate the merger agreement pursuant to the termination provisions of the merger agreement in order to, concurrently with such termination, enter into a definitive agreement with respect to such superior proposal if our board of directors has concluded in good faith, after consultation with its outside legal counsel, that, in light of the receipt of such superior proposal, that failure to so terminate the merger agreement would reasonably be expected to result in a breach by our board of directors of its fiduciary duties under applicable law; provided, that we shall not be entitled to terminate the merger agreement pursuant to the foregoing clause unless concurrently with such termination, we pay by wire transfer a termination fee of $14.0 million to Murata (as described below under “—Termination Fee and Expenses” beginning on page 68 of this proxy statement).
However, we shall not terminate the merger agreement pursuant to a superior proposal unless, (x) we have provided a written notice to Murata advising them that we have received a superior proposal, and (y) Murata does not, within four (4) calendar days following its receipt of the notice of superior proposal (the “notice period”), make an offer that, as determined by our board of directors, results in the applicable acquisition proposal no longer being a superior proposal (provided that, during the notice period, we shall, if so requested by Murata, negotiate in good faith, and cause its financial and legal advisors to negotiate in good faith, with Murata with respect to any revised proposal from Murata in respect of the terms of the transactions contemplated by the merger agreement), it being further understood and agreed that any amendment to the financial terms or other material terms of such superior proposal shall require the delivery to Murata of a new notice of superior proposal and a new notice period.

The covenant in the merger agreement generally prohibiting us from soliciting takeover proposals does not prevent us from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act; provided, however, that in no event will our board of directors take any action that is prohibited by such covenant in the merger agreement.
An “acquisition proposal” means any proposal, offer or indication of interest from a third party (whether or not in writing) relating to, or that could reasonably be expected to lead to, in one transaction or a series of transactions, (i) any direct or indirect acquisition or purchase (including by any license or lease) by any person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of (A) assets (including equity securities of any of our subsidiaries) or businesses that constitute twenty percent (20%) or more of our and our subsidiaries’ revenues, net income or assets, taken as a whole, or (B) beneficial ownership of twenty percent (20%) or more of any class of our or our subsidiaries’ equity securities; (ii) any purchase or sale of, or tender offer or exchange offer for, our or our subsidiaries’ equity securities that, if consummated, would result in any person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning twenty percent (20%) or more of any class of our or our subsidiaries’ equity securities; or (iii) any merger, consolidation, business combination, recapitalization, reorganization, dual listed structure, joint venture, share exchange or similar transaction involving us or any of our significant subsidiaries, as a result of which the owners of our equity securities immediately prior to such event own less than 80% of our equity securities immediately following such event; or (iv) any liquidation or dissolution of us, in each case other than the transactions contemplated by the merger agreement and transactions otherwise permitted by the merger agreement.
A “superior proposal” means any unsolicited, bona fide written acquisition proposal, which did not result from or arise in connection with a breach of the non-solicitation provisions of the merger agreement, made by a third party that, if consummated, would result in such third party’s (or its stockholders’) owning, directly or indirectly, greater than 50% of our equity securities (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all of our and our subsidiaries’ assets, taken as a whole and that (i) our board of directors determines in good faith after consultation with a financial advisor of nationally recognized reputation and its outside legal counsel to be more favorable from a financial point of view (including potential tax benefits) and on an overall basis, including the likelihood of consummation, to our stockholders than the merger (after taking into account all terms and conditions of such proposal and of the merger agreement, including (1) any changes to the terms of the merger agreement proposed by Murata in response to such offer or otherwise, (2) whether the proposal is reasonably capable of being completed by such third party (taking into account, among other things, the expectation of obtaining required regulatory approvals) and (3) if financing is required, whether such financing is reasonably available to the third party).
Stockholders’ Meeting
We have agreed, subject to any applicable legal restraints, to convene and hold a stockholders’ meeting, for the purpose of the adoption of the merger agreement by our stockholders, as promptly as practicable after the SEC confirms that it has no further comments on this proxy statement. We have also agreed to use our reasonable best efforts to solicit from our stockholders proxies in favor of the adoption of the merger agreement and to secure the vote or consent of our stockholders as required by the rules of The NASDAQ Global Market, the DGCL or other applicable law to effect the merger.
Our obligation to duly call, give notice of, convene and hold the stockholders’ meeting shall not be affected by the commencement, public proposal, public disclosure or communication to us of any superior proposal.
Efforts to Consummate the Merger; Regulatory Matters
We and Murata have each agreed to use reasonable best efforts to:

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take, or cause to be taken, all actions and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable; and

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obtain from any governmental entities any consents, licenses, permits, certificates, filings, exemptions, waivers, approvals, authorizations, registrations, waiting period expirations or terminations, clearances or orders required to be obtained by Murata or us or any of their or our subsidiaries, or to avoid any action by any governmental entity (including those in connection with antitrust laws, the CFIUS approval and notice to the U.S. State Department, Directorate for Defense Trade Controls under International Traffic in Arms Regulations (“ITAR”)), in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated in the merger agreement, including the merger.

“CFIUS approval” means (i) written determination from CFIUS to the effect that review or investigation of all of the transactions contemplated by the merger agreement has been concluded and that a determination has been made that there are no unresolved national security concerns, or (ii) following an investigation conducted by CFIUS pursuant to 31 C.F.R. § 800.503, CFIUS reports the transactions contemplated by the merger agreement to the President of the United States and the President of the United States makes a decision not to suspend or prohibit such transactions pursuant to his authorities under Section 721 of the Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988, and, in either case, no requirements or conditions to mitigate any national security concerns shall have been imposed, other than requirements or conditions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

Prior to the effective time, Murata and merger sub shall not, and shall cause their affiliates not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any governmental authority necessary to consummate the transactions contemplated by the merger agreement or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any governmental authority seeking or entering an order prohibiting the consummation of the transactions contemplated by the merger agreement; (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) materially delay or prevent the consummation of the transactions contemplated by the merger agreement.
Conditions to the Closing of the Merger
Our, Murata’s and merger sub’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	adoption of the merger agreement by an affirmative vote of the holders of a majority of the outstanding shares of Peregrine common stock;

•
no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, “order”), that is then in effect and has the effect of preventing or prohibiting consummation of the merger; provided, however, that each of the parties thereto shall use their reasonable best efforts to have any such order vacated; and

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any applicable waiting period (and any extensions thereof) under the HSR Act and the approvals or clearances applicable to the consummation of the merger under the foreign antitrust laws of Japan shall have expired, or been terminated or obtained, as applicable, (ii) the CFIUS approval shall have been obtained, and (iii) the 60-day pre-notification period under ITAR shall have expired or been earlier concluded or shortened by the U.S. State Department, Directorate for Defense Trade Controls (“DTCC”), relating to the merger agreement and transactions contemplated therein.

Murata’s and merger sub’s obligations to effect the merger are further subject to the satisfaction by us or waiver by them of the following conditions:

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the representations or warranties relating to our capitalization and number of our outstanding stock options and restricted stock units, at or prior to the effective time, shall be true and correct (without giving effect to any qualification as to “materiality” or “material adverse effect”) in all material respects as of the date of such representation and warranty (which shall be deemed satisfied, and such representations and warranties shall be deemed true and correct in all material respects, so long as any inaccuracy or combination of inaccuracies in such representations and warranties does not result, in aggregate, in an increase in the aggregate consideration otherwise payable by Murata in connection with transactions contemplated by the merger agreement by more than $1,000,000);

•
our representations or warranties relating to our authorized capital stock, corporate power and authority, board recommendation in adopting the merger agreement and brokers and expenses shall be true and correct in all respects as of immediately prior to the effective time as though made on or as of such date;

•
our representations and warranties contained in the merger agreement, other than those discussed in the preceding two bullet points, at or prior to the effective time, shall be true and correct (without giving effect to any qualification as to “materiality” or “material adverse effect”) as though made on or as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except, in each case, where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect;

•
we shall have complied with or performed in all material respects at or prior to the effective time our covenants, obligations or agreements under the merger agreement and such failure shall not have been cured;

•	since the date of the merger agreement, a material adverse effect has not occurred; and

•
Murata shall have received a certificate from an officer of ours, dated as of the closing of the merger, to the effect that each of the conditions set forth in the first four bullet points of this section have been satisfied.

Our obligations to effect the merger are further subject to the satisfaction by Murata and/or merger sub or waiver by us of the following conditions:

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the representations and warranties of Murata and merger sub set forth in the merger agreement shall be true and correct (without giving effect to any qualification as to “materiality” or “material adverse effect”) as though made on or as of the effective time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except where the failure to be so true and correct would not reasonably be expected to prevent or materially delay Murata’s or merger sub’s ability to consummate the transactions contemplated by the merger agreement;

•
Murata and merger sub shall have complied with or performed in all material respects at or prior to the effective time the covenants, obligations or agreements of Murata and merger sub under the merger agreement and such failure shall not have been cured; and

•	we will have received a certificate from an officer of Murata, dated as of the closing of the merger, to the effect that each of the conditions in the preceding two bullet points have been satisfied.

Termination of the Merger Agreement
The merger agreement may be terminated under the following circumstances:

•	by our and Murata’s mutual written consent, at any time prior to the effective time;

•	by either Murata, merger sub or us if:

•
the merger is not consummated by December 22, 2014, which we refer to as the “outside date,” but this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the substantial or primary cause of, or resulted in, the failure of such acceptance to occur on or before such date, and the outside date shall be automatically extended four (4) months until April 22, 2015 if all of the conditions to the merger set forth in the merger agreement, other than regulatory approval, have been satisfied or waived;

•
any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or other law that (x) makes acceptance for payment of, or payment for, our common stock or consummation of the merger illegal or otherwise prohibited, or (y) enjoins Murata and us from consummating the merger, and, in each case, such order, injunction, judgment, judicial decision, decree or ruling or law shall have become final and non-appealable; provided, however, that the party seeking to terminate the merger agreement shall have used its reasonable best efforts to have such order, injunction, judgment, judicial decision, decree or ruling avoided or lifted;

•
if the meeting of our stockholders shall have been held and completed, and approval and adoption of the merger agreement by our stockholders shall not have been obtained at such meeting of our stockholders or at any adjournment or postponement thereof; provided, however, that the right to terminate the merger agreement by failure to obtain the stockholders’ consent shall not be available to any party whose failure to fulfill any obligation under the merger agreement has been the substantial or primary cause of, or resulted in, the failure to obtain such approval and adoption of the stockholders; or

•	CFIUS shall have notified the parties that it intends to recommend that the President of the United States disapprove, block, or deny approval to the merger.

•	by us if:

•
if there is an inaccuracy in Murata or merger sub’s representations in the merger agreement, or a breach by Murata or merger sub of its covenants in the merger agreement, in either case such that Murata and merger sub’s closing conditions set forth in the merger agreement would not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the outside date and (B) the date that is twenty (20) business days from the date Murata is notified in writing by us of such breach, we may not terminate the Agreement pursuant to the terms of this paragraph (x) prior to such date if Murata and merger sub are taking reasonable efforts to cure such breach or inaccuracy and (y) following such date if such inaccuracy or breach is cured at or prior to such date; or

•
in accordance with an acquisition proposal or superior proposal, but only if we have complied with our obligations under the merger agreement and are otherwise permitted to accept the applicable superior proposal, provided that we, concurrently with such termination, (x) enter into the definitive agreement providing for the implementation of such superior proposal and (y) pays the termination fee to Murata in accordance with the applicable provisions of the merger agreement.

•	by Murata or merger sub if:

•
if there is an inaccuracy in our representations in the merger agreement, or a breach by us of its covenants herein, in either case such that our closing conditions set forth in the merger agreement would not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the outside date and (B) the date that is twenty (20) business days from the date we are notified in writing by Murata of such breach, Murata and merger sub may not terminate the merger agreement pursuant to the terms of this paragraph (x) prior to such date if we are taking reasonable efforts to cure such breach or inaccuracy or (y) following such date if such inaccuracy or breach is cured at or prior to such date;

•
if following the execution and delivery of the merger agreement, there shall have occurred a material adverse effect that is continuing (whether or not events or circumstances occurring prior to the execution and delivery of the merger agreement caused or contributed to the occurrence of such material adverse effect);

•	our board of directors or any committee thereof shall have made a change in board recommendation;

•
we or our board of directors (or any committee thereof) shall (A) approve, adopt or recommend any acquisition proposal from a third party; or (B) approve or recommend, or enter into or allow us or any of our subsidiaries to enter into, a letter of intent, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar contract relating to an acquisition proposal with a third party;

•
our board of directors shall have failed to publicly reconfirm our board of directors’ recommendation for the merger, without any conditions attached thereto, or failed to recommend that our shareholders reject any publicly announced tender offer or exchange offer and not tender their shares of Peregrine into such tender offer or exchange offer within five (5) business days after the commencement of a tender or exchange offer or public announcement or public notice of an acquisition proposal from a third party after written request from Murata to do so;

•
we shall have failed to include our board of directors’ recommendation for the merger in this proxy statement (it being agreed that the delivery of a notice of designated superior proposal and any amendment or update to such notice and the determination to so deliver such notice, update or amendment and public disclosure with respect thereto shall not, by itself, give rise to a right for Murata to terminate the merger agreement);

•	we or our board of directors shall publicly propose to do any of the actions specified in the preceding four bullet points.

As described above, in the event of an unsolicited third party offer to acquire us through an asset sale, such offer would need to be for an acquisition of all or substantially all of the assets of us and our subsidiaries, taken as a whole, and accordingly, we do not have a right to terminate the merger agreement for a third party offer to acquire less than all or substantially all of our and our subsidiaries’ assets, taken as a whole.
Termination Fee and Expenses
Each party will generally pay its own fees and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the merger is consummated.
We will be required to pay a termination fee of $14.0 million to Murata if:

•	the merger agreement is terminated by Murata because:

•	our board of directors or any committee thereof shall have made a change in board recommendation;

•
we or our board of directors (or any committee thereof) shall (A) approve, adopt or recommend any acquisition proposal; or (B) approve or recommend, or enter into or allow us or any of our subsidiaries to enter into, a letter of intent, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar contract relating to an acquisition proposal;

•
our board of directors shall have failed to publicly reconfirm our board of directors’ recommendation for the merger, without any conditions attached thereto, or failed to recommend that our shareholders reject any publicly announced tender offer or exchange offer and not tender their shares of Peregrine into such tender offer or exchange offer within five (5) business days after the commencement of a tender or exchange offer or public announcement or public notice of an acquisition proposal from a third party after written request from Murata to do so;

•
we shall have failed to include our board of directors’ recommendation for the merger in this proxy statement (it being agreed that the delivery of a notice of designated superior proposal and any amendment or update to such notice and the determination to so deliver such notice, update or amendment and public disclosure with respect thereto shall not, by itself, give rise to a right for Murata to terminate the merger agreement);

•	we or our board of directors shall publicly propose to do any of the actions specified in the preceding four bullet points.

•
the merger agreement is terminated by us because at any time prior to the approval of the merger by our stockholders, our board of directors determines to accept a superior proposal, but only if we have complied with the provisions of the non-solicitation covenant in the merger agreement and provided that such termination will not be effective unless we simultaneously enter into a definitive agreement with respect to such superior proposal; or

•	the merger agreement is terminated either by Murata or us:

•
if the merger will not have occurred on or before the outside date (as may be extended) or if our stockholders do not adopt the merger agreement at the stockholders meeting, so long as, (x) an acquisition proposal by a third party shall have been publicly announced after the date of the merger agreement and prior to such termination of the merger agreement, and (y) within 12 months after such termination (A) we enter into a definitive agreement with respect to an acquisition proposal or (B) an acquisition proposal is consummated (with all references to 20% in the definition of “acquisition proposal” being treated as references to 50.1% solely for purposes of this provision; or

•
if we are then in material breach of our covenants or agreements contained in the merger agreement, so long as in each case, (x) an acquisition proposal by a third party shall have been publicly announced after the date hereof and prior to such termination, and (y) within 12 months after such termination (A) we enter into a definitive agreement with respect to an acquisition proposal or (B) an acquisition proposal is consummated (with all references to 20% in the definition of “acquisition proposal” being treated as references to 50.1% solely for purposes of this provision).
We will be required to reimburse Murata’s expenses, up to $1.5 million, if:

•	the merger agreement is terminated by Murata because:

•
there is an inaccuracy in our representations, or we breach our covenants that, as a result of such inaccuracy or breach, the closing conditions would not be satisfied (subject to cure periods set forth in the merger agreement).

Murata will be required to reimburse our expenses, up to $1.5 million, if:

•	the merger agreement is terminated by us because:

•
there is an inaccuracy in Murata’s or merger sub’s representations, or there is a breach by Murata or merger sub of its covenants that, as a result of such inaccuracy or breach, the closing conditions would not be satisfied (subject to cure periods set forth in the merger agreement).

Indemnification and Insurance
For a period of six years from and after the effective time, the surviving corporation will (and Murata will cause the surviving corporation to) indemnify and hold harmless our present and former directors, officers and employees to the same extent such persons were indemnified as of the date of the merger agreement by us pursuant to applicable law, our certificate of incorporation and bylaws, and specified indemnification agreements in existence on the date of the merger agreement, arising out of acts or omissions in their capacity as our directors, officers or employees occurring at or prior to the effective time of the merger. The surviving corporation will (and Murata will cause the surviving corporation to) advance expenses (including reasonable legal fees and expenses) incurred in the defense of any actions with respect to the matters subject to indemnification pursuant to the preceding sentence in accordance with the procedures set forth in our certificate of incorporation and bylaws, and indemnification agreements, if any, in existence on the date of the merger agreement; provided, however, that any of our directors, officers or employees to whom expenses are advanced undertakes, to the extent required by the DGCL, to repay such advanced expenses to the surviving corporation if it is ultimately determined that such director, officer or employee is not entitled to indemnification under applicable law.
In the event the surviving corporation consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another entity, then proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, assumes the obligations described above (without relieving Murata of the obligations described above).
Peregrine will obtain prior to the effective time of the merger a “tail” insurance policy with a claims period of six years from the effective time of the merger with respect to directors’ and officers’ liability insurance covering those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policy, for acts or omissions occurring prior to the effective time of the merger, on terms that are no less favorable than our policies in effect on the date of the merger agreement.
Employee Matters
Murata has agreed to generally recognize the service of our employees prior to the merger for vesting and eligibility purposes (but not for benefit accrual purposes) in connection with certain employee benefit plans maintained by Murata or its subsidiaries in which our employees will participate following the completion of the merger. In addition, subject to certain exceptions, Murata has agreed to waive pre-existing condition limitations and participation waiting periods under certain welfare plans in which our employees may be eligible to participate after the completion of the merger. We have agreed to take any actions reasonably requested by Murata with respect to our 401(k) plan, including terminating our 401(k) plan if requested by Murata. As promptly as practicable after our employees are transferred to Murata’s or any of its subsidiaries’ (other than the surviving corporation’s) payroll and subject to certain exceptions and the terms of any 401(k) plan sponsored or maintained by Murata or any of its subsidiaries in which our employees will become eligible to participate, Murata will permit our employees located in the United States to participate in any such 401(k) plan in accordance with Murata’s or its applicable subsidiary’s ordinary course policies and procedures with respect to timing for participation in such plan.
For one year following the completion of the merger, Murata has agreed to provide each continuing employee with annual base salary or hourly wages that are no less than those provided to such employees prior to the date of the merger agreement. Murata has also agreed to provide each continuing employee with defined contribution retirement benefits and welfare benefits that are no less than those provided to such employees prior to the date of the merger agreement. Notwithstanding the foregoing, Murata has reserved the right to terminate any continuing employees, subject to restrictions imposed by law and contractual arrangements with any individual employee.
Finally, on the first regular payroll date following the month in which the completion of the merger occurs, but no earlier than the first payroll date in January 2015, Murata will pay a cash bonus to each continuing employee who is a participant in the Company’s annual incentive bonus plan, in an amount equal to each continuing employee’s pro-rated 2014 fiscal year annual bonus at target level.

Additional Agreements
Except as would violate applicable law or securities exchange rules, we, Murata and merger sub have agreed to consult with each other prior to making any press release or other public statements with respect to the merger.
We and Murata have agreed to promptly notify each other of the occurrence of any event that would be likely to cause any condition to the obligations of Murata or us, respectively, to effect the merger or any other transaction not to be satisfied.
We have agreed to afford to Murata or merger sub and their representatives reasonable access at all reasonable times to our officers, employees, agents, properties, offices, plants and other facilities, books and records, including our intellectual property, and financial, operating and other data and information (including the work papers of our accountants) as Murata or merger sub may reasonable request as long as these actions are in compliance with all applicable data privacy and protection laws. Notwithstanding the obligations described in the preceding sentence, we are not required to include any information that is (a) subject to a statutory non-disclosure or similar provision or agreement with a governmental authority, prime contractor, higher-tier subcontractor, distributer, or other third party for end-use by a governmental authority unless solely provided to the recipient’s outside counsel who may summarize such information and share its findings (but not the underlying information) with Murata or merger sub (b) subject to an attorney-client privilege or other legal privilege or (c) that is subject to a non-disclosure agreement with a third party.
We have agreed to consult with Murata and merger sub with respect to the obtaining of any permits, consents, approvals, waiting period expiration or terminations and authorizations, and each of the parties will keep the other apprised of the status of matters relating to the completion of the transactions contemplated by the merger agreement. We and Murata shall each, subject to the terms and conditions of the merger agreement, use our reasonable best efforts to resolve any objections that may be asserted by any governmental authority with respect to the merger agreement or the transactions contemplated thereto. We and Murata, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability us, Murata, or merger sub to consummate the transactions contemplated by the merger agreement, shall use reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be.
We have also agreed to provide Murata with the opportunity to participate in the defense, settlement or compromise of any action against us and/or our directors relating to the transactions and we have agreed to obtain the prior written consent of Murata prior to settling or satisfying any such action.
Extension, Waiver and Amendment of the Merger Agreement
We, Murata and merger sub may amend the merger agreement at any time prior to the closing of the merger. However, after the adoption of the merger agreement by our stockholders, no amendment can be made that by law or the rules of The NASDAQ Global Market requires further approval by our stockholders without obtaining such approval.

We, Murata or merger sub, at any time prior to the effective time, may extend the time for performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in another party’s representations and warranties and waive compliance by another party with any of the agreements or conditions contained in the merger agreement. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation, or warranty or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver.

GUARANTY BY MURATA MANUFACTURING

The following summary describes certain material provisions of the letter agreement by Murata Manufacturing, which provides for a guarantee of Murata’s and merger sub’s obligations under the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the letter agreement, which is attached to this proxy statement as Annex B and incorporated into this proxy statement by reference. We urge you to read carefully the letter agreement in its entirety because this summary may not contain all the information about the letter agreement that is important to you.
 Pursuant to the terms of a letter agreement, dated August 22, 2014, between Peregrine and Murata Manufacturing, Murata Manufacturing has guaranteed the payment and performance of the obligations of Murata and merger sub under the merger agreement, in each case, as and when due pursuant to the terms of the merger agreement.  Murata Manufacturing has made representations and warranties to us in connection with its guaranty with respect to, among other matters:
•Murata Manufacturing’s authority to enter into the letter agreement; and
•the enforceability of the letter agreement against Murata Manufacturing.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of October 13, 2014 by:
•each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•our named executive officers;
•each of our directors; and
•all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

This table lists applicable percentage ownership based on 34,066,799 shares of Common Stock outstanding as of October 13, 2014. Options to purchase shares of our Common Stock that are exercisable within 60 days of October 13, 2014 are deemed to be beneficially owned by the persons holding these options and convertible notes for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

	Beneficial Ownership
	Number of Shares	Percent of Total Outstanding Common Stock
5% or Greater Stockholders
PRIMECAP Management Company (1)	4,248,400	12.47%
225 South Lake Ave., #400 Pasadena, CA 91101
QVT Financial LP (2)	3,253,988	9.55%
1177 Avenue of Americas, 9th Floor New York, NY 10036
US Small Business Administration (3)	2,133,503	6.26%
1100 G Street, N.W., 11th Floor Washington, DC 20005
Directors and Named Executive Officers
James S. Cable, Ph.D. (4)	1,325,155	3.76%
Jay C. Biskupski (5)	391,378	1.14%
Carl N. Burrow (6)	39,181	*
John H. Allen (7)	91,164	*
Jeffrey K. Belk (8)	112,194	*
Gary A. Monetti (9)	97,516	*
Paul N. D’Addario (10)	1,612,761	4.73%
Robert D. Pavey (11)	1,706,935	5.01%
Elton B. Sherwin (12)	76,839	*
Carl P. Schlachte (13)	50,863	*
Anthony S. Thornley (14)	80,863	*
All current directors and executive officers as a group (11 persons)(15)	5,584,849	15.52%

*		Less than one percent.

(1)
Consists of 4,248,400 shares held by PRIMECAP Management Company as of October 13, 2014. The amount shown and the information contained in this footnote are derived from the Schedule 13G of PRIMECAP Management Company, filed with the SEC on February 10, 2014.

(2)
Consists of 422,588 shares held by the QVT Fund IV LP, 2,509,635 shares held by the QVT Fund VLP, and 321,765 shares held by Quintessence Fund LP (collectively, the “Funds”). QVT Financial LP (“QVT Financial”) has the power to direct the vote and disposition of the Common Stock held by each of the Funds. Accordingly, QVT Financial is deemed to be the beneficial owner of the aggregate amount of 3,253,988 shares of Common Stock, consisting of the shares of Common Stock owned by the Funds. The amount shown and the information contained in this footnote are derived from the Schedule 13D of QVT Financial LP, QVT Financial GP LLC, QVT Fund V LP and QVT Associates GP LLC, filed with the SEC on September 2, 2014.

(3)
Consists of 405,523 shares held by the U.S. Small Business Administration and 1,727,980 shares held by the U.S. Small Business Administration as receiver for WAV, L.P. Pursuant to an Order of the U.S. District Court for the Southern District of New York dated May 10, 2005 (“Receivership Order”) in the civil action captioned United States of America v. WAV, L.P., Case No. 1:05-CV-04196-CM, the U.S. Small Business Administration (“SBA”) was appointed Receiver (the “Receiver”) for WAV, L.P. (“WAV”, f/k/a Wasserstein Adelson Ventures, L.P.). The Receivership Order grants to the Receiver “all power, authorities, rights and privileges heretofore possessed by the officers, directors, managers and general limited partners of WAV under applicable state and federal law, by the Limited Partnership Agreement, and the By-Laws of said limited partnership.”

(4)
Consists of 10,366 shares held by UBS Financial Services as IRA custodian for James S. Cable, 161,883 shares held by James S. Cable, and 1,152,906 shares issuable upon exercise of options exercisable within 60 days of October 13, 2014. Does not include 4,442 shares held by family members of James S. Cable.

(5)	Consists of 9,501 shares held by Jay C. Biskupski and 381,877 shares issuable upon exercise of options exercisable within 60 days of October 13, 2014.

(6)	Consists of 22,875 shares held by Carl N. Burrow and 16,306 shares issuable upon exercise of options exercisable within 60 days of October 13, 2014.

(7)	Consists of 33,832 shares held by John H. Allen and 57,332 shares issuable upon exercise of options exercisable within 60 days of October 13, 2014.

(8)
Consists of 28,436 shares held by Jeffrey K. Belk, 10,217 shares held by the Jeffrey K. Belk and Kim Z. Belk Trust Dated July 22, 1998 and 73,541 shares issuable to Mr. Belk upon exercise of options exercisable within 60 days of October 13, 2014.

(9)	Consists of 25,545 shares held by Gary A. Monetti, and 71,971 shares issuable upon exercise of options exercisable within 60 days of October 13, 2014.

(10)	Consists of 1,559,700 shares held by the Palisades Entities, 29,901 share held by Paul N. D’Addario and 23,160 shares issuable upon exercise of options exercisable within 60 days of October 13, 2014.

(11)
Consists of 1,671,033 shares held by Morgenthaler Partners VI, L.P, 12,741 shares held by Pavey Family Investments, 1 share held by Robert D. Pavey, and 23,160 shares issuable upon exercise of options exercisable within 60 days of October 13, 2014.

(12)	Consists of 53,679 shares held by Elton B. Sherwin and 23,160 shares issuable upon exercise of options exercisable within 60 days of October 13, 2014.

(13)	Consists of 1 share held by Carl P. Schlachte and 50,862 shares issuable upon exercise of options exercisable within 60 days of October 13, 2014.

(14)	Consists of 30,001 shares held by Anthony S. Thornley and 50,862 shares issuable upon exercise of options exercisable within 60 days of October 13, 2014.

(15)	Consists of 3,659,712 shares held by such persons and 1,925,137 shares issuable upon exercise of options exercisable within 60 days of October 13, 2014.

ADJOURNMENT OF THE SPECIAL MEETING
Adjournment of the Special Meeting
In the event that the number of shares of Peregrine common stock present in person and represented by proxy on the adjournment proposal at the special meeting and voting “FOR” the merger is insufficient to adopt the merger agreement, we may move to adjourn the special meeting in order to enable our board of directors to solicit additional proxies in favor of the adoption of the merger agreement. In that event, we will ask our stockholders to vote only upon the adjournment proposal and not on the proposal to adopt the merger agreement discussed in this proxy statement. Any adjournment to a date not more than 30 days after the date originally fixed for the special meeting may be made without notice, other than by an announcement made at the special meeting of the time and place of the adjourned meeting.
Vote Required and Board of Directors Recommendation
Approval of the proposal to adjourn the special meeting to a later date, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the merger agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy and entitled to vote on the adjournment proposal at the special meeting.
An abstention will have the same effect as a vote against the adjournment proposal. A failure to submit a proxy card or vote in person will not affect whether the adjournment proposal has been approved, although it will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of shares from which the majority is calculated.
Peregrine’s board of directors unanimously recommends that you vote “FOR” this proposal.

OTHER MATTERS
No business may be transacted at the special meeting other than the matters set forth in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, Peregrine will have no public stockholders and there will be no public participation in any of Peregrine’s future stockholder meetings. However, if the merger is not completed, Peregrine’s public stockholders will continue to be entitled to attend and participate in our stockholders meetings and Peregrine will hold an annual meeting of stockholders in 2015.
If the merger is not completed, Peregrine stockholders who intend to have a proposal considered for inclusion in Peregrine’s proxy statement and form of proxy for presentation at Peregrine’s 2015 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to Peregrine at its principal executive offices at 9380 Carroll Park Drive, San Diego, California 92121, Attn: General Counsel, not later than November 21, 2014. If the date of next year’s annual meeting of stockholders is moved more than 30 days before or 30 days after the anniversary date of the annual meeting, the deadline for inclusion of proposals in Peregrine’s proxy statement and proxy is instead a reasonable time before Peregrine begins to print and mail its proxy materials. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in Peregrine’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act are required to provide the information required by Peregrine’s bylaws and give timely notice to the Corporate Secretary of Peregrine in accordance with Peregrine’s bylaws at the aforementioned address no earlier than January 5, 2015 and no later than February 4, 2015. If the date of next year’s annual meeting of stockholders is moved more than 30 days before or 30 days after the anniversary of the annual meeting, then notice of such proposal must be received no later than the close of business on the later of (i) the date 90 days prior to the meeting, and (ii) the date 10 days after public announcement of the meeting date. Peregrine reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the SEC. Peregrine stockholders may contact the Corporate Secretary of Peregrine at Peregrine’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings through the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
Peregrine Semiconductor Corporation
9380 Carroll Park Drive
San Diego, CA 92121
Attention: Investor Relations
Telephone: (858) 795-0161
If you would like to request documents from us, please do so by November 10, 2014, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, promptly after we receive your request.
CERTAIN INFORMATION CONCERNING PEREGRINE AND MURATA

We have supplied all information contained in this proxy statement relating to us, and Murata has supplied all information contained in this proxy statement relating to Murata.
MISCELLANEOUS
Your vote is important. You may vote by returning the enclosed proxy card, submitting a proxy via the Internet or by telephone or by attending the special meeting and voting in person. If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-free: (888) 750-5834
(Banks and Brokers May Call Collect: (212) 750-5833)
Please note, however, that if your shares are held of record by a brokerage firm, bank, trust or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.
You should not send in your Peregrine stock certificates until you receive the transmittal materials from the paying agent with instructions for the surrender of your stock certificates. Our record stockholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the paying agent.
You should rely only on the information contained in this proxy statement to vote on the proposals described herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 15, 2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
Among
MURATA ELECTRONICS NORTH AMERICA, INC.,
PJ FALCON ACQUISITION COMPANY, LIMITED
and
PEREGRINE SEMICONDUCTOR CORPORATION
Dated as of August 22, 2014

A-i

TABLE OF CONTENTS

1	Definitions		A-1

	1.1	Definitions	A-1

2	[RESERVED]		A-8

3	The Merger		A-8

	3.1	The Merger	A-8
	3.2	Effective Time; Closing	A-8
	3.3	Effect of the Merger	A-8
	3.4	Certificate of Incorporation; Bylaws	A-8
	3.5	Directors and Officers	A-8
	3.6	Conversion of Securities	A-8
	3.7	Company Stock Options; Company RSUs; ESPP	A-9
	3.8	Dissenting Shares	A-9
	3.9	Surrender of Company Shares; Stock Transfer Books	A-10
	3.10	Withholding Rights	A-11
	3.11	Additional Actions	A-11

4	Representations and Warranties of the Company		A-11

	4.1	Organization and Qualification; Company Subsidiaries	A-11
	4.2	Certificate of Incorporation and Bylaws	A-12
	4.3	Capitalization	A-12
	4.4	Authority Relative to this Agreement	A-13
	4.5	No Conflict; Required Filings and Consents	A-13
	4.6	Permits; Compliance	A-14
	4.7	SEC Filings; Financial Statements	A-14
	4.8	Absence of Certain Changes or Events	A-16
	4.9	Absence of Litigation	A-16
	4.10	Employee Benefit Plans	A-16
	4.11	Labor and Employment Matters	A-18
	4.12	Proxy Statement	A-19
	4.13	Property and Leases	A-19
	4.14	Intellectual Property	A-20
	4.15	Taxes	A-22
	4.16	Environmental Matters	A-23
	4.17	Material Contracts	A-24
	4.18	Insurance	A-25
	4.19	Brokers and Expenses	A-25
	4.20	Takeover Laws	A-25
	4.21	Customers and Suppliers	A-26

A-ii

	4.22	Certain Business Practices	A-26
	4.23	Data Protection	A-26
	4.24	Systems and Information Technology	A-26
	4.25	Minute Books	A-26
	4.26	Export Control and Economic Sanctions Laws	A-27
	4.27	Government Contracts	A-27
	4.28	Affiliate Transactions	A-28
	4.29	Vote Required	A-28
	4.30	Opinion of Financial Advisor	A-28
	4.31	No Manufacture of Weapons	A-28

5	Representations and Warranties of Parent and Purchaser		A-28

	5.1	Corporate Organization	A-28
	5.2	Authority Relative to this Agreement	A-28
	5.3	No Conflict; Required Filings and Consents	A-28
	5.4	Financing	A-29
	5.5	Absence of Litigation	A-29
	5.6	Purchaser	A-29
	5.7	Ownership of Company Capital Stock	A-29
	5.8	Vote Required	A-29
	5.9	Proxy Statement	A-29

6	Conduct of Business Pending The Merger		A-29

	6.1	Conduct of the Business Pending the Merger	A-29
	6.2	No Control of the Company’s Business	A-32

7	Additional Agreements		A-32

	7.1	Stockholders’ Meeting	A-32
	7.2	Proxy Statement	A-32
	7.3	[Reserved]	A-33
	7.4	Access to Information; Confidentiality	A-33
	7.5	Solicitation of Transactions	A-33
	7.6	Employee Benefits Matters	A-35
	7.7	Directors’ and Officers’ Indemnification and Insurance	A-36
	7.8	Anti-Takeover Statutes	A-37
	7.9	Notification of Certain Matters	A-37
	7.10	Litigation	A-37
	7.11	Consents and Approvals	A-37
	7.12	HSR Act Filing, International Antitrust Notifications and Other Governmental Approvals and Notices	A-38
	7.13	Rule 16b-3	A-39
	7.14	Delisting	A-39
	7.15	Further Assurances	A-39
	7.16	Public Announcements	A-39

A-iii

	7.17	Obligations of Purchaser	A-39
	7.18	Transaction Expenses	A-39
	7.19	Other Operational Covenants	A-39

8	Conditions to the Merger		A-40

	8.1	Conditions to the Obligations of Each Party	A-40
	8.2	Conditions to the Obligations of Parent and Purchaser	A-40
	8.3	Conditions to the Obligations of the Company	A-40

9	Termination		A-41

	9.1	Termination	A-41
	9.2	Effect of Termination	A-42
	9.3	Fees and Expenses	A-42

10	General Provisions		A-43

	10.1	No Survival of Representations and Warranties	A-43
	10.2	Notices	A-43
	10.3	Severability	A-44
	10.4	Entire Agreement; Assignment	A-44
	10.5	Parties in Interest	A-44
	10.6	Enforcement	A-44
	10.7	Governing Law	A-44
	10.8	Waiver of Jury Trial	A-45
	10.9	General Interpretation	A-45
	10.10	Amendment	A-45
	10.11	Waiver	A-45
	10.12	Counterparts	A-45

A-iv

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of August 22, 2014 (this “Agreement”), among Murata Electronics North America, Inc., a Texas corporation (“Parent”), PJ Falcon Acquisition Company, Limited, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and Peregrine Semiconductor Corporation, a Delaware corporation (the “Company”).
RECITALS
WHEREAS, the boards of directors of Parent, Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;
WHEREAS, it is proposed that, upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”), and each issued and outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) (shares of Company Common Stock being hereinafter collectively referred to as “Company Shares”) will thereupon be cancelled and converted into the right to receive cash in an amount equal to Twelve Dollars and Fifty Cents ($12.50) per Company Share (such amount, the “Per Share Amount”), without interest, on the terms and subject to the conditions set forth herein;
WHEREAS, the board of directors of the Company (the “Company Board”) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders; (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; and (iii) subject to the terms hereof, resolved and agreed to recommend that holders of Company Shares approve and adopt the Merger; and
WHEREAS, the boards of directors of Parent and Purchaser have each adopted and declared advisable this Agreement and the Merger.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

1.	Definitions.
1.1    Definitions. For purposes of this Agreement:
“Acquisition Proposal” means any proposal, offer or indication of interest from a Third Party (whether or not in writing) relating to, or that could reasonably be expected to lead to, in one transaction or a series of transactions, (i) any direct or indirect acquisition or purchase (including by any license or lease) by any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of (A) assets (including equity securities of any Company Subsidiary) or businesses that constitute twenty percent (20%) or more of the revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or (B) beneficial ownership of twenty percent (20%) or more of any class of equity securities of the Company or of any Company Subsidiary; (ii) any purchase or sale of, or tender offer or exchange offer for, equity securities of the Company or any Company Subsidiary that, if consummated, would result in any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning twenty percent (20%) or more of any class of equity securities of the Company or any Company Subsidiary; or (iii) any merger, consolidation, business combination, recapitalization, reorganization, dual listed structure, joint venture, share exchange or similar transaction involving the Company or any of the significant Company Subsidiaries, as a result of which the owners of the equity securities of the Company immediately prior to such event own less than 80% of the equity securities of the Company immediately following such event; or (iv) any liquidation or dissolution of the Company, in each case other than the Transactions and transactions otherwise permitted by the terms of Section 6.1.
“Action” means litigation, suit, claim, charge, action, demand, complaint, citation, summons, subpoena, audit, hearing, inquiry, proceeding, arbitration or mediation of any nature, whether at law or in equity, by or before any Governmental Authority.
“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.
“beneficial owner” means a person who shall be deemed to be the beneficial owner as determined by Rule 13d-3 of the Exchange Act.
“business day” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act.
“Cause” for termination of employment or service with respect to any individual shall have the meaning ascribed thereto in the individual’s offer letter, employment agreement, change in control severance agreement or similar agreement with the Company or any

Company Subsidiary or, in the absence of any such agreement with a definition of Cause, “Cause” shall mean the individual’s: (a) conviction by, or entry of a plea of “guilty” or “nolo contendere” in, a court of competent jurisdiction for any crime which constitutes a felony in the jurisdiction involved; (b) misappropriation of funds or commission of an act of fraud upon the Company, the Surviving Corporation, Parent or an affiliate of Parent; (c) material negligence in the scope of his or her services to the Company, the Surviving Corporation, Parent or an affiliate of Parent; (d) material breach of a material provision of any written agreement with, or policy of, the Company, the Surviving Corporation, Parent or an affiliate of Parent, which breach, if curable, is not cured within fifteen (15) days following the individual’s receipt of written notice from the individual’s direct supervisor alleging such a breach and providing reasonable detail of the facts and circumstances justifying such allegation of breach; or (e) failure to cooperate in good faith with a governmental or internal investigation of the Company, the Surviving Corporation, Parent or an affiliate of Parent, or any of their respective directors, officers or employees, if the Company, the Surviving Corporation, Parent or an affiliate of Parent, as the case may be, has requested his or her cooperation.
“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company.
“CFIUS Approval” means (i) written determination from CFIUS to the effect that review or investigation of all of the transactions contemplated hereby has been concluded and that a determination has been made that there are no unresolved national security concerns, or (ii) following an investigation conducted by CFIUS pursuant to 31 C.F.R. § 800.503, CFIUS reports the transactions contemplated hereby to the President of the United States and the President of the United States makes a decision not to suspend or prohibit such transactions pursuant to his authorities under Exon-Florio Amendment, and, in either case, no requirements or conditions to mitigate any national security concerns shall have been imposed, other than requirements or conditions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
“Company Intellectual Property” means any and all Intellectual Property and Intellectual Property Rights that are owned by (solely or jointly) or licensed to the Company or any Company Subsidiary, or that the Company or any Company Subsidiary otherwise has the right to use (or that the Company or any Company Subsidiary claims or purports to own or have a license with respect to or otherwise have a right to use).
“Company Restricted Stock” means Company Common Stock that is unvested or is subject to repurchase option, risk of forfeiture or other condition on title or ownership under any applicable restricted stock purchase agreement, applicable Company Stock Plan, or other Contract with the Company.
“Company RSU” means an award under any of the Company Stock Plans that provides for payment at a future date of one or more shares of Company Common Stock or value derived therefrom, other than a Company Stock Option.
“Company Stock Plans” means each of the Company 1996 Stock Plan, as amended; the Company 2004 Stock Plan, as amended and restated; and the Company 2012 Equity Incentive Plan.
“Company Stock Option” means any option to purchase one or more shares of the Company’s Common Stock granted under any of the Company Stock Plans.
“Company Warrant” means the warrant to purchase one or more shares of the Company’s Common Stock pursuant to the Warrant to Purchase Stock, dated June 18, 2003 to SVB Financial Group (as transferee of Silicon Valley Bank), as amended.
“Continuing Employees” mean all employees of the Company or any Company Subsidiary who (a) at the Effective Time, continue their employment with the Company or any Company Subsidiary, or (b) remain or become, at the Effective Time, employees of the Company, any Company Subsidiary or Parent.
“Contract” means any legally binding contract, subcontract, agreement, arrangement, indenture, deed of trust, license, sublicense, note, bond, loan instrument, mortgage, lease, purchase or sales order, concession, franchise, option, insurance policy, benefit plan, guarantee and any similar legally binding undertaking, commitment or pledge.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, partnership interests or other ownership interests, as trustee or executor, by contract or credit arrangement or otherwise.
“Copyrights” means any and all U.S. and foreign copyrights, mask works, and all other rights with respect to Works of Authorship and all registrations thereof and applications therefor (including moral and economic rights, however denominated).
“Delaware Law” means the DGCL and any other applicable Law (including common law) of the State of Delaware.
“Environmental Laws” means any Law relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances, including the exposure of any individual to Hazardous Substances, (ii) the manufacture, handling, transport, transfer, use, recycling, treatment, storage, investigation, removal, remediation, exposure of others to, distribution or disposal of Hazardous Substances or materials containing Hazardous Substances, (iii) pollution, regulation or protection of the indoor or outdoor environment or natural resources or human health and safety as it relates to environmental protection, including, without limitation, CERCLA, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, §§49 U.S.C. App. 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq. and their state and local counterparts; or (iv) any Laws governing or applicable to any product content including, without limitation, the European Union Directives 2002/96/EC (Waste Electrical and Electronic Equipment Directive) and 2002/95/EC (Restriction on the Use of Hazardous Substances).
“ERISA Affiliate” means any person that, together with the Company or any Company Subsidiary, would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ESPP” means the Company’s 2012 Employee Stock Purchase Plan, as amended.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“Exon-Florio Amendment” means Section 721 of the Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988.
“Expenses” means, with respect to any person, all reasonable and documented out-of-pocket fees, costs and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers of such person and its affiliates), incurred by such person or on behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions, any litigation with respect thereto, the preparation, printing, filing and mailing of the Proxy Statement, the filing of any required notices under the HSR Act or in connection with other regulatory approvals, and all other matters related to the Transactions.
“Good Reason” with respect to any individual shall have the meaning ascribed thereto or to a term of similar effect in the individual’s offer letter, employment agreement, change in control severance agreement or similar agreement with the Company or any Company Subsidiary or, in the absence of any such agreement with a definition of Good Reason or term of similar effect, “Good Reason” shall mean, if the individual is an employee of the Company or any Company Subsidiary, the individual’s resignation due to the occurrence of one of the following conditions, which occurs without the person’s written consent: (i) a reduction of at least 10% in the individual’s base salary in effect immediately prior to such reduction, or (ii) a relocation to a facility or a location more than thirty-five miles from the individual’s then-present location that materially increases his or her one-way commute and if the individual is not an employee of the Company or any Company Subsidiary, Good Reason shall be inapplicable to such individual. In order to resign for Good Reason, the individual must provide written notice to the Company, the Surviving Corporation, Parent or an affiliate of Parent, as the case may be, of the existence of the condition giving rise to Good Reason within 60 days of the initial existence of such condition unless otherwise provided for in any existing agreement set forth in Section 7.6(d) of the Disclosure Schedule that is the individual’s offer letter, employment agreement, change in control severance agreement or similar agreement with the Company or any Company Subsidiary, in which case such existing agreement shall govern. Upon receipt of such notice of the condition, the Company, the Surviving Corporation, Parent or an affiliate of Parent, as the case may be, will be provided with a period of 30 days during which it may remedy the condition. If the condition is not remedied within the period specified in the preceding sentence, the individual may resign as a result of such condition specified in the notice, provided that such resignation must occur within 90 days after the initial existence of such condition unless otherwise provided for in any existing agreement set forth in Section 7.6(d) of the Disclosure Schedule that is the individual’s offer letter, employment agreement, change in control severance agreement or similar agreement with the Company or any Company Subsidiary, in which case such existing agreement shall govern.
“Governmental Authority” means any (i) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court, arbitral body or other tribunal); or (iv) organization, entity or body or individual exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature (including stock exchanges).
“Hazardous Substances” means (i) those substances defined in or regulated as hazardous or toxic substances, materials or wastes under any Environmental Law; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any biological or chemical substance, material or waste regulated or classified as hazardous, toxic, or radioactive by any Governmental Authority of competent jurisdiction pursuant to any Environmental Law.
“Incentive Bonus Plan” means the Company’s Incentive Bonus Plan, adopted in 2012, as in operation for fiscal year 2014.
“Indemnified Person” means each person who is now or was prior to the Effective Time an officer or director of the Company or the Company Subsidiaries and each person who is now or was prior to the Effective Time an officer or director of the Company or the Company

Subsidiaries who served as a fiduciary under or with respect to any employee benefit plan of the Company or the Company Subsidiaries (within the meaning of Section 3(3) of ERISA).
“Intellectual Property” means any and all (i) Patents; (ii) Copyrights; (iii) databases and other compilations and collections of data or information (“Databases”); (iv) trademarks, trade names, service marks, service names, logos and design marks, trade dress, fictitious and other business names, brand names, collective membership marks, certification marks, slogans, and other forms of indicia of origin, whether or not registrable as a trademark in any given jurisdiction, together with all goodwill associated with any of the foregoing (“Trademarks”); (v) domain names, uniform resource locators and other names and locators associated with the Internet (“Domain Names”) and (vi) confidential and proprietary information and other intangible materials not generally known to the public that that derive independent economic value from not being generally known or readily ascertainable, including (to the extent maintained as a trade secret or otherwise qualifying as a trade secret under applicable Law) (A) any technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, and other information and other intangible materials; (B) customer, vendor, and distributor lists, contact and registration information, and correspondence; and (C) any specifications, designs, prototypes, models, processes, procedures, drawings, component lists, plans, proposals, technical data, and schematics, formulae, algorithms, procedures, processes, methods, techniques, know‑how, ideas, creations, inventions, invention disclosures inventor rights, discoveries, improvements (whether or not patentable and whether or not reduced to practice) (“Trade Secrets”).
“Intellectual Property Rights” means any and all rights recognized by any Governmental Authority anywhere in the world in the Intellectual Property, including (i) Patents; (ii) Copyrights; (iii) industrial design rights and registrations thereof and applications therefor; (iv) rights with respect to Trademarks, and all registrations thereof and applications therefor; (v) rights with respect to Domain Names, including registrations thereof and applications therefor; (vi) rights with respect to Trade Secrets, including rights to limit the use or disclosure thereof by any person; (vii) rights with respect to Databases, including registrations thereof and applications therefor; (viii) all claims and causes of action arising out of or related to any past, current or future infringement, misappropriation, interference or violation of any of the foregoing; and (ix) any rights equivalent or similar to any of the foregoing.
“knowledge of the Company” or similar phrases mean the actual knowledge of each of Jim Cable, Jay Biskupski, Dylan Kelly, Phil Chapman and Ron Reedy (provided, with respect to Ron Reedy, solely with respect to the representations and warranties set forth in Section 4.6 (Permits; Compliance), Section 4.9 (Absence of Litigation), Section 4.26 (Export Control and Economic Sanctions Laws) and Section 4.27 (Government Contracts) and the corresponding sections of the Disclosure Schedule) including in each case the knowledge that such person would have obtained in the reasonable conduct of his or her duties after familiarizing himself or herself with the terms and conditions of this Agreement (including Section 4) and the Disclosure Schedule. With respect to Intellectual Property and Intellectual Property Rights, the “reasonable conduct of his or her duties” does not require the Company or either of the individuals named in the previous sentence to conduct, have conducted, obtain, or have obtained any freedom-to-operate opinions or similar opinions of counsel or any clearance searches, and no knowledge of any third-party Intellectual Property Rights that would have been revealed by such inquiries, opinions, or searches will be imputed to the Company or any such individual.
“Lien” means any liens (statutory or otherwise), mortgages, encumbrances, pledges, security interests, options, deeds of trust, hypothecations, leases, subleases, licenses, claims, rights of first refusal, or other charges of any kind or nature whatsoever or transfer restriction of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) and, with respect to capital stock, any option or other right to purchase or any restriction on voting or other rights.
“Material Adverse Effect” means any event, occurrence, condition, circumstance, development, state of facts, change, effect (each an “Effect”), individually or when taken together with all other Effects, that is materially adverse to, or has had a material adverse effect on, the business, financial condition, assets, properties, liabilities or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, that none of the following Effects shall be taken into account in determining whether there has been a Material Adverse Effect: (i) changes in the industry in which the Company operates; (ii) changes in the general economic or business conditions within the U.S. or other jurisdictions in which the Company has operations; (iii) general changes in the economy or financial markets of the U.S. or any other region outside of the U.S.; (iv) earthquakes, fires, floods, hurricanes, tornadoes or similar catastrophes, or acts of terrorism, war, sabotage, national or international calamity, military action or any other similar event or any change, escalation or worsening thereof after the date hereof; (v) any change in GAAP or any change in Laws applicable to the operation of the business of the Company and the Company Subsidiaries; (vi) any Effect, including loss of customers or employees of the Company and the Company Subsidiaries, as a result of the announcement or pendency of the Transactions; (vii) any decline in the market price, or change in trading volume, of the capital stock of Company or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; provided that the underlying causes of such decline, change or failure, may be considered in determining whether there was a Material Adverse Effect; (viii) any actions taken, or failure to take any action, in each case, to which Parent or Purchaser has expressly approved, consented or requested or that is required or prohibited by this Agreement; and (ix) any stockholder class action litigation, derivative or similar litigation arising out of or in connection with or relating to this Agreement and the transactions contemplated hereby, including allegations of a breach of fiduciary duty or misrepresentation in public disclosure (but not the facts or circumstances underlying such litigation); provided, that an Effect described in any of clauses (i) to (iii) and (v) may be taken into account to the extent the Company and the Company Subsidiaries are disproportionately affected thereby relative to other peers of the Company and the Company Subsidiaries in the same industries in which the Company and the Company Subsidiaries operate.

“Murata” means Murata Manufacturing Co., Ltd.
“Open Source” means Software that is any: “open source,” “copyleft,” “free,” or other similar types of license terms or distribution models (including any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla license, Berkeley Software Distribution license, Open Source Initiative license, MIT, Apache, and Public Domain licenses, and the like), including any licensed approved by the Open Source Initiative and listed at http://www.opensource.org/licenses or any other license that requires as a condition of use, modification or distribution of such Software that such Software or other Software combined or distributed with it be (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; (iii) redistributable at no charge; or (iv) licensed subject to a patent non-assert or royalty-free patent license.
“Owned Company Intellectual Property” means any and all Intellectual Property and Intellectual Property Rights that are owned by (solely or jointly) the Company or any Company Subsidiary (or that Company or any Company Subsidiary claims or purports to own), including all Registered Company Intellectual Property set forth on Section 4.14(a) of the Disclosure Schedule.
“Owned Copyrights” means any and all Copyrights in the Owned Company Intellectual Property.
“Patents” means any and all U.S. and foreign patent rights, including without limitation, all (i) patents, (ii) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (iii) all patents-of-addition, reissues, reexaminations, confirmations, re-registrations, invalidations, and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, and (iv) all foreign counterparts of any of the foregoing.
“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person, trust, association, enterprise, society, estate, firm, joint venture, organization, entity or Governmental Authority.
“Registered Company Intellectual Property” means all Patents, registered Trademarks, applications to register Trademarks, registered Copyrights, applications to register Copyrights, and Domain Names included in the Owned Company Intellectual Property that are currently registered, recorded, or filed by, for, or in the name of Company or any Company Subsidiary.
“Representative” means the directors, officers, employees, agents (including financial and legal advisors) and other advisors and representatives of a person.
“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.
“Software” means all (i) computer programs and other software, including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof; (ii) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (iii) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (iv) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing.
“subsidiary” or “subsidiaries” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.
“Tax” or “Taxes” means all U.S. federal, state, local, non-U.S. and other net income, gross income, gross receipts, value-added, sales, use, ad valorem, customs duties, capital stock, environmental (including taxes under Section 59A of the Code), transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, registration, severance, stamp, occupation, premium, real property, personal property, windfall profits, customs, duties, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges in the nature of a tax, together with any interest, any penalties or additions to tax with respect thereto, whether disputed or not, including any fees or penalties imposed on a person in respect of any information Tax Return made to a Governmental Authority of competent jurisdiction.
“Tax Returns” means all returns and reports, elections, declarations, disclosures, schedules, estimates and information returns, including any schedule or attachment thereto, required to be supplied to a Governmental Authority of competent jurisdiction (or any agent thereof) relating to Taxes.
“Termination Fee” shall mean an amount equal to $14,000,000.

“Third Party” means any person other than the Parent and its subsidiaries (including Purchaser) and the respective Representatives of Parent and its subsidiaries.
“U.S.” means United States of America.
“Works of Authorship” means Software, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, designs, mask works, and other works of authorship and copyrightable subject matter, and any modifications, improvements and derivative works of any of the foregoing.
The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
2013 Balance Sheet	4.7(c)
Acquisition Agreement	7.5(b)
Agreement	Preamble
Antitrust Division	7.12(a)
Audited Company Financial Statements	4.7(b)
Book-Entry Shares	3.9(b)
Blue Sky Laws	4.5(b)
Certificate of Merger	3.2
Certificates	3.9(b)
CFIUS	4.5(b)
Change in Recommendation	7.5(b)
Code	3.10
Company	Preamble
Company Arrangements	4.10(a)
Company Board	Recitals
Company Board Recommendation	4.4(b)
Company Common Stock	Recitals
Company Financial Reports	4.7(b)
Company Intellectual Property Agreements	4.14(l)
Company Leased Real Property	4.13(c)
Company Leases	4.13(c)
Company Material Contracts	4.17(a)
Company Preferred Stock	4.3(a)
Company Products	4.14(p)
Company Related Parties	9.3(g)
Company Required Approvals	4.5(b)
Company Securities	4.3(c)
Company Shares	Recitals
Company Subsidiary	4.1(b)
Confidentiality Agreement	7.4(b)
Contaminants	4.14(q)
D&O Insurance	7.7(b)
Delaware Courts	10.7
DGCL	Recitals
Disclosed Employer Arrangements	4.10(c)
Disclosure Schedule	Article 4
Dissenting Company Shares	3.8(a)
EEOC	4.11(b)

Effective Time	3.2
Eligible Plans	7.6(c)
Employee IP Agreement	4.14(g)
ERISA	4.10(a)
Exchange Fund	3.9(a)
Expense Cap	9.3(b)
FTC	7.12(a)
GAAP	4.7(b)
Government Official	4.22
Governmental Contracting Parties	7.4(a)
Grant Date	4.3(f)
HSR Act	4.5(b)
Indemnification Agreements	7.7(a)
IRS	4.10(a)
ITAR	4.5(b)
ITM Option	3.7(a)
Law	4.5(a)
Merger	Recitals
Merger Closing	3.2
Merger Closing Date	3.2
Merger Consideration	3.6(a)
Mitigation Measure	7.12(c)
Multiemployer Plan	4.10(b)
Multiple Employer Plan	4.10(b)
Notice Period	7.5(b)(iii)
Order	8.1(b)
Out-of-the-Money Option	3.7(b)
Outside Date	9.1(b)
Parent	Preamble
Parent Related Parties	9.3(g)
Paying Agent	3.9(a)
Per Share Amount	Recitals
Permits	4.6
Plans	4.10(a)
Proxy Statement	4.12
Purchaser	Preamble
Required Stockholder Vote	4.29
RSU Consideration	3.7(c)
SEC Reports	4.7(a)
Securities Act	4.7(a)
SOX	4.7(a)
Stockholders’ Meeting	7.1(a)
Superior Proposal	7.5(a)(iii)
Surviving Corporation	3.1
Systems	4.24(a)
Transactions	4.4(b)
US Plans	4.10(a)

2.	[RESERVED].

3.    The Merger.

3.1    The Merger. Upon the terms and subject to the conditions set forth in Article 8, and in accordance with the DGCL, at the Effective Time, Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). Such merger shall be governed by Section 251 of the DGCL.
3.2    Effective Time; Closing. Upon the terms and conditions set forth herein, the closing of the Merger (the “Merger Closing”) will take place (a) at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, at 3570 Carmel Mountain Road, Suite 200, San Diego, California, as soon as reasonably practicable (but in no event later than the third (3rd) business day) after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article 8 (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions) or (b) at such other time, date or place is agreed to in writing by Parent and the Company. The date on which the Merger Closing occurs is referred to in this Agreement as the “Merger Closing Date.” Subject to the terms and conditions set forth herein, a certificate of merger satisfying the applicable requirements of the DGCL (the “Certificate of Merger”) shall be duly executed by the Company and simultaneously with the Merger Closing shall be filed with the Office of the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware (the date and time of such filing, or such later time as shall be agreed by Parent and the Company and specified in such filing, being the “Effective Time”).
3.3    Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.
3.4    Certificate of Incorporation; Bylaws.
(a)    The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended as provided therein or by applicable Law (subject to Section 7.7).
(b)    The Bylaws of the Company shall be the Bylaws of the Surviving Corporation, until duly amended as provided therein or in the Certificate of Incorporation of the Surviving Corporation or by applicable Law (subject to Section 7.7).
3.5    Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and, except as determined by Parent or Purchaser prior to the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
3.6    Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:
(a)    Each Company Share issued and outstanding immediately prior to the Effective Time (other than any Company Shares to be canceled pursuant to Section 3.6(b) and any Dissenting Company Shares) shall be canceled and shall be converted automatically into the right to receive an amount in cash, without interest, equal to the Per Share Amount (the “Merger Consideration”) payable to the holder of such Company Share, upon surrender, in the manner provided in Section 3.9. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be adjusted to the extent appropriate for all purposes of this Article 3.
(b)    Each Company Share held in the treasury of the Company and each Company Share owned by Purchaser, Parent, Murata or any direct or indirect wholly owned subsidiary of Parent, Murata or the Company immediately prior to the Effective Time shall be canceled and retired without any conversion thereof, and no payment or distribution shall be made and no consideration of any kind shall be delivered with respect thereto.

(c)    Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.
3.7    Company Stock Options; Company RSUs; ESPP.
(a)    By virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of Company Stock Options, each outstanding Company Stock Option, whether vested or unvested, that is not an Out-of-the-Money Option shall be cancelled at the Effective Time (such vested and unvested Company Stock Options, the “ITM Options”) and shall be converted automatically into the right to receive, as soon as practicable after the Effective Time, an amount in cash determined by multiplying (x) the excess, if any, of the Per Share Amount over the applicable exercise price of such ITM Option by (y) the number of Company Shares subject to such ITM Option, less all applicable deductions and withholdings required by law to be withheld in respect of such payment. Payments in respect of ITM Options to employees and former employees of the Company shall be remitted through the payroll system of the Company. Payments in respect of ITM Options to non-employees shall be remitted through the Company’s accounts payable or (with the consent of the Paying Agent) through the Paying Agent.
(b)    By virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of Company Stock Options, each Company Stock Option outstanding at the Effective Time (whether vested or unvested) that has an exercise price per share equal to or greater than the Per Share Amount (an “Out-of-the-Money Option”) shall be cancelled at the Effective Time for no consideration.
(c)    By virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or holders of Company RSUs, each Company RSU that is outstanding immediately prior to the Effective Time, shall, as of the Effective Time, be canceled and converted into the right to receive, an amount in cash equal to (x) the Per Share Amount multiplied by (y) the total number of shares of Company Common Stock subject to such Company RSU, less all applicable deductions and withholdings required by Law to be withheld in respect of such payment (the “RSU Consideration”). The right to receive the RSU Consideration, or applicable portion thereof, by the holder of such right shall vest and become payable in accordance with the original vesting schedule of the corresponding Company RSU(s) to which the right relates so long as such holder remains in continuous employment or service with the Company, the Surviving Corporation, Parent or an affiliate of Parent through each applicable vesting date in accordance with the original vesting schedule applicable to each such Company RSU under the applicable equity plan award agreement and any other applicable Contract that is in effect on the date hereof; provided, that, in addition to any rights to accelerated vesting the holder of such a right would be entitled to receive pursuant to the existing terms of such award agreement or such Contract at any time following the date hereof, in the event the employment or other service of the holder of such a right is terminated during the one-year period commencing on the Effective Time either (i) by the Company, the Surviving Corporation, Parent or an affiliate of Parent, as the case may be, without Cause, or (ii) if applicable, by such holder’s resignation for Good Reason, the vesting of the right to receive the RSU Consideration held by such holder shall be fully accelerated at the time of such termination. In all events, the RSU Consideration, or applicable portion thereof, shall be paid within 15 days following the date(s) on which it has become vested. From and after the Effective Time, there shall be no outstanding Company RSUs, and the former holders thereof shall be entitled only to the payment of the RSU Consideration. Payments of the RSU Consideration for cancelled Company RSUs to employees of the Company shall be remitted through the payroll system of the Company, the Surviving Corporation, Parent or affiliate of Parent, as the case may be.
(d)    Prior to the Effective Time, the Company shall to the extent and in the manner required by the applicable Company Stock Plan provide notice (in a form reasonably satisfactory to Parent) to each holder of an outstanding award granted pursuant to any Company Stock Plan describing the treatment of such award in accordance with this Section 3.7. Prior to the Effective Time, the Company shall take (or cause there to be taken, as the case may be) such actions, shall obtain such consents, adopt (or cause there to be adopted) any amendments of any Company Stock Plan and any awards thereunder, as may be necessary to effect the transactions contemplated by this Section 3.7. In addition, the Company shall not commence any purchase periods under the ESPP following the date of this Agreement, and prior to the Effective Time, shall adopt (or cause there to be adopted) resolutions of the Board terminating the ESPP.
3.8    Dissenting Shares.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, all Company Shares that are issued and outstanding immediately prior to the Effective Time and held by the stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who are entitled to demand and shall have properly and validly demanded their statutory rights of appraisal in respect of such Company Shares in accordance with Section 262 of the DGCL (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration unless such stockholders fail to perfect, effectively withdraw or waive or otherwise lose the right to appraisal. Such Company Stockholders shall be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by the stockholders of the Company who shall have failed to perfect or who shall have effectively withdrawn or waived or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Company Shares in the manner provided in Section 3.9.
(b)    The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in respect of Dissenting Company Shares and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law in respect of Dissenting Company Shares. The Company shall not, and shall not agree to, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, or waive any failure to timely deliver a written demand for appraisal or take any other action with respect to such demand, in respect of Dissenting Company Shares.
3.9    Surrender of Company Shares; Stock Transfer Books.
(a)    Prior to the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent and reasonably acceptable to the Company (the “Paying Agent”), which shall provide for the payment by the Paying Agent of the amounts payable under Section 3.6(a) in accordance with the terms of this Section 3.9. Promptly after the Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, with the Paying Agent the aggregate amount payable pursuant to Section 3.6(a) (the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall, pending its disbursement to holders of shares of Company Common Stock, be invested by the Paying Agent as directed by Parent. No investment of the Exchange Fund shall relieve Parent, the Surviving Corporation or the Paying Agent from making the payments required by this Article 3, and to the extent that there are net losses with respect to any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the applicable holders of Company Common Stock immediately prior to the Effective Time in the amount of such net losses, which additional funds shall be deemed to be part of the Exchange Fund. No investment of the Exchange Fund shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Paying Agent will be payable to Parent. The Surviving Corporation shall bear and pay all charges and expenses, including those of the Paying Agent, incurred in connection with the payment of funds to holders of Company Shares.
(b)    Promptly after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of certificates representing shares of Company Common Stock (the “Certificates”) and to each holder of record of book-entry shares representing shares of Company Common Stock (the “Book-Entry Shares”), in each case whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.6(a), (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or the Book-Entry Shares shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent and which shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in surrendering the Certificates or Book-Entry Shares in exchange for the Merger Consideration payable with respect thereto. Upon surrender to the Paying Agent of a Certificate for cancellation, together with a duly completed and validly executed letter of transmittal or receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares, the holder of such Certificate or Book-Entry Shares shall receive in exchange therefor the amount of cash which the shares of Company Common Stock theretofore represented by such Certificate or book-entry entitle such holder to receive pursuant to the provisions of this Article 3 and the Certificate or Book-Entry Shares so surrendered shall forthwith be canceled. Until so surrendered or transferred, as the case may be, each such Certificate or Book-Entry Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration. No interest shall be paid or shall accrue on any cash payable to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article 3. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate or Book-Entry Shares so surrendered are registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer or such Book-Entry Shares shall be properly transferred and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Shares or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.
(c)    The Merger Consideration paid upon the surrender for exchange of Certificates and Book-Entry Shares in accordance with the terms of this Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates or book entries, and, after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article 3, except as otherwise provided by applicable law.
(d)    Any portion of the Exchange Fund which remains undistributed to the holders of Certificates or Book-Entry Shares for six (6) months after the Effective Time shall be delivered to Parent or one of its Affiliates, upon demand, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with this Article 3 shall thereafter look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or similar laws, as general creditors thereof) for payment of their claim for the Merger Consideration, without any interest thereon.

(e)    None of Parent, Purchaser, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate or Book-Entry Share shall not have been surrendered prior to the earlier of (i) two years after the Effective Time and (ii) immediately prior to the date on which the Merger Consideration payable with respect to the shares of Company Common Stock represented by such Certificate or book entry pursuant to this Article 3 would otherwise escheat to or become the property of any Governmental Authority, then any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
(f)    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall, subject to such Person’s compliance with the exchange procedures set forth in Section 3.9(b) (other than the surrender of a Certificate), issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable with respect to the shares of Company Common Stock represented by such Certificate in accordance with this Article 3.
3.10    Withholding Rights. Each of Purchaser, Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to Article 2 or 3 of this Agreement to any holder of Company Shares, Company RSUs and Company Stock Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) and the treasury regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, and paid over to the appropriate Government Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which such deduction and withholding was made.
3.11    Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or (ii) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such action.

4.	Representations and Warranties of the Company.
Except as disclosed in a document of the same date herewith delivered by the Company to Parent and Purchaser prior to the execution and delivery of this Agreement and referring by section or sub-section number to the representations and warranties in this Agreement (the “Disclosure Schedule”), (provided that an item disclosed in any Section shall be deemed to have been disclosed for each other Section of this Agreement to the extent the relevance of such disclosure to such other section of this Agreement is reasonably apparent to an independent reader without the need to refer to any other document) and except as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 or the Company’s definitive Proxy Statement on Schedule 14A for the annual meeting scheduled to be convened on May 7, 2014, in each case as filed with the SEC prior to the date of this Agreement (provided, that nothing in such SEC filings shall be deemed to modify or qualify the Company’s representations in Sections 4.3(a), (b) and (c)), the Company hereby represents and warrants to Parent and Purchaser as follows:
4.1    Organization and Qualification; Company Subsidiaries.
(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have, or would not be reasonably likely to have, a Material Adverse Effect.
(b)    Section 4.1(b) of the Disclosure Schedule contains a complete and accurate list of the name, and jurisdiction of organization of each subsidiary of the Company (each a “Company Subsidiary”). Each Company Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except where the failure, individually or in the aggregate, would not have, or would be reasonably likely to have, a Material Adverse Effect.
(c)    Other than the Company Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

4.2    Certificate of Incorporation and Bylaws. The Company has heretofore made available to Purchaser a complete and correct copy of the Certificate of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date, of the Company and each material Company Subsidiary. Such Certificate of Incorporation, Bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, Bylaws or equivalent organizational documents.
4.3    Capitalization.
(a)    The authorized capital stock of the Company consists of 100,000,000 Company Shares, par value of one tenth of one cent ($0.001) each and 5,000,000 shares of preferred stock, par value of one tenth of one cent ($0.001) each (“Company Preferred Stock”).
(b)    As of August 20, 2014,
(i)    33,433,163 Company Shares were issued and outstanding, none of which are shares of Company Restricted Stock;
(ii)    no Company Shares were held in the treasury of the Company;
(iii)    no Company Shares were held by any Company Subsidiary;
(iv)    7,994,183 Company Shares were subject to outstanding Company Stock Options, of which Company Stock Options to purchase 5,252,407 shares of Company Common Stock were exercisable;
(v)    2,358 Company Shares were subject to outstanding Company Warrants, which Company Warrants shall be exercised in full (or net exercised) and converted into such number of Company Shares immediately prior to the Effective Time;
(vi)    436,609 Company RSUs were outstanding;
(vii)    1,000,000 Company Shares were authorized for issuance pursuant to the ESPP, of which zero (0) Company Shares will be issued because no purchase period is in effect under the ESPP on the date of this Agreement;
(viii)    no shares of Company Preferred Stock were issued or outstanding; and
(ix)    all outstanding Company Shares are validly issued, fully paid and non-assessable and are issued free of any preemptive rights.
(c)    Except as set forth above and except for changes since August 20, 2014 resulting from the exercise of Company Stock Options or vesting of Company RSUs outstanding on such date, there are no outstanding (i) options, warrants, calls or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in (or any securities convertible into or exchangeable for such equity interests), the Company or any Company Subsidiary, (ii) shares of capital stock of or other voting securities or ownership interests in the Company or any Company Subsidiary, or (iii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities (including any bonds, debentures, notes or other indebtedness having voting rights or convertible into or exchangeable for securities having voting rights) or ownership interests in the Company or any Company Subsidiary (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”).
(d)    All Company Shares subject to issuance, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights. There are no voting trusts or other Contracts to which the Company or any Company Subsidiary is a party with respect to the voting of any capital stock of, or other equity interest in, the Company or any Company Subsidiary.
(e)    There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Shares or any other Company Securities or any capital stock of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person, other than Tax withholdings and exercise price settlements upon the exercise of Company Stock Options or vesting of Company RSUs. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of any preemptive rights, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens or Contracts or other limitations on the Company’s or any Company Subsidiary’s voting rights.
(f)    Section 4.3(f) of the Disclosure Schedule sets forth a listing of (i) all equity plans of the Company (including all Company Stock Plans); (ii) all outstanding Company Stock Options and Company RSUs, as of August 20, 2014; (iii) the date of grant and name of holder of each Company Stock Option and the vesting schedule, and the date of grant and name of holder of each Company RSU grant and the vesting schedule; (iv) with respect to Company Stock Options, the portion of which that is vested as of August 20, 2014; and if applicable, the exercise price or repurchase price therefore; (v) the date upon which each Company Stock Option would normally be expected to expire absent termination of employment or other acceleration; and (vi) with respect to Company Stock Options, whether or not such Company Stock Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. Each grant of a Company Stock Option was duly authorized no later than the date on which the grant of such Company Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required stockholder approval by the necessary number of votes or written consents. The ESPP was duly authorized prior to the date any award or right was granted thereunder by all necessary corporate action, including, as applicable, approval by the Company Board and shareholder approval by the necessary number of votes or written consents. Each Company Stock Option and each Company RSU was granted in accordance with the terms of the applicable Company Stock Plan and all other applicable Law; each such grant intended to qualify as an incentive and the per share exercise price of each Company Stock Option was not less than the fair market value of a Company Share on the applicable Grant Date. No awards or rights have been granted under the ESPP. No Company Stock Option or Company RSU is subject to any tax, penalty or interest under Section 409A of the Code. No award has been granted, or is currently outstanding, under any Company Stock Plan other than the Company Stock Options and the Company RSUs. No Company Stock Option or Company RSU has been granted, or is currently outstanding, other than Company Stock Options and Company RSUs granted under the Company Stock Plans. The Company has no obligations under or with respect to the ESPP and no purchase period is in effect thereunder on the date of this Agreement.
4.4    Authority Relative to this Agreement.
(a)    The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject in the case of the Merger to obtaining the Required Stockholder Vote, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the Required Stockholder Vote, and the filing of appropriate certificate of merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(b)    The Company Board, at a meeting duly called and held on August 21, 2014, at which all of the directors of the Company were present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (collectively, the “Transactions”), are fair to, and in the best interests of, the Company and holders of Company Shares, (ii) approved, adopted and declared advisable this Agreement and the Transactions (such approval, adoption and declaration having been made in accordance with the DGCL), and (iii) resolved to recommend that the holders of Company Shares approve and adopt this Agreement and the Transactions (the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Stockholders’ Meeting.
4.5    No Conflict; Required Filings and Consents.
(a)    The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any Company Subsidiary, (ii) subject to obtaining the Company Required Approvals and the Required Stockholder Vote, conflict with or violate any U.S. or non-U.S. law (statutory, common or otherwise), including any statute, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of a Governmental Authority of competent jurisdiction (“Law”) applicable to the Company or any Company Subsidiary or by which any property or assets of the Company or any Company Subsidiary is bound or affected, or (iii) subject to obtaining the consents or delivering the notices that are required to be listed in Section 4.5(a)(iii) of the Disclosure Schedule, result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, or (except with respect to Company Stock Options, Company RSUs and the ESPP in connection with the treatment of such awards under Section 3.7 of this Agreement) give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, or result in the loss of a material benefit under, any Company Material Contract or material Permit to which the Company or any Company Subsidiary is a party or to which any property, right or asset of the Company or any Company Subsidiary is bound or affected, except, with respect to clauses (ii) and

(iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to (x) prevent or materially delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect.
(b)    The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, waiting period expiration or termination, authorization or permit of, or filing with or notification to, any Governmental Authority of competent jurisdiction, except for (i) the filing of the Proxy Statement with the SEC, (ii) applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and state securities or “blue sky” laws (“Blue Sky Laws”), (iii) any required pre-merger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and similar requirements in foreign countries regarding antitrust or competition matters and any associated consents, approvals, authorizations, waiting period terminations or permits, including those set forth on Section 4.5(b) of the Disclosure Schedule, (iv) filing of appropriate certificate of merger as required by the DGCL, (v) compliance with the rules of the Nasdaq Stock Market LLC, (vi) notice to the Committee on Foreign Investment in the United States (“CFIUS”) pursuant to the Exon-Florio Amendment and any associated determination or decision, (vii) notice to the U.S. State Department, Directorate for Defense Trade Controls (DTCC), under the International Traffic in Arms Regulations (“ITAR”) relating to this Agreement and the Transactions ((i) to (vii) collectively, the “Company Required Approvals”), and (viii) any such consent, approval, waiting period expiration or termination, authorization, permit, filing or notification the failure of which to make or obtain would not, or would not reasonably be expected to, individually or in the aggregate (A) prevent or materially delay beyond the Outside Date the consummation of the Merger or (B) have a Material Adverse Effect.
4.6    Permits; Compliance.  Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, certifications, approvals and orders of any Governmental Authority of competent jurisdiction, including with respect to any Environmental Laws, necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Permits”), except where the failure to have, or the suspension or cancellation of, any of the Permits, individually or in the aggregate, would not reasonably be expected to (x) prevent or delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect. No suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened, and there have occurred no defaults under, violations of, or events giving rise to a right of termination, amendment or cancellation of any such Permits (with or without notice, the lapse of time or both), except where the failure to have, or the suspension or cancellation of any of the Permits, individually or in the aggregate, would not reasonably be expected to (x) prevent or delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect. Neither the Company nor any Company Subsidiary is, and neither the Company nor any Company Subsidiary during the past three (3) years has been, in conflict with, or in default, breach or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (ii) any Company Material Contract or material Permit to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound, except for any such conflicts, defaults, breaches or violations that, individually or in the aggregate, would not reasonably be expected to (x) prevent or delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has received any written notice from any Governmental Authority of competent jurisdiction alleging that it is not in compliance in all material respects with any Law. Notwithstanding the foregoing, for all purposes of the Agreement, the Company does not make any representation or warranty (pursuant to this Section 4.6 or elsewhere in the Agreement) regarding the effect of the applicable antitrust, merger control, competition, or fair trade laws on its ability to execute, deliver, or perform its obligations under the Agreement or to consummate the transactions described in this Agreement as a result of the enactment, promulgation, application, or threatened or actual judicial or administrative investigation or litigation under, or enforcement of, any antitrust, merger control, competition, or fair trade law with respect to the consummation of the transactions described in the Agreement.
4.7    SEC Filings; Financial Statements.
(a)    The Company has filed or furnished, as applicable, all forms, reports and other documents required to be filed by it with, or furnished to, the SEC since the effective date of the Company’s initial public offering, August 7, 2012 (such documents filed since August 7, 2012, and those filed by the Company with the SEC subsequent to the date of this Agreement, if any, including any amendments thereof, the “SEC Reports”). Each SEC Report (x) complied, or if filed subsequent to the date of the Agreement will comply, as to form in all material respects with the applicable requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act of 2002 (“SOX”) and the applicable rules and regulations promulgated thereunder, and (y) did not, at the time it was filed (or, if amended prior to the date hereof, as of the date of such amendment), contain, or if filed after the date hereof at the time of the filing will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary has been or is required to file any form, report or other document with the SEC.
(b)    (i) Each of the audited consolidated financial statements contained in the SEC Reports (collectively, the “Audited Company Financial Statements”) (A) have been, or will be, as the case may be, prepared from and in accordance with and accurately reflect the books and records of the Company and its consolidated Company Subsidiaries in all material respects, (B) complied, or will comply, as the case may be, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, (C) was, or will be, as the case may be, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (D) fairly presents, or will fairly present, as the case may be, in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal and recurring year-end adjustments). (ii) The unaudited financial information contained in the SEC Reports (such unaudited financial information together with the Audited Company Financial Statements, the “Company Financial Reports”) (A) has been prepared from and in accordance with and accurately reflect the books and records of the Company and its consolidated Company Subsidiaries in all material respects, (B) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and (C) fairly presents, in all material respects the consolidated financial position and results of operations of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject to normal and recurring year-end adjustments).
(c)    Except as and to the extent set forth on the consolidated balance sheet of the Company and its consolidated Company Subsidiaries as December 28, 2013, including the notes thereto (the “2013 Balance Sheet”), neither the Company nor any Company Subsidiary has any liability or obligation of a nature required by GAAP to be disclosed on a consolidated balance sheet of the Company or the notes thereto, except for (x) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the 2013 Balance Sheet that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (y) liabilities and obligations incurred in connection with the transactions contemplated hereby or as required by this Agreement.
(d)    Each of the principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the SEC Reports, and the statements contained in such certifications are true and correct. For purposes of this Section 4.7(d), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither the Company nor any of the Company Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX. The Company is in compliance in all material respects with SOX.
(e)    Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s or such Company Subsidiary’s published financial statements or otherwise in the SEC Reports.
(f)    The Company maintains a system of internal controls over financial reporting (as defined in Rules 13a-15 and 15d-15 of the Exchange Act) and accounting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets that could have a material effect on the Company’s financial statements is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(g)    The Company has in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information that is required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure. None of Ernst & Young LLP and all other independent public accountants of the Company or any Company Subsidiary has resigned or been dismissed as independent public accountant of the Company or any Company Subsidiary as a result of or in connection with any disagreement with the Company or any Company Subsidiary on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of the Nasdaq Stock Market LLC.
(h)    The Company has furnished or made available to Parent copies of all comment letters received by the Company from the SEC since August 7, 2012, relating to the Company’s SEC Reports and all responses of the Company thereto. There are no outstanding unresolved issues with respect to the Company or the SEC Reports noted in comment letters or other correspondence received by the Company or its attorneys from the SEC, and there are no pending (i) formal or, to the knowledge of the Company, informal investigations of the Company by the SEC or (ii) inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board. There has been no material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. No current or former attorney representing the Company or any of the Company Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or executive officer of the Company.
(i)    To the knowledge of the Company, no employee of the Company or any of the Company Subsidiaries has provided or is providing information to any law enforcement agency regarding the possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in Section 806 of SOX. The Company has made available to Parent a summary of all material complaints since August 7, 2012, through the Company’s whistleblower hot line or equivalent system for receipt of employee concerns regarding possible violations of Laws.
(j)    The Company has heretofore furnished or made available to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all Contracts, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.
4.8    Absence of Certain Changes or Events. Since the date of the 2013 Balance Sheet through the date of this Agreement, except as contemplated by this Agreement, the Company and the Company Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice. Since the date of the 2013 Balance Sheet through the date of this Agreement (i) there has not been any event, condition, circumstance, development, change or effect, having, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) none of the Company or any of the Company Subsidiaries has taken any action that if taken between the date hereof and the Effective Time would constitute a material breach of Section 6.1 (other than as set forth in Section 4.8 of the Disclosure Schedule). Notwithstanding the foregoing, for all purposes of this Agreement, the Company does not make any representation or warranty (pursuant to this Section 4.8 or elsewhere in the Agreement) regarding the effect of the applicable antitrust, merger control, competition, or fair trade laws on its ability to execute, deliver, or perform its obligations under this Agreement or to consummate the transactions described in this Agreement as a result of the enactment, promulgation, application, or threatened or actual judicial or administrative investigation or litigation under, or enforcement of, any antitrust, merger control, competition, or fair trade law with respect to the consummation of the transactions described in this Agreement.
4.9    Absence of Litigation. There is (i) no Action pending, or (ii) to the knowledge of the Company, no inquiry or investigation pending or Action threatened against the Company or any Company Subsidiary, any of their respective directors or executive officers in such capacity, or any property or asset of the Company or any Company Subsidiary that, in each case, (A) would reasonably be expected to prevent or materially delay beyond the Outside Date the consummation of the Transactions or (B)  has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Company Subsidiary, none of their respective directors or executive officers in such capacity nor any property or asset of the Company or any Company Subsidiary is subject to any consent decree, settlement agreement or similar written agreement between the Company and any Governmental Authority of competent jurisdiction that is materially adverse to the Company, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority of competent jurisdiction, in each case, that would reasonably be expected to (x) prevent or materially delay beyond the Outside Date the consummation of the Merger or (y)  be material to the Company and the Company Subsidiaries, taken as a whole.
4.10    Employee Benefit Plans.
(a)    Section 4.10(a) of the Disclosure Schedule lists all Plans. The “Plans” shall mean: (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, other equity-based, incentive, deferred compensation, retiree medical or life insurance, retirement, severance, change of control, retention, collective bargaining, employee loan, disability, health and welfare, vacation or fringe benefit or other benefit plans, programs or arrangements (whether or not subject to ERISA), and all employment, change of control, retention, termination, severance Contracts to which the Company, any Company Subsidiary or any ERISA Affiliate is a party, with respect to which the Company, any Company Subsidiary or any ERISA Affiliate has or could have any obligation or that are maintained, contributed to or sponsored by the Company, any Company Subsidiary or any ERISA Affiliate for the benefit of any current or former employee, officer or director of the Company, any Company Subsidiary or any ERISA Affiliate, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any consulting contracts, arrangements or understandings between the Company or any Company Subsidiary and any natural person consultant of the Company or any Company Subsidiary (all Plans, excluding Plans not subject to U.S. Law, the “US Plans”). The Company has made available to Purchaser a true and complete copy of each Plan and all amendments thereto and has made available to Purchaser a true and complete copy of each material document, if any, prepared in connection with each such Plan (except for individual written Company Stock Option and Company RSU agreements, in which case only forms of such agreements have been made available, unless such individual agreements materially differ from such forms), including as applicable (i) a copy of each trust or other funding arrangement, (ii) each most recent summary plan description and summary of material modifications, (iii) annual reports on Internal Revenue Service (“IRS”) Form 5500 for the most recent two (2) plan years, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. There are no oral Plans. Neither the Company nor any Company Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other material employee benefit plan, program or arrangement, (ii) to enter into any Contract to provide compensation or benefits to any individual other than in the ordinary course of business, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable law.
(b)    Neither the Company nor any Company Subsidiary or ERISA Affiliate maintains, contributes to or has an obligation to contribute to, or has any liability, whether contingent or otherwise, with respect to, and has not within the preceding five years maintained, contributed or been obligated to contribute to or had any liability, whether contingent or otherwise, with respect to any Plan or any other employee benefits plan within the meaning of Section 3(3) of ERISA that is or has been (i) subject to Title IV of ERISA, Section 412 of the Code or Sections 302, 4063 or 4064 of ERISA, (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”),(iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code) (a “Multiple Employer Plan”), or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) .
(c)    Except as set forth in Section 4.10(c) of the Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Company Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any Transaction, or (iii) obligates the Company or any Company Subsidiary to make any payment or provide any benefit in connection with a “change in ownership or effective control”, within the meaning of such term under Section 280G of the Code, or in connection with an event directly or indirectly related to such a change. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary, except as required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar applicable state law. There is no contract, plan or arrangement covering any current or former director, employee, or consultant of the Company that, individually or collectively, could give rise to any payment or benefit as a result of the transactions contemplated by this Agreement. Except as provided in this Agreement or as set forth in Section 4.10(c) of the Disclosure Schedule, the execution of this Agreement and the consummation of the Transactions contemplated by this Agreement (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (i) entitle any Person to any payment, forgiveness of indebtedness, vesting, distribution, or increase in benefits under or with respect to any Plan, (ii) otherwise trigger any acceleration (of vesting or payment of benefits or otherwise) under or with respect to any Plan, or (iii) trigger any obligation to fund any Plan. No current or former director, employee, or consultant of the Company is entitled to receive a gross-up payment from the Company with respect to any taxes that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code, or otherwise. The contracts, plans and arrangements disclosed in Section 4.10(c) of the Disclosure Schedule are referred to herein as the “Disclosed Employee Arrangements.”
(d)    Each Plan is now and always has been maintained, funded and administered in all material respects in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code. The Company and the Company Subsidiaries have performed all material obligations required to be performed by them under each Plan and are not in material default under or in material violation of, and, to the knowledge of the Company, there is no material default or material violation by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than routine claims for benefits in the ordinary course of business) and to the knowledge of the Company, no fact or event exists that is reasonably likely to give rise to any such Action.
(e)    Each Plan that is intended to be qualified under Section 401(a) of the Code (i) has timely received a favorable determination, notification or advisory letter from the IRS covering all of the provisions applicable to the Plan for which such letters are currently available that the Plan is so qualified and to the knowledge of the Company, there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status of any such Plan, (ii) has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, or (iii) may rely upon an opinion letter for a prototype plan. Each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code (x) has received a determination letter from the IRS that it is so exempt and to the knowledge of the Company, there are no facts or circumstances that would reasonably be likely to adversely affect the exempt status of any such trust, (y) has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, or (z) may rely upon an opinion letter for a prototype plan. No Company capital stock is used as a funding vehicle or otherwise permitted as an investment option with respect to any Plan that is intended to be qualified under Section 401(a) of the Code.
(f)    There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and not otherwise exempt under Section 408 of ERISA) with respect to any US Plan. Neither the Company nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including any liability in connection with (i) the termination or reorganization of any Plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and, to the knowledge of the Company, no fact or event exists that could give rise to any such liability. There are no administrative investigations, audits, inquiries or proceedings pending, in progress or, to the knowledge of the Company, threatened by the IRS, the United States Department of Labor, or other Governmental Authority of competent jurisdiction with respect to any Plan. With respect to each Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened that would result in a material liability to the Company or any Company Subsidiary and (ii) to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims.

(g)    All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates, except as would not result in material liability to the Company or any Company Subsidiary. All such contributions are or were fully deductible for federal income tax purposes in all material respects and no such deduction has been challenged or disallowed by any Governmental Authority of competent jurisdiction and, to the knowledge of the Company, no fact or event exists that could be expected to give rise to any such challenge or disallowance, in each case, except as would not result in material liability to the Company or any Company Subsidiary.
(h)    With respect to each Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code), to the knowledge of the Company, (i) such plan has been operated since January 1, 2005 in compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder to the extent such plan is subject to Section 409A of the Code and so as to avoid any tax, interest or penalty thereunder; (ii) the document or documents that evidence each such plan have conformed to the provisions of Section 409A of the Code and the final regulations under Section 409A of the Code since December 31, 2008; and (iii) as to any such plan in existence prior to January 1, 2005 and not subject to Section 409A of the Code, has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004.
4.11    Labor and Employment Matters.
(a)    The Company represents and warrants that:
(i)    There are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective present or former employees or independent contractors.
(ii)    Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement, work council agreement, work force agreement or any other labor union Contract applicable to persons employed by the Company or any Company Subsidiary; none of the employees or individual independent contractors of the Company or any Company Subsidiary is represented by any union, works council, or any other labor organization; and there are no activities or proceedings of any labor union to organize any such employees or independent contractors.
(iii)    There are no grievances filed pursuant to any collective bargaining agreement, work council agreement or other labor contract currently pending against the Company or any Company Subsidiary; nor are there any unfair labor practice complaints pending, in progress or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary before the National Labor Relations Board or any court, tribunal or other Governmental Authority of competent jurisdiction, or any current union representation questions involving employees of the Company or any Company Subsidiary.
(iv)    Except as would not result in material liability to the Company or any Company Subsidiary, all individuals who are or were performing consulting or other services for the Company or any Company Subsidiary have been correctly classified by the Company or the Company Subsidiary in all material respects as either “independent contractors” or “employees” as the case may be.
(v)    Except as would not result in material liability to the Company or any Company Subsidiary, all individuals who are or were performing services for the Company or any Company Subsidiary have been correctly classified by the Company or the Company Subsidiary in all material respects as “exempt” from all applicable wage and hour Laws, including but not limited to Laws governing minimum wage, overtime compensation, meal periods and rest breaks.
(vi)    There is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary. No consent of any labor union is required to consummate any of the Transactions. There is no obligation to inform, consult or obtain consent in advance of or simultaneously with the Transactions of any works council, employee representatives or other representative bodies in order to consummate the Transactions.
(b)    The Company and the Company Subsidiaries are in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, equal employment opportunity, occupational health and safety, immigration, individual and collective consultation, notice of termination, and redundancy, and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no charge or other Action pending or, to the knowledge of the Company, threatened before the U.S. Equal Employment Opportunity Commission (the “EEOC”), any court, or any other Governmental Authority of competent jurisdiction with respect to the employment practices of the Company or any Company Subsidiary, except as described on Disclosure Schedule 4.11(b). Since August 7, 2012, neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any the EEOC or any other Governmental Authority of competent jurisdiction relating to employees or employment practices. Neither the Company nor any Company Subsidiary has received any notice of intent by the EEOC or any other Governmental Authority of competent jurisdiction responsible for the enforcement of labor or employment Laws to conduct an investigation or inquiry relating to the Company or any Company Subsidiary, and to the knowledge of the Company, no such investigation or inquiry is in progress. The employment of those employees of the Company and the Company Subsidiaries hired and based in the U.S. is terminable at will without cost or liability to the Company or its Subsidiaries, except for amounts earned prior to the time of termination and except as set forth in Disclosure Schedule 4.11(b).
(c)    The Company has made available to Purchaser a list, as of the date hereof, of each employee and individual consultant that provides services to the Company or any Company Subsidiary and the city and state in which each such employee and consultant is based and primarily performs his or her duties or services. As of the date hereof, no officer or employee holding the position of vice president or above has advised the Company or any Company Subsidiary in writing of his or her intention to terminate his or her relationship or status as an employee or consultant of the Company or the Subsidiary for any reason, including because of the consummation of the Transactions contemplated by this Agreement and, except as set forth on Section 4.11(c)-1 of the Disclosure Schedule, the Company and the Company Subsidiaries have no plans or intentions as of the date hereof to terminate any such employee or consultant. Section 4.11(c)-2 of the Disclosure Schedule sets forth a complete and accurate list of all offers of employment that are outstanding to any person from the Company or any Company Subsidiary.
(d)    To the knowledge of the Company, no employee, officer or director of the Company or any Company Subsidiary is a party to, or is otherwise bound by, any Contract with a former employer, including any confidentiality, non-competition or proprietary rights agreement, that affects (i) the performance of his or her duties as an employee, officer or director of the Company or the Company Subsidiary, or (ii) the ability of the Company or any Company Subsidiary to conduct its business, in each case in any manner that would have, or be reasonably likely to have, a Material Adverse Effect. To the knowledge of the Company, no employee, officer or director of the Company or any Company Subsidiary is in violation, in any material respect, of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement or restrictive covenant to a former employer, which violation would have, or be reasonably likely to have, a Material Adverse Effect.
4.12    Proxy Statement. The proxy statement relating to the approval of the Merger by the Company’s stockholders prepared in accordance with applicable Law (such proxy statement, as amended or supplemented, being referred to herein as the “Proxy Statement”) to be sent to the stockholders of the Company in connection with the Stockholders’ Meeting shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company and at the time of the Stockholders’ Meeting, not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. The Proxy Statement and all documents required to be filed by the Company with the SEC or disseminated to Company stockholders in connection with this Agreement and the Transactions shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Purchaser or any of their Representatives for inclusion in any of the foregoing documents.
4.13    Property and Leases.
(a)    The Company or one of the Company Subsidiaries owns, and has good, valid and marketable title to, each of the tangible assets reflected as owned by the Company or the Company Subsidiaries on the 2013 Balance Sheet (except for tangible assets sold or disposed of since that date in the ordinary course of business and sales after the date of the 2013 Balance Sheet of assets no longer required for the conduct of the Business as presently conducted) in all material respects, free of any Liens; provided, that no representation is made under this Section 4.13 with respect to Intellectual Property Rights. The Company and the Company Subsidiaries have sufficient title to all their properties and assets to conduct their respective businesses as currently conducted, with only such exceptions as, individually or in the aggregate, would not have, or be reasonably expected to have, a Material Adverse Effect. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company and the Company Subsidiaries are in the condition and repair sufficient to conduct their respective businesses as currently conducted, with only such exceptions as, individually or in the aggregate, would not have, or be reasonably expected to have, a Material Adverse Effect.
(b)    Neither the Company nor any Company Subsidiary owns any real property.
(c)    Section 4.13(c) of the Disclosure Schedule sets forth a complete and accurate list of all leases, subleases or licenses (“Company Leases”) of real property (“Company Leased Real Property”) to which the Company or any Company Subsidiary is a party, including the location of the premises leased, subleased or licensed pursuant to such Company Leases. All such Company Leases, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no default under any such Company Leases by the Company or any Company Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any Company Subsidiary, except as would not reasonably be expected to prevent or materially delay beyond the Outside Date consummation of the Merger and as, individually or in the aggregate, would not have, or be reasonably expected to have, a Material Adverse Effect. Except as would not reasonably be expected to prevent or materially delay beyond the Outside Date consummation of the Merger and as, individually or in the aggregate, would not have, or be reasonably expected to have, a Material Adverse Effect, neither the Company nor any Company Subsidiary has made any material alterations, additions or improvements to the Company Leased Real Property that are required to be removed (or of which any landlord or sublandlord could require removal) at the termination of the applicable lease term. Neither the Company nor any Company Subsidiary has received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting the Company Leased Real Property or any portion thereof or interest therein, and to the knowledge of the Company, no such proceedings are threatened or proposed. To the knowledge of the Company, the Company

Leased Real Property is not subject to any special assessment nor zoning or other land-use regulation proceeding, nor any change in any Law or Permit that would reasonably be expected to prevent or materially delay beyond the Outside Date the consummation of the Merger or that seeks to impose any material legal restraint on or prohibition against or limit the Surviving Corporation’s ability to operate the business of the Company and the Company Subsidiaries substantially as it was operated prior to the date of this Agreement with respect to the Company Leased Real Property. Except as set forth in Section 4.13(c) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted to any other person any rights to use, occupy or possess any part of the Company Leased Real Property. Neither the Company nor any Company Subsidiary has collaterally assigned or granted any other Lien in the Company Leased Real Property.
4.14    Intellectual Property.
(a)    Section 4.14(a) of the Disclosure Schedule contains a complete and accurate list of all Registered Company Intellectual Property, in each case listing, as applicable, (i) the name of the applicant/registrant or current owner, (ii) the jurisdiction where the application/registration is located (or, for Domain Names, the applicable registrar), (iii) the application or registration number, and (iv) the filing date or issuance/registration/grant date.
(b)    The Company and Company Subsidiaries are current in the payment of all registration, maintenance and renewal fees with respect to the Registered Company Intellectual Property and there are no actions that must be taken within ninety (90) days following the Merger Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any such documents and instruments. To the knowledge of the Company, all Owned Company Intellectual Property are valid, subsisting and enforceable. No material Registered Company Intellectual Property filed by or on behalf of the Company or a Company Subsidiary at any time since January 1, 2011, has been abandoned, allowed to lapse or rejected. The Company has filed all currently or previously required affidavits, responses, recordations, certificates and other documents and taken all currently or previously required actions for the purposes of obtaining, maintaining, perfecting, preserving and renewing the Registered Company Intellectual Property and, to the knowledge of the Company, its validity and enforceability. The Company and its Subsidiaries have complied with all applicable rules, policies, and procedures of the United States Patent and Trademark Office, United States Copyright Office, and any applicable foreign Governmental Authorities with respect to each item of Registered Company Intellectual Property, to the extent that compliance affects the enforceability or validity of such Registered Company Intellectual Property.
(c)    Since January 1, 2011, all Trademarks included in the Registered Company Intellectual Property have been in use sufficient to maintain the registrability of such Trademarks.
(d)    Except as set forth in Section 4.14(d) of the Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to or bound by any decree, judgment, order, settlement agreements, or arbitral award that requires the Company or any Company Subsidiary to grant to any Third Party any license, covenant not to sue, immunity or other right with respect to any Owned Company Intellectual Property.
(e)    Since January 1, 2011, no Registered Company Intellectual Property is or has been involved in any interference, reissue, reexamination, opposition, cancellation or other proceeding, including any proceeding regarding invalidity or unenforceability, in the United States or any foreign jurisdiction, and, to the knowledge of the Company, no such action has been threatened in any written communication delivered to the Company or any Company Subsidiary.
(f)    The Company and Company Subsidiaries have, in accordance with the applicable Law of each relevant jurisdiction, taken reasonable steps consistent with industry standards to protect their rights in and to their Trade Secrets, including, to the knowledge of the Company, by not making any disclosure of Trade Secrets except under written confidentiality obligations (other than former Trade Secrets intentionally publicly disclosed by the Company without confidentiality obligations in its reasonable business judgment). To the knowledge of the Company, there has been no (i) misappropriation or unauthorized disclosure of any material Trade Secret included in the Owned Company Intellectual Property or (ii) breaches of any obligations of confidentiality with respect to the Company Owned Intellectual Property. The Company and Company Subsidiaries are in compliance in all material respects with and have not breached in any material respect any contractual obligations to protect the Trade Secrets of Third Parties in accordance with the terms of any Contracts relating to such Third Party Trade Secrets.
(g)    Each current and former employee, consultant and contractor of the Company or any Company Subsidiary who is involved in the development of any Company Products has executed and delivered to the Company or a Company Subsidiary, and the Company or a Company Subsidiary has in its possession, a valid and enforceable proprietary information, confidentiality and assignment agreements that, to extent permitted by applicable Law, assigns to the Company and/or a Company Subsidiary (or otherwise grant sufficient rights, title and interest in) all Intellectual Property and Intellectual Property Rights that are developed by the employees in the course of their employment, and, with respect to consultants or contractors, all Intellectual Property and Intellectual Property Rights that are developed by the consultants or contractors in the course of performing services for the Company or any Company Subsidiaries (each, an “Employee IP Agreement”). Since January 1, 2011, to the knowledge of the Company, no person who is or was an employee, officer, consultant or contractor of the Company or any Company Subsidiary involved in the development of any Company Products is in default or breach of any term of any Employee IP Agreement, non-disclosure agreement, assignment agreement, or similar Contract relating to Intellectual Property or Intellectual

Property Rights entered into between such employee, officer, consultant or contractor and the Company or any Company Subsidiary in connection with such individual’s employment or other engagement with the Company or any Company Subsidiary. No current or former employee, consultant or contractor of the Company or any Company Subsidiary has or claimed any ownership interest in whole or in part, whether or not currently exercisable, in any Owned Company Intellectual Property. All assignments of registered Patents included in the Registered Company Intellectual Property to the Company or any Company Subsidiary have been duly executed and recorded with the appropriate Governmental Authorities.
(h)    To the knowledge of the Company, there are no facts or circumstances that would be reasonably expected to render invalid or unenforceable any of the Intellectual Property Rights included in the Owned Company Intellectual Property. To the knowledge of the Company, there are no facts or circumstances with respect to the title to the Owned Company Intellectual Property that would reasonably be expected to adversely affect, limit, restrict, impair, or impede the ability of Surviving Corporation and the Company and the Company Subsidiaries to use and practice such Owned Company Intellectual Property from and after the Effective Time in substantially the same manner in which it was used prior to the Effective Time. Since January 1, 2011, neither the Company nor any Company Subsidiary has received any written notice of any Action challenging the validity or enforceability of any of the Registered Company Intellectual Property or the Owned Copyrights, or containing any threat on the part of any person to bring an Action that any of the Registered Company Intellectual Property or the Owned Copyrights is invalid, is unenforceable or has been misused.
(i)    To the knowledge of the Company, no Third Party is infringing, misappropriating, or using or disclosing without authorization any Intellectual Property Rights owned or exclusively licensed by Company or any Company Subsidiary. Since January 1, 2011, neither Company nor any Company Subsidiary has commenced any Action with respect to infringement or misappropriation of any Intellectual Property Rights owned by or exclusively licensed to Company or any Company Subsidiary against any Third Party. Since January 1, 2011, neither the Company nor any Company Subsidiary has received any written notice of any Action challenging the Company’s or any Company Subsidiary’s ownership of any Intellectual Property Rights included in the Owned Company Intellectual Property or claiming that any other person has any claim of legal or beneficial ownership with respect thereto.
(j)    Since January 1, 2011, Company and its Subsidiaries have not received any written notice of any Action alleging that the Company or any Company Subsidiary has infringed, misappropriated, used or disclosed without authorization or otherwise violated any Intellectual Property Rights of any person, or that any Company Product infringes, misappropriates, uses or discloses without authorization, or otherwise violates any Intellectual Property Rights of any person. Neither the conduct of the business of the Company and each Company Subsidiary nor the development, manufacture, sale, licensing or use of any of the Company Products has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating any Intellectual Property Rights of any Third Party. Except as expressly set forth in Section 4.14(j), no provision of this Agreement is, or will be construed to be, a representation or warranty by the Company or the Company Subsidiaries with respect to the infringement, misappropriation or other violation of any of the intellectual property rights of any third party.
(k)    Except as listed in Schedule 4.14(k) of the Disclosure Schedule, the Company and the Company Subsidiaries exclusively own and, have good title to, the Owned Company Intellectual Property, except for any moral rights of any Third Party existing therein, free and clear of all Liens (except Standard Outbound Licenses (as defined below)), and have not exclusively licensed (under any Contract in effect as of the date of this Agreement) any such Owned Company Intellectual Property to any Third Party.
(l)    Section 4.14(l) of the Disclosure Schedule contains a complete and accurate list of:
(i)    all material Contracts to which the Company or any Company Subsidiary is a party as of the date hereof, under which the Company or any Company Subsidiary has granted or agreed to grant to any Third Party any license, covenant, release, immunity, assignment, or other right with respect to any Owned Company Intellectual Property, other than (1) access with respect to any Trade Secrets granted under any nondisclosure agreement, (2) any non-exclusive licenses or rights with respect to any Company Intellectual Property granted (A) in connection with the licensing, sale or other disposition of the Company Products in the ordinary course of business, or (B) under any independent contractor services agreement, and (3) any non-exclusive licenses to use the Company’s or any Company Subsidiary’s Trademarks for limited publicity purposes or in connection with such Third Party’s performance under a broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting, or advertising agreement ((1), (2) and (3) are “Standard Outbound Licenses”);
(ii)    all material Contracts to which the Company or any Company Subsidiary is a party as of the date hereof, under which any Third Party has granted or agreed to grant to Company or any Company Subsidiary any license, covenant, release, immunity, assignment, or other right with respect to any Company Intellectual Property (other than (1) generally available commercial Software (including Software provided as a service) that is licensed on standard or non-negotiable terms or pursuant to Open Source, “shrinkwrap” or “clickwrap” license agreements, (2) access with respect to any Trade Secrets granted under any nondisclosure agreement, (3) any non-exclusive licenses or rights with respect to any Company Intellectual Property granted under any independent contractor services agreement or Employee IP Agreement, and (4) any non-exclusive licenses or other rights to use a Third Party’s Trademarks for limited publicity purposes or in connection with the Company’s or any Company Subsidiary’s performance under a broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting, or advertising agreement) (together with the material

Contracts to which the Company or any Company Subsidiary is a party included in subsection (i) above, the “Company Intellectual Property Agreements”.
(m)    Subject to obtaining the consents that are required to be listed in Section 4.5(b) of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement, nor the consummation of the Transactions, will violate or result in the breach, material modification, cancellation, termination or suspension of, loss of any material rights or acceleration of any payments under the Company Intellectual Property Agreements (or give rise to any right with respect to any of the foregoing), except for any such breaches, modifications, cancellations, terminations, suspensions, losses, or payment accelerations that, individually or in the aggregate, would not reasonably be expected to (i) prevent or materially delay beyond the Outside Date the consummation of the Merger or (ii) have a Material Adverse Effect.. Immediately following the Effective Time, the Surviving Corporation will have and be permitted to exercise all of the Company’s and the Company Subsidiaries’ rights under the Company Intellectual Property Agreements (and will have the same rights with respect to the Intellectual Property and Intellectual Property Rights of Third Parties under the Company Intellectual Property Agreements) to the same extent that Company and the Company Subsidiaries would have had, and been able to exercise, had this Agreement not been entered into, and the Transactions not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company and Company Subsidiaries would otherwise have been required to pay anyway pursuant to the Company Intellectual Property Agreements. No Contract to which the Company or any Company Subsidiary is a party will cause or require (or purports to cause or require) the Surviving Corporation or Parent to (i) grant to any Third Party any license, covenant not to sue, immunity or other right with respect to or under any Intellectual Property Rights of Parent or the Surviving Corporation; or (ii) be obligated to pay any royalties or other amounts, or offer any discounts, to any Third Party (except, in each of (i) and (ii), with respect to Surviving Corporation only, royalties, other amounts, discounts, licenses, covenants not to sue, immunities or other rights that Company or Surviving Corporation would have had to pay, offer or grant had this Agreement not been entered into and the Transactions not been consummated).
(n)    Section 4.14(n) of the Disclosure Schedule accurately identifies and describes: (i) each item of Open Source that is contained or embedded in, or distributed or made available with, any of the Company Products, or from which any part of any Company Product is derived; (ii) the applicable license terms for each such item of Open Source; and (iii) the Company Product to which each such item of Open Source relates. The Company has at all times complied with the licenses applicable to each item of Open Source identified, or required to be identified, in Section 4.14(n) of the Disclosure Schedule. No Company Product contains, is derived from, is distributed with or is being or was developed using Open Source in a manner that: (i) imposes a requirement or condition that any Company Product or part thereof: (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making modifications or derivative works; or (C) be redistributable at no charge.
(o)    Section 4.14(o) of the Disclosure Schedule contains a list of all standards-setting organizations, industry bodies and consortia, and other multi-party special interest groups in which Company or any Company Subsidiary is currently participating, or in which Company or any Company Subsidiary has participated, to the extent that such past participation imposes or purports to impose any continuing obligations on Company or any Company Subsidiary (or, following the Effective Time, on Parent or the Surviving Corporation) with respect to licensing or granting of any Owned Company Intellectual Property Rights (other than licenses that survive with respect to the copyright in contributions made during such past participation).
(p)    “Company Products” means all products of the Company and Company Subsidiaries that are currently offered commercially, including those Company Products summarized on Section 4.14(p) of the Disclosure Schedule.
(q)    The Company and Company Subsidiaries have taken steps in accordance with generally accepted industry standards to identify (and, as deemed appropriate by the Company or Company Subsidiaries, to address) material defects, bugs, and errors in the Software included within the Company Products. To the knowledge of the Company, Company has used accepted industry standard methods to ensure that the Software included in the Company Products does not contain or make available any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines intentionally designed to permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement, or destruction of, Software, data or other materials (“Contaminants”).
4.15    Taxes.
(a)    Each of the Company and the Company Subsidiaries has filed, or caused to be filed, all material Tax Returns that it was required to file under applicable laws and regulations, and all such Tax Returns are true, correct and complete in all material respects. The Company and the Company Subsidiaries has timely paid (or there has been timely paid with respect to it) all material Taxes (whether or not shown thereon) due and owing. There are no Liens for Taxes (other than Taxes not yet delinquent or being contested in good faith and for which reserves in accordance with GAAP have been established on the Company Financial Reports as adjusted in the ordinary course of business through the Effective Time) upon any assets of the Company or any of the Company Subsidiaries.
(b)    There is no material audit, examination, investigation dispute or claim relating to Taxes of the Company or any of the Company Subsidiaries which remains unpaid or unresolved.

(c)    Neither the Company nor any of the Company Subsidiaries has waived any statutes of limitations in respect of material Taxes which waiver remains in effect or agreed to any extension of time with respect to a material Tax assessment or deficiency which assessment or deficiency has not been paid.
(d)    Except as set forth in Section 4.15(d) of the Disclosure Schedule, the Transactions (including the Merger) will not result in the payment or series of payments by the Company or any of the Company Subsidiaries to any person of an “excess parachute payment” within the meaning of Section 280G of the Code, or any similar payment, that is not deductible for federal, state, local or foreign Tax purposes. Additionally, there is no contract to which the Company or any of the Company Subsidiaries is a party that, individually or collectively, (i) could give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) or Section 280G of the Code, or (ii) could require the Company, the Company Subsidiaries or Parent or its subsidiaries to gross up a payment to any employee of the Company or any of the Company Subsidiaries for Tax related payments or cause a penalty tax under Section 4999 or Section 409A of the Code.
(e)    None of the Company or the Company Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return (other than Tax Returns for which the Company is currently the common parent) provided for under the laws of the U.S., any foreign jurisdiction or any state or locality with respect to Taxes for any taxable year and neither Company nor any Company Subsidiary has any obligation to contribute to the payment of any material Tax of any person other than the Company or a Company Subsidiary under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor.
(f)    None of the Company or any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock qualifying under Section 355 of the Code in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Effective Time) or that otherwise constitutes part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Merger.
(g)    None of the Company nor any Company Subsidiary is a party to or bound by any Tax allocation, sharing or indemnity agreement (for the avoidance of doubt, excluding indemnification provisions for Taxes contained in credit agreements, leases or other commercial agreements the primary purposes of which do not relate to Taxes).
(h)    Neither the Company nor any Company Subsidiary will be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the Merger Closing Date, as a result of (1) a change in method of accounting occurring prior to the Merger Closing Date, (2) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Merger Closing Date, (3) a prepaid amount received, or paid, prior to the Merger Closing Date, (4) deferred gains arising prior to the Merger Closing Date or (5) an election under Section 108(i).
(i)    Neither the Company nor any Company Subsidiary has engaged in a “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b).
4.16    Environmental Matters. Except as set forth on Section 4.16 of the Disclosure Schedule, (a) to the knowledge of the Company, the Company and each Company Subsidiary and their respective products are and have been in compliance in all material respects with all applicable Environmental Laws; (b) (i) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including soils and surface and ground waters) have at any time been used by the Company or any Company Subsidiary or, to the knowledge of the Company, any other person to make, store, handle, treat, dispose of, generate or transport Hazardous Substances in violation of any applicable Environmental Law, and (ii) to the knowledge of the Company, none of such properties are contaminated with any Hazardous Substance for which the Company or a Company Subsidiary is legally responsible for any unperformed investigation or remediation required by applicable law or any Contract which in the case of (i) or (ii) would be reasonably likely to result in a material liability to the Company or any Company Subsidiary; (c) to the knowledge of the Company, neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation, or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or Third Parties, pursuant to any applicable Environmental Laws or Permits required under Environmental Laws; (d) no Action, investigation, information request or notice has been brought or is pending (or to the knowledge of the Company, threatened) against the Company or any Company Subsidiary, arising under or related to any Environmental Law or related to any environmental condition, including with respect to any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary since August 7, 2012 which would be reasonably likely to result in a material liability to the Company or any Company Subsidiary; and (e) except as set forth on Schedule 4.16 of the Disclosure Schedule, there are no above or below ground storage tanks presently in use or formerly used since August 7, 2012 at any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary. The Company has made available to Parent any and all written communications with or documentation from any Governmental Authorities regarding the presence, in violation of Environmental Laws, of Hazardous Substances or any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary since August 7, 2012. The Company has also made available to Parent all material assessments, reports, data, results of investigations or audits, and other similar information that is in the possession of the Company or the Company Subsidiaries regarding the environmental condition of any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary, including the compliance (or noncompliance) by the Company and the Company Subsidiaries with any Environmental Laws. Neither the Company nor any Company Subsidiary has

assumed by contract or other binding agreement or by operation of Law any material liabilities of a Third Party arising under or pursuant to any Environmental Law or has agreed to indemnify, defend or hold harmless any Third Party for any material liabilities arising under or pursuant to any Environmental Law.
4.17    Material Contracts.
(a)    Section 4.17(a) of the Disclosure Schedule lists the following types of Contracts, together with all amendments, to which the Company or any Company Subsidiary is a party or by which any of their respective properties, rights or assets are bound, as of the date hereof (such Contracts being the “Company Material Contracts”):
(i)    each Contract that is a “material contract” (as such terms is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act), other than those agreements and arrangements described in Item 601(b)(10)(iii)(C) with respect to the Company or any Company Subsidiary);
(ii)    (A) all employment Contracts of those employees that received from the Company or any Company Subsidiary annual compensation (including base salary, commissions, and annual or other periodic or project bonuses) in excess of $100,000 in fiscal year 2013 and (B) all consulting Contracts for those consultants that received from the Company or any Company Subsidiary annual compensation in excess of $100,000 in fiscal year 2013;
(iii)    all Contracts evidencing indebtedness for borrowed money in excess of $100,000 or granting a Lien (except Standard Outbound Licenses) on any material property or asset of the Company or the Company Subsidiaries;
(iv)    Company Intellectual Property Agreements;
(v)    all Contracts which provide for indemnification by the Company or any Company Subsidiary of any other person against any charge of infringement of any Intellectual Property Right or product liability, other than in the ordinary course of business in connection with the distribution of the Company Products;
(vi)    all Contracts involving any joint venture, co-development, partnership or similar arrangement that is material to the Company or any Company Subsidiary;
(vii)    all Contracts that (A) grant to a Third Party any right of first refusal or first offer or similar right or that limit in material respects, purport to limit in any material respect, the ability of the Company or any Company Subsidiary or, upon the consummation of the Transaction, Parent or any of its affiliates to compete in respect of Company Products with any person or entity or in any geographic area or during any period of time, or that grants any exclusive rights, rights of refusal, rights of first negotiation or similar rights to any party, or any settlement, concurrent use, consent-to-use or standstill agreements, or (B) require the disposition of any material asset or line of business of the Company or any of the Company Subsidiaries or, following the Effective Time, of Parent or its affiliates;
(viii)    any Contract that is a collective bargaining agreement, work council agreement, work force agreement or any other labor union Contract applicable to persons employed by the Company or any Company Subsidiary;
(ix)    any Contract that requires the Company or any Company Subsidiary to deal exclusively with any person with respect to any matter or that provide “most favored nation” pricing or terms to the other party to such Contract or any third party, including any such Contract that, following the Effective Time, would apply to Parent or any of its subsidiaries;
(x)    (A) any Contract with a foundry partner of the Company and (B) any Contract that involves the payment by the Company and the Company Subsidiaries to the counterparty of $250,000 or more in the prior twelve (12) months;
(xi)    all material Contracts with the top ten (10) customers of the Company or the Company Subsidiaries as set forth in Section 4.21 of the Disclosure Schedule;
(xii)    any Contract that provides for indemnification by the Company or any Company Subsidiaries to any Person, other than as entered into in the ordinary course of business or any indemnification or advancement obligations set forth in the certificate of incorporation, bylaws or comparable organizational documents of the Company or the Company Subsidiaries;
(xiii)    any Contract that is between the Company or any Company Subsidiary and any director or officer of the Company or any Person beneficially owning five (5) percent or more of the outstanding Company Shares;
(xiv)    any Contract that restricts payment of dividends or any other distribution in respect of the Company Shares or the shares of any of the Company Subsidiaries’ capital stock, or the purchase, redemption or other acquisition of any such shares;

(xv)    any Contract that contains standstill or similar agreement pursuant to which one party has agreed not to acquire assets or securities of another Person, except for any such Contract that is a confidentiality, non-disclosure or similar type of agreement entered into in the ordinary course of business or in connection with the potential sale of the Company;
(xvi)    any material Contract that is between the Company or any Company Subsidiary and any Governmental Authority;
(xvii)    any Contract that relates to the formation, creation, operation, management or control of any partnership, joint venture or similar arrangements material to the Company or any of the Company Subsidiaries;
(xviii)    any Contract that was not negotiated and entered into on an arm’s length basis; or
(xix)    any Contract that would prevent the Company’s ability to consummate the Merger or the other Transactions.
(b)    (i) each Company Material Contract is in all material respects a legal, valid and binding agreement and is, in all material respects, in full force and effect and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally); the Company or any Company Subsidiary, as applicable, is not in material breach or default under any Company Material Contract (other than any material breaches or defaults that the Company or a Company Subsidiary has cured, or that would not be expected to have a Material Adverse Effect), and, to the knowledge of the Company, no event or condition exists that, with or without notice, lapse of time, or both, would constitute a default under the Company Material Contract (other than any defaults that would not be expected to have a Material Adverse Effect); and none of the Company Material Contracts has been canceled by the other party; (ii) to the knowledge of the Company, no other party has materially breached or violated, or defaulted under, any Company Material Contract (other than any material breaches that any other party has cured); (iii) the Company and the Company Subsidiaries have not received any written claim of default under any Company Material Contract, which has not been cured in accordance with the cure provisions such Contract; (iv) the Company is not involved in any pending disputes regarding such Company Material Contracts, including disputes with respect to the scope thereof, performance thereunder, or payments made or received in connection therewith, except for disputes that would not be expected to have a Material Adverse Effect; and (v) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a default, give rise to cancellation rights, or otherwise adversely affect any of the Company’s or the Company Subsidiaries’ rights under any Company Material Contract, except for any such defaults, cancellation rights, or adverse effects that, individually or in the aggregate, would not reasonably be expected to (i) prevent or materially delay beyond the Outside Date the consummation of the Merger or (ii) have a Material Adverse Effect. The Company has made available to Purchaser true and complete copies of all Company Material Contracts, including any amendments thereto.
4.18    Insurance.
(a)    The Company and the Company Subsidiaries are, insured by insurers believed by the Company to be of financially responsible insurers, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged.
(b)    With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect in all material respects; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice or both), and, to the knowledge of the Company, no event has occurred that, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, under the policy.
(c)    Neither the Company nor any Company Subsidiary received notice with respect to the termination of any such insurance policy.
4.19    Brokers and Expenses. No broker, finder or investment banker (other than Deutsche Bank Securities Inc. and Evercore Group L.L.C.) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.
4.20    Takeover Laws. The Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to this Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other transactions contemplated hereby. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Certificate of Incorporation and Bylaws is, or at the Effective Time will be, applicable to the shares of Company Stock, the Merger or the other transactions contemplated by this Agreement.

4.21    Customers and Suppliers. Section 4.21 of the Disclosure Schedule sets forth the top ten (10) suppliers (based on expenditures for the twelve (12) months ended December 28, 2013) of products or services to the Company and the Company Subsidiaries and the top ten (10) customers of the Company and the Company Subsidiaries (based on shipments during the twelve (12) months ended December 28, 2013), and the top ten (10) distributors (based on shipments during the twelve (12) months ended December 28, 2013) of the Company and the Company Subsidiaries (on a consolidated basis). To the Company’s knowledge, the Company does not have any material new customers or suppliers since December 28, 2013 who would have been included on Section 4.21 of the Disclosure Schedule if such customer or supplier had been a customer or supplier during the twelve (12) month period as of December 28, 2013. Since August 7, 2012, neither the Company nor any of the Company Subsidiaries has received any written notice or, to the knowledge of the Company, oral notice from any such customer, supplier or distributor to the effect that, any such customer, supplier or distributor (a) has changed, modified, amended or reduced, or is reasonably likely to change, modify, amend or reduce, its business relationship with the Company or any of the Company Subsidiaries except where such change, modification, amendment or reduction, individually or in the aggregate, would not have, or would not be reasonably likely to have, a Material Adverse Effect, or (b) will fail to perform, or is reasonably likely to fail to perform, its obligations under any contract with the Company or any of the Company Subsidiaries except where such failure to perform, individually or in the aggregate, would not have, or would not be reasonably likely to have, a Material Adverse Effect.
4.22    Certain Business Practices. To the knowledge of the Company, including reliance in good faith, without further independent investigation, on sub-certifications delivered quarterly to management of the Company, neither the Company, any Company Subsidiary nor any director, officer, employee or agent of the Company or any Company Subsidiary acting on behalf of the Company or any Company Subsidiary has violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or any other anti-bribery or anti-corruption Laws applicable to the Company or any Company Subsidiary, including having (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, or (ii) directly or indirectly, used funds, given, offered, promised, or authorized to give, any money or thing of value (except for payments permitted by 15 U.S.C. Section 78dd-2(b) or (c)) to any foreign government official or to any foreign political party or campaign (collectively, “Government Official”), for the purpose, with respect to subclauses (i) and (ii), of influencing an act or decision of the Government Official, or inducing the Government Official to use his or her influence or position to affect any government act or decision to obtain or retain business of the Company or any Company Subsidiary.
4.23    Data Protection. Since January 1, 2011, the Company and the Company Subsidiaries have (i) materially complied with their respective published privacy policies and all applicable Laws relating to protection of personally identifiable information and the privacy and security of personally identifiable information, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personally identifiable information (including personally identifiable information of employees, contractors, and Third Parties who have provided information to the Company or the Company Subsidiaries) in the Company’s and the Company Subsidiaries’ control; and (ii) taken commercially reasonable measures to protect personally identifiable information in Company’s and the Company Subsidiaries’ control against loss, damage, and unauthorized access, use, and modification. Since January 1, 2011, to the knowledge of the Company, there has been no material loss, damage, or unauthorized access, use, or modification of any such information by Company or any Company Subsidiary (or any of their respective employees or contractors). Since January 1, 2011, to the knowledge of the Company, no person (including any Governmental Authority of competent jurisdiction) has commenced any Action with respect to loss, damage, or unauthorized access, use, or modification of any such personally identifiable information in Company’s and the Company Subsidiaries’ control by Company or any Company Subsidiary (or any of their respective employees or contractors) (and to the knowledge of the Company, there is no reasonable basis for any such Action). To the knowledge of the Company, the execution, delivery and performance of this Agreement and the consummation of the Transactions complies with Company’s and the Company Subsidiaries’ applicable privacy policies and in all material respects with all applicable Laws relating to privacy and data security.
4.24    Systems and Information Technology.
(a)    Systems. The computer, information technology and data processing systems, facilities and services used by the Company and Company Subsidiaries, including all hardware, networks, communications facilities, platforms and related systems and services in the custody or control of the Company and Company Subsidiaries (collectively, “Systems”), are reasonably sufficient to perform all computing, information technology and data processing operations necessary for the current operation of the Company and Company Subsidiaries. Since January 1, 2011, the Company and the Company Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards to protect the Systems within the custody or control of the Company and the Company Subsidiaries from Contaminants.
(b)    Information Technology. Since January 1, 2011, the Company and the Company Subsidiaries have taken commercially reasonable steps to provide for the remote-site back-up of data and information critical to the Company and the Company Subsidiaries (including such data and information that is stored on magnetic or optical media in the ordinary course of business) in a commercially reasonable attempt to avoid material disruption or interruption to the business of the Company and the Company Subsidiaries. The Company and the Company Subsidiaries currently have in place commercially reasonable disaster recovery and business continuity plans and procedures.
4.25    Minute Books. The Company has made available to Purchaser true and correct copies in all material respects of the minute books of the Company since August 7, 2012. The minute books of the Company contain true and complete originals or copies of all minutes of meetings of and actions by the stockholders of the Company and the Company Board and all committees thereof, and accurately reflect all corporate actions of the Company which are required by applicable Law, the Certificate of Incorporation, the Bylaws or other governing documents to be passed upon by the Company Board or the Company’s stockholders.
4.26    Export Control and Economic Sanctions Laws. During the past five (5) years, the Company and each of the Company Subsidiaries has conducted its business in all material respects in accordance with applicable provisions of U.S. economic sanctions and export control laws and regulations, including, without limitation, the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Export Administration Regulations, and regulations administered by the Office of Foreign Assets Control (31 CFR Part V), and other applicable export laws of the countries where it conducts business. Without limiting the foregoing, during the past five (5) years:
(a)    the Company and each of the Company Subsidiaries has obtained all export licenses, registrations, approvals, and other authorizations required for its exports of products, software and technology from the United States and re-exports of products, software and technology subject to U.S. law;
(b)    the Company and each of the Company Subsidiaries is in compliance in all material respects with the terms of such applicable export licenses, registrations, approvals, and other authorizations;
(c)    neither the Company nor any of the Company Subsidiaries has received any written communication alleging that it is not or may not be in compliance with, or has, or may have any, liability under any such applicable export licenses, registrations, approvals, and other authorizations;
(d)    there are no pending or, to the knowledge of the Company, threatened claims against, or audits or investigations of, the Company or any Company Subsidiary with respect to such export licenses, registrations, approvals, and other authorizations; and
(e)    to the knowledge of the Company, there are no actions, conditions or circumstances pertaining to the Company’s or any Company Subsidiaries’ export transactions that would reasonably be expected to give rise to any material future claims involving a Governmental Authority.
4.27    Government Contracts.
(a)    Neither the Company nor any of the Company Subsidiaries are currently in, and the execution and delivery of this Agreement by the Company and the consummation of the Transactions by the Company will not result in, any material violation, breach or default of any term or provision or trigger automatic or optional termination of (i) any material Contract with any Governmental Authority, (ii) any material subcontract issued at any tier under a prime contract with any Governmental Authority, or (iii) any material bid, proposal, offer or quotation relating to a Contract with any Governmental Authority or a material subcontract issued under a material Contract with any Governmental Authority. Neither the Company nor any of the Company Subsidiaries are in any material violation, breach or default of any provision of any federal order, statute, rule or regulation, agency supplements or any similar state or federal Law governing any material Contract, subcontract, bid, or proposal with any Governmental Authority, as applicable. During the past three (3) years, none of the Company or any of the Company Subsidiaries has received a cure notice, a show cause notice or a stop work notice, nor has the Company or any of the Company Subsidiaries been threatened with termination for default under any material Contract with any Governmental Authority. During the past three (3) years, to the knowledge of the Company, the Company has not received a request for equitable adjustment or other written claim by any of its vendors, suppliers or subcontractors against it or any of the Company Subsidiaries relating to material Contracts with any Governmental Authority.
(b)    There is no pending, and during the past three (3) years, neither the Company nor any of the Company Subsidiaries has received written notice of any claim or investigation by a Governmental Authority against the Company or any of the Company Subsidiaries for any of the following in connection with a Contract involving a Governmental Authority: (i) defective pricing or Truth in Negotiation Act violations, (ii) noncompliance, (iii) fraud, (iv) false claims or false statements, (v) product testing, (vi) unallowable costs, including those that may be included in indirect cost claims for prior years that have not yet been finally agreed to by the Governmental Authority, or (vii) any other monetary claims relating to the performance or administration by the Company or any Company Subsidiary of material Contracts with any Governmental Authority.
(c)    During the past three (3) years, neither the Company nor any of the Company Subsidiaries has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Authority in connection with the conduct of its business, and no such suspension or debarment has been initiated or, to the knowledge of the Company, threatened or proposed. To the knowledge of the Company, there is no ongoing Action by any Governmental Authority relating to the material Contracts with any Governmental Authority or the violation of any Law relating to material Contracts with any Governmental Authority, or export controls.
(d)    The Company and the Company Subsidiaries and their officers, directors, managers and employees collectively hold all security clearances necessary for the operation of their business as presently conducted in all material respects if and as required by any material Contract with any Governmental Authority.

(e)    The Company and the Company Subsidiaries are in compliance with all product testing and quality assurance requirements involving each Contract they have with a Governmental Authority.
4.28    Affiliate Transactions. Neither the Company nor any of the Company Subsidiaries has entered into any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K that has not already been so disclosed and there are no existing contracts, transactions, indebtedness or other arrangements, or any related series thereof, between the Company or any of the Company Subsidiaries, on the one hand, and any of the directors, officers or other affiliates of the Company and the Company Subsidiaries, on the other hand, except for (i) payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, (iii) any agreements with officers or directors providing for indemnification obligations of the Company to such individuals and (iv) other standard employee benefits made generally available to all employees (including any agreement providing for the issuance of Company Shares, Company Stock Options or Company RSUs to such individuals).
4.29    Vote Required. The affirmative vote of the holders of a majority of the Company Shares (the “Required Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock that would be necessary under applicable Law and the Certificate of Incorporation and Bylaws to adopt, approve or authorize this Agreement and consummate the Merger and other transactions contemplated hereby in their capacity as stockholders of the Company.
4.30    Opinion of Financial Advisor. Prior to the execution of this Agreement, the Company Board received an opinion from Deutsche Bank Securities Inc. and/or Evercore Group L.L.C. to the effect that, as of the date thereof and based upon and subject to the various qualifications and assumptions set forth therein, the Per Share Amount to be received by holders of Common Stock (other than Parent, Purchaser and their respective affiliates) pursuant to the Merger is fair, from a financial point of view, to such holders. The Company will deliver a written copy of such opinion to Purchaser solely for informational purposes promptly following the date hereof.
4.31    No Manufacture of Weapons. To the Company’s knowledge, none of the Company or any Company Subsidiary manufactures the products set forth in Section 4.31 of the Disclosure Schedule.

5.	Representations and Warranties of Parent and Purchaser.
Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:
5.1    Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Purchaser is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to prevent or materially delay consummation of the Transactions or otherwise prevent Parent and Purchaser from performing any of their material obligations under this Agreement.
5.2    Authority Relative to this Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
5.3    No Conflict; Required Filings and Consents.
(a)    The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the certificate of incorporation or bylaws of either Parent or Purchaser, (ii) assuming that all consents, approvals, waiting period terminations or expirations, authorizations and other actions described in Section 5.3(b) have been obtained and all filings and obligations described in Section 5.3(b) have been made, conflict with or violate any Law applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Purchaser pursuant to, or result in the loss of a material benefit under any Contract, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not prevent or materially delay consummation of the Transactions or otherwise prevent Parent and Purchaser from performing any of their material obligations under this Agreement.
(b)    The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, waiting period termination or expiration, authorization or permit of, or filing with, or notification to, any Governmental Authority of competent jurisdiction, except for (i) applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and Blue Sky Laws, (ii) any required pre-merger notification under the HSR Act, and similar requirements in foreign countries regarding antitrust or competition matters and any associated consents, approvals, authorizations, waiting period terminations, or permits (including those set forth on Section 4.5(b) of the Disclosure Schedule), (iii) the filing of appropriate certificate of merger as required by the DGCL, (iv)  notice to CFIUS pursuant to the Exon-Florio Amendment and any associated determination or decision, and (v) notice to the U.S. State Department, Directorate for Defense Trade Controls (DTCC), under ITAR, relating to this Agreement and the Transactions, and (vi) any such consent, approval, waiting period expiration or termination, authorization, permit, filing or notification the failure of which to make or obtain would not, or would not reasonably be expected to, individually or in the aggregate (A) prevent or materially delay beyond the Outside Date the consummation of the Merger or (B) otherwise prevent Parent or Purchaser from performing their mutual obligations under this Agreement.
5.4    Financing. Parent has, and at the Effective Time, Parent shall have and shall make available or cause one or more of its affiliates to make available to Purchaser sufficient cash and other sources of immediately available funds to purchase and pay for all of the Company Shares that may be converted into the Per Share Amount in the Merger and to pay all fees and expenses in connection therewith.
5.5    Absence of Litigation. There is no material Action pending or, to the knowledge of Parent or Purchaser, threatened against Parent, any subsidiary of Parent, or any property or asset of Parent or any subsidiary of Parent, before any Governmental Authority of competent jurisdiction that is reasonably likely to prevent or delay the consummation of any Transaction or otherwise prevent or delay Parent or Purchaser from performing their material obligations under this Agreement. Neither Parent nor any subsidiary of Parent nor any property or asset of Parent or any subsidiary of Parent is subject to any material continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of Parent or Purchaser, continuing investigation by, any Governmental Authority of competent jurisdiction, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority of competent jurisdiction that is reasonably likely to prevent consummation of the Merger or otherwise prevent Parent or Purchaser from performing their material obligations under this Agreement.
5.6    Purchaser. All of the outstanding capital stock of Purchaser is owned by Parent. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement, the Merger and the Transactions, Purchaser has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any Contracts or arrangements with any person or entity.
5.7    Ownership of Company Capital Stock. Neither Parent nor Purchaser is, nor at any time during the last three (3) years has it been, an “interested stockholder” of the Company as defined in Section 203(c) of the DGCL (other than as contemplated by this Agreement). Prior to the date hereof, neither Parent nor Purchaser has taken, or authorized or permitted any Representatives of Parent or Purchaser to take, any action that would reasonably be expected to cause, Parent, Purchaser or any of their “affiliates” or “associates” to be deemed an “interested stockholder” as defined in Section 203 of the DGCL.
5.8    Vote Required. No vote of the holders of any of the outstanding shares of capital stock of Parent is necessary to approve this Agreement and the Transactions.
5.9    Proxy Statement. The information supplied by Parent to the Company specifically for inclusion in the Proxy Statement shall not, at the date first mailed to stockholders of the Company, and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders’ Meeting that shall have become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives for inclusion in any of the foregoing documents. The information supplied by Parent for inclusion in Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

6.	Conduct of Business Pending The Merger.
6.1    Conduct of the Business Pending the Merger. The Company covenants and agrees that, after the date hereof and the earlier of (1) the Effective Time, or (2) termination of this Agreement in accordance with its terms, except as contemplated or permitted by this Agreement or required by applicable Laws or with the prior written approval of Parent or Purchaser (which shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the ordinary course consistent with past practice, (ii) use its commercially reasonable efforts to keep available the services of the current officers, key employees and consultants of the Company and each of its Subsidiaries and to preserve business organizations of the Company and each of its Subsidiaries intact and to preserve and maintain existing relations and goodwill with customers, suppliers, contractors, distributors, licensors, licensees, partners and other Persons with whom the Company or any of its Subsidiaries has material business relations, and (iii) comply in all material respects with all applicable Laws and the requirements of the Company Material Contracts. Without limiting the generality of the foregoing, from the date of this Agreement until the earlier of the Effective Time or termination of this Agreement in accordance with its terms, except (w) as otherwise expressly contemplated or permitted by this Agreement, (x) with the prior written approval of Parent or Merger Sub (which shall not be unreasonably withheld, delayed or conditioned), (y) as required by applicable Law or any Governmental Entity or (z) as set forth in Section 6.1 of the Disclosure Schedule, the Company will not and will not permit any of its Subsidiaries to, directly or indirectly:
(a)    amend or otherwise change (or propose to amend or otherwise change) its Certificate of Incorporation or Bylaws or equivalent organizational documents;
(b)    issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock of the Company or any of the Company Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest and including any Company RSUs, Company Stock Options or voting securities), of the Company or any of the Company Subsidiaries, except for the issuance of Company Shares pursuant to exercises of the Company Stock Options or vesting of Company RSUs outstanding on the date hereof;
(c)    transfer, lease, sell, pledge, license, dispose of, abandon, allow to lapse, or encumber any material assets, rights or properties or business of the Company or any of the Company Subsidiaries, except in the ordinary course of business;
(d)    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than dividends or distributions made by a Company Subsidiary to the Company or another Company Subsidiary) or enter into an agreement with respect to the voting of its capital stock;
(e)    reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, or authorize or agree to do any of the foregoing, directly or indirectly, any of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests, except (i) in accordance with agreements evidencing Company Stock Options or Company RSUs or (ii) Tax withholdings and exercise price settlements upon the exercise of Company Stock Options or vesting of Company RSUs;
(f)    (i) acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination), in one transaction or any series of related transactions, any corporation, partnership, other business organization or any division thereof or any other business, or any equity interest in any person; (ii) incur any indebtedness for borrowed money or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any Company Securities, or assume, guarantee or endorse, or otherwise become responsible for (contingently or otherwise), the obligations of any person; (iii) make any loans, advances or capital contributions, except for employee loans or advances for travel expenses and extended payment terms for customers, in each case subject to applicable Law and only in the ordinary course of business and not to exceed $1,000,000 in the aggregate; (iv) make, authorize, or make any commitment with respect to any capital expenditure or other expenditure that (A) has not been set forth in the Company’s or the Company Subsidiaries’ annual budget, and (B) is collectively, in the aggregate for the Company and the Company Subsidiaries taken as a whole, in excess of $500,000 during any consecutive three-(3) month period; (v) make or direct to be made any capital investments or equity investments in any entity, other than investments in any wholly-owned Company Subsidiary; or (vi) enter into or amend any Contract, commitment or arrangement with respect to any matter set forth in this Section 6.1(f);
(g)    except as publicly announced prior to the date hereof, announce, implement or effect any reduction in labor force greater than five percent (5%) of the total Company headcount, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or any Company Subsidiary (including, but not limited to, any “plant closing” or “mass layoff” as those terms are defined in the Worker Adjustment and Retraining Notification Act or any similar action under a similar Law), other than routine employee terminations;
(h)    enter into a new line of business that is material to the Company and the Company Subsidiaries taken as a whole;
(i)    make or change any Tax election, adopt or change any accounting period or any accounting method with respect to Taxes, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any Tax claim or assessment relating to the Company or any of the Company Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of the Company Subsidiaries, destroy or dispose of any books and records with respect to Tax matters relating to periods beginning before the Effective Time and for which the statute of limitations is still open or under which a record retention agreement is in place with a Governmental Authority, in each case, only to the extent such action would have the effect of materially increasing the Tax liability of the Company or any of the Company Subsidiaries for any period ending after the Effective Time;
(j)    settle any material claim, arbitration or other Action;
(k)    except as required by Law, or in the ordinary course of business consistent with past practice, enter into any Contract or amendment that would be a Company Material Contract, or amend or modify in any material respect in a manner that is adverse to the Company or any Company Subsidiary, or terminate or consent to the termination of, any Company Material Contract, or waive or consent to the termination of the Company’s or any Company Subsidiary’s material rights thereunder, in each case other than the termination or expiration of a Company Material Contract in accordance with its terms;
(l)    enter into any Contracts (i) under which Company or any Company Subsidiary grants or agrees to grant to any Third Party any assignment, license (other than Standard Outbound Licenses), release, immunity or other right with respect to any Owned Company Intellectual Property, (ii) under which Company or any Company Subsidiary establishes with any Third Party a joint venture, strategic relationship, or partnership pursuant to which Company agrees to develop or create (whether jointly or individually) any material Intellectual Property, products or services; (iii) that will cause or require (or purport to cause or require) the Surviving Corporation or Parent to (A) grant to any Third Party any license, covenant not to sue, immunity or other right with respect to or under any of the Intellectual Property or Intellectual Property Rights of Parent; or (B) be obligated to pay any royalties or other amounts to any Third Party (other than, with respect to the Surviving Corporation only, in connection with non-exclusive licenses of Software, or Contracts for licenses to or other rights to use Systems, entered into in the ordinary course of business consistent with past practice);
(m)    enter into or amend any Contract pursuant to which any other party is granted, or that otherwise subjects the Company or any Company Subsidiary or Parent or any of its affiliates to, any non-competition, exclusive marketing or other exclusive rights of any type or scope that materially restrict the Company or any Company Subsidiary or, upon consummation of the Transaction, Parent or any of its affiliates, from engaging or competing in any line of business or in any location or otherwise imposing material changes or restrictions on their assets, operations or business;
(n)    enter into any material lease, material sublease or material license for real property or material operating lease;
(o)    enter into or amend or otherwise modify any Contract or arrangement with persons that are affiliates or are executive officers or directors of the Company, except as otherwise permitted or required by this Agreement;
(p)    (i) increase in any respect the compensation or benefits of any employee, director or individual independent contractor of the Company or any Company Subsidiary other than (1) as specifically required pursuant to the terms of the Plans in effect on the date of this Agreement, (2) increases in salaries or wages of non-officer employees as part of annual merit or other increases made in the ordinary course of business consistent with past practice and (3) payment of accrued or earned but unpaid bonuses or commissions, (ii) grant any severance or termination pay to any employee, director or individual independent contractor of the Company or any Company Subsidiary other than as required pursuant to the terms of the Plans in effect on the date of the Agreement, (iii) terminate the employment of the Chief Executive Officer of the Company or any of his direct reports set forth on Schedule 6.1(p) other than for “cause”, or hire any new employee that will serve as a direct report to the Chief Executive Officer of the Company or (iv) establish, adopt, enter into, amend or terminate any Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, or (v) accelerate the payment, right to payment or vesting of any material compensation or benefits;
(q)    commence any material Action, except as otherwise permitted or required by this Agreement;
(r)    delay the payment of any trade payables to vendors and other Third Parties or accelerate the collection of trade receivables and other receivables, in each case outside the ordinary course of business consistent with past practices;
(s)    terminate, cancel, amend or modify any insurance coverage policy maintained by the Company or any of the Company Subsidiaries that is not simultaneously replaced by a comparable amount of insurance coverage;
(t)    enter into any arrangements (other than agreements in the ordinary course of business consistent with Company’s or any Company Subsidiary’s past practices) relating to any royalty or similar payment based on the revenues, profits or sales volume of the Company or any of the Company Subsidiaries, whether as part of the terms of the capital stock of the Company or any Company Subsidiary or by any separate agreement;
(u)    change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act, as agreed to by its independent public accountants;
(v)    adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger); or

(w)    otherwise make a commitment to do any of the foregoing.
6.2    No Control of the Company’s Business. Parent and Purchaser acknowledge and agree that:  (i) nothing contained in this Agreement shall give Parent or Purchaser, directly or indirectly, the right to control or direct the Company’s operations prior to the Merger Closing, (ii) prior to the Merger Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations, and (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent or Purchaser shall be required with respect to any matter set forth in Section 6.1 or elsewhere in this Agreement to the extent that the requirement of such consent could violate any applicable law.

7.	Additional Agreements.
7.1    Stockholders’ Meeting.
(a)    The Company, acting through the Company Board and in consultation with Parent, shall, in accordance with the DGCL and the Company’s Certificate of Incorporation and Bylaws and any applicable rules and regulations of the Nasdaq Stock Market LLC or the Exchange Act, (i) duly set a record date for, call, give notice of, convene and hold an annual or special meeting of its stockholders, as promptly as practicable after the SEC confirms that it has no further comments on the Proxy Statement, for the purpose of obtaining the approval of this Agreement and the Transactions by the Company stockholders (the “Stockholders’ Meeting”), and (ii) subject to the terms of this Agreement, (A) include in the Proxy Statement, and not subsequently withdraw or modify in any manner adverse to Purchaser or Parent, the Company Board Recommendation and (B) use its reasonable best efforts to obtain such approval. The Company shall ensure that the Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all parties solicited in connection with the Stockholders’ Meeting are solicited, in compliance with all applicable Law. At the Stockholders’ Meeting, Parent and Purchaser shall cause all Company Shares then owned by them and their subsidiaries to be voted in favor of the approval of this Agreement and the Transactions.
(b)    Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 7.1, including its obligation to duly call, give notice of, convene and hold the Stockholders’ Meeting shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Superior Proposal.
7.2    Proxy Statement. In connection with the Stockholders’ Meeting, the Company shall (a) as promptly as reasonably practicable prepare the Proxy Statement and file the Proxy Statement with the SEC as promptly as reasonably practicable and in any event within twenty (20) business days following the date of this Agreement, in form and substance reasonably satisfactory to each of the Company and Parent, (b) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings, (c) as promptly as reasonably practicable prepare and file (after Parent and Purchaser have had a reasonable opportunity to review and comment on) any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (d) use its reasonable best efforts to have the SEC confirm that it has no further comments on the Company Proxy Statement and will thereafter mail to its stockholders as promptly as reasonably practicable the Proxy Statement and all other customary proxy or other materials for meetings such as the Stockholders’ Meeting, (e) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Stockholders’ Meeting, and (f) otherwise use reasonable best efforts to comply with all requirements of Law applicable to the Stockholders’ Meeting and the Merger. Subject to Section 7.5, the Proxy Statement shall reflect the Company Board Recommendation and shall include a description of the other Board actions. The Company shall also include in the Proxy Statement, and represents that it has obtained all necessary consents of the Company’s financial advisors to permit the Company to include in the Proxy Statement, in its entirety, the fairness opinion described in Section 4.30, together with a summary thereof. Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence and summaries of all oral exchanges between the Company or any representative of the Company and the SEC. The Company shall promptly provide Parent and its counsel the opportunity to review the Proxy Statement, including all amendments and supplements thereto, prior to its being filed with the SEC, and shall give Parent and its counsel the opportunity to review all responses to requests for additional information and replies to comments (including giving due consideration to the reasonable additions, deletions or changes suggested thereto by Parent and its counsel) prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Company Shares entitled to vote at the Stockholders’ Meeting at the earliest practicable time. If, at any time prior to the Effective Time, any information relating to the Company, Parent or Purchaser or any of their respective affiliates should be discovered by the Company, Parent or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable Law, the Company shall disseminate an appropriate amendment thereof or supplement thereto describing such information to the Company’s stockholders.

7.3    [Reserved].
7.4    Access to Information; Confidentiality.
(a)    Upon reasonable prior notice, from the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall, and shall cause the Company Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Company Subsidiaries to, afford the officers, employees and other Representatives of Parent and Purchaser reasonable access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Company Subsidiary, including the Owned Company Intellectual Property, and shall furnish Parent and Purchaser with such financial, operating and other data and information (including the work papers of the Company’s accountants) as Parent or Purchaser, through their officers, employees and other Representatives, may reasonably request as long as these actions are in compliance with all applicable data privacy/protection Laws; provided, that such disclosure shall not be required to include any information that is subject to a statutory non-disclosure or similar provision or agreement with a Governmental Authority, prime contractor, higher-tier subcontractor, distributor, or other third party for end-use by a Governmental Authority (collectively, “Governmental Contracting Parties”) unless solely provided to the recipient’s outside counsel who may summarize such information and share its findings (but not the underlying information) with Parent and Purchaser, or that is subject to an attorney-client privilege or other legal privilege, or that is subject to a non-disclosure agreement with a third party. If requested by Parent, the Company agrees to use its reasonable best efforts to secure the consent of the appropriate Governmental Contracting Party or other third party to permit disclosure of such protected information to Parent and Purchaser.
(b)    All information obtained by Parent or Purchaser pursuant to this Section 7.4 shall be held confidential in accordance with the confidentiality agreement between Murata and the Company, dated April 23, 2014 (the “Confidentiality Agreement”).
(c)    To the extent consistent with applicable law, the Company shall consult with Parent in good faith on a regular basis as reasonably requested by Parent to report material (individually or in the aggregate) operational developments, the status of relationships with customers and potential customers, the status of ongoing operations and other matters reasonably requested by Parent, including the continued accuracy of the Company’s representations and warranties and compliance with the Company’s covenants and obligations under this Agreement.
(d)    The Company may, as it deems advisable and necessary in its reasonable judgment, designate any competitively sensitive materials provided under this Section 7.4 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the Company.
7.5    Solicitation of Transactions.
(a)    No-Shop Period.
(i)    Except as permitted by this Section 7.5, from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, the Company and the Company Subsidiaries shall not, nor shall they authorize or knowingly permit any of their respective Representatives to, directly or indirectly (a) solicit, initiate, encourage, explore, induce or facilitate (including through the furnishing of any information) the submission or announcement of any proposal that could lead to any Acquisition Proposal or the making thereof to the Company or its stockholders; (b) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish any non-public information to, or otherwise cooperate in any way with, any person (other than Parent, Purchaser and their Representatives) with respect to any Acquisition Proposal; or (c) take any action to render any provision of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute (including Section 203 of the DCGL) or any restrictive provision of any applicable anti-takeover provision in the Company’s organizational documents, in each case inapplicable to any person (other than Parent, Purchaser or any of their affiliates) or any Acquisition Proposal (and to the extent permitted thereunder, the Company shall promptly take all steps necessary to terminate any waiver that may have been heretofore granted to any such person or Acquisition Proposal under any such provisions).
(ii)    Notwithstanding anything to the contrary herein, if at any time following the date hereof and prior to obtaining the Required Stockholder Vote, in response to an unsolicited bona fide written Acquisition Proposal that the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) is, or would reasonably be likely to lead to, a Superior Proposal, the Company may, subject to compliance with Section 7.5, (x) furnish information regarding the Company and the Company Subsidiaries to the person making such Acquisition Proposal (and its Representatives) pursuant to a confidentiality agreement; provided, that all such information has previously been provided to Parent or is provided to Parent prior to or promptly following the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal, but only if and to the extent that in connection with the foregoing clauses (x) and (y), (A) none of the Company or any of the Company Subsidiaries or any of their respective Representatives shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 7.5, (B) the Company Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) that failure to take such action would reasonably be expected to result in a breach by the Company Board of its fiduciary duties under applicable Law, and (C) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company’s intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement in a customary form that is no less favorable to the Company than the Confidentiality Agreement, unless the Company already has an executed confidentiality agreement in place with such Person. In addition, notwithstanding the foregoing, prior to the obtaining the Required Stockholder Vote, the Company may, to the extent the Company Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) that failure to take such action would reasonably be expected to result in a breach by the Company Board of its fiduciary duties under applicable Law, not enforce any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party for the sole purpose of allowing the other party to such agreement to submit an Acquisition Proposal, or with respect to another party that has submitted an Acquisition Proposal, solely with respect to such submission, that will constitute, or is reasonably likely to lead to, a Superior Proposal, that did not, in each case, result from a breach by the Company of this Section 7.5; provided, however, that if the Company waives any standstill or similar provision with respect to any Person, then the terms of any standstill or similar provision in the Confidentiality Agreement shall be waived.
(iii)    For purposes of this Agreement, “Superior Proposal” means any unsolicited, bona fide written Acquisition Proposal, which did not result from or arise in connection with a breach of this Section 7.5, made by a Third Party that, if consummated, would result in such Third Party’s (or its stockholders’) owning, directly or indirectly, greater than 50% of the equity securities of the Company (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all of the assets of the Company and Company Subsidiaries, taken as a whole and that (i) the Company Board determines in good faith after consultation with a financial advisor of nationally recognized reputation and its outside legal counsel to be more favorable from a financial point of view (including potential tax benefits) and on an overall basis, including the likelihood of consummation, to the Company’s stockholders than the Merger (after taking into account all terms and conditions of such proposal and of this Agreement, including (1) any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise, including pursuant to Section 7.5(b)(ii) or (iii), (2) whether the proposal is reasonably capable of being completed by such Third Party (taking into account, among other things, the expectation of obtaining required regulatory approvals) and (3) if financing is required, whether such financing is reasonably available to the Third Party).
(b)    (i)    Except as set forth in this Section 7.5, until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms hereof, neither the Company Board nor any committee thereof shall: (x) (A) withdraw, modify, amend or qualify or publicly propose to withdraw, modify, amend or qualify, in any manner adverse to Parent or Purchaser, the Company Board Recommendation, (B) fail to recommend against acceptance of any tender offer or exchange offer for the Company Common Stock within five (5) business days of the commencement of such offer, (C) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any of the foregoing in clauses (A)-(C), a “Change in Recommendation”), or (y) adopt or recommend, or publicly propose to adopt or recommend, or allow the Company or any of the Company Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting or related to, any Acquisition Proposal (other than a confidentiality agreement referred to in Section 7.5) (including those that require or are reasonably expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Transactions) (any of the foregoing, an “Acquisition Agreement”).
(ii)    Notwithstanding anything to the contrary contained in this Agreement, if the Company Board determines in good faith (after consultation with its outside legal counsel) that failure to take such action would reasonably be expected to result in a breach by the Company Board of its fiduciary duties under applicable Law, the Company Board may at any time prior to obtaining the Required Stockholder Vote if an event, fact, development, circumstance or occurrence that affects the business, assets or operations of the Company or its Subsidiaries that was not known to the Company as of the date hereof (or, if known, the consequences of which are not known to the Company Board as of the date hereof) becomes known by the Company Board after the date hereof or the material consequences thereof become known to the Company Board after the date hereof and prior to obtaining the Required Stockholder Vote, effect a Change in Recommendation; provided, however, that the Company Board may not effect a Change in Recommendation unless the Company shall have provided prior written notice to Parent at least four (4) calendar days in advance of its intention to take such action, and prior to effecting such Change in Recommendation, the Company shall, and shall cause its Representatives to, during such four (4) calendar day period, negotiate with Parent in good faith (to the extent that Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Change in Recommendation is no longer necessary; and provided, further, that the Company Board shall not be permitted to effect a Change in Recommendation pursuant to this Section 7.5(b)(ii) with respect to or in connection with any Acquisition Proposal (which shall be covered by and subject in all respects to Section 7.5(b)(iii)).
(iii)    Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Required Stockholder Vote, the Company Board may in response to an unsolicited Acquisition Proposal that the Company Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) constitutes a Superior Proposal and that was made after the date of this Agreement and did not result from or arise in connection with a breach of this Section 7.5, (A) make a Change in Recommendation if the Company Board has concluded in good faith (after consultation with its outside legal counsel) that, in light of the receipt of such Superior Proposal (after giving effect to all of the adjustments to this Agreement which may be offered by Parent during the Notice Period), that failure to make such Change in Recommendation would reasonably be expected to result in a breach by the Company Board of its fiduciary duties under applicable Law, or (B) cause the Company to terminate this Agreement pursuant to Section 9.1(g) in order to, concurrently with such termination, enter into a definitive agreement with respect to such Superior Proposal if the Company Board has concluded in good faith, after consultation with its outside legal counsel, that, in light of the receipt of such Superior Proposal, that failure to so terminate this Agreement would reasonably be expected to result in a breach by the Company Board of its fiduciary duties under applicable Law; provided, that the Company shall not be entitled to terminate this Agreement pursuant to the foregoing clause (B), and any purported termination pursuant to the foregoing clause (B) shall be void and of no force or effect, unless concurrently with such termination the Company pays by wire transfer of immediately available funds the Termination Fee in accordance with Section 9.1(g); provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.5(b)(iii) unless (x) the Company has provided a written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company has received a Superior Proposal, and (y) Parent does not, within four (4) calendar days following its receipt of the Notice of Superior Proposal (the “Notice Period”), make an offer that, as determined by the Company Board, results in the applicable Acquisition Proposal no longer being a Superior Proposal (provided that, during the Notice Period, the Company shall, if so requested by Parent, negotiate in good faith, and cause its financial and legal advisors to negotiate in good faith, with Parent with respect to any revised proposal from Parent in respect of the terms of the transactions contemplated by this Agreement), it being further understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require the delivery to Parent of a new Notice of Superior Proposal and a new Notice Period.
(c)    The Company shall promptly (and in any event within 48 hours advise Parent orally and in writing of the receipt of any Acquisition Proposal (including for the avoidance of doubt any request for information or other inquiry which the Company could reasonably expect to lead to an Acquisition Proposal), including the material terms and conditions of such Acquisition Proposal (including any changes or material updates thereto) and the identity of the person making such Acquisition Proposal and attaching a copy of any such written Acquisition Proposal, or if such Acquisition Proposal is provided orally to the Company, the Company shall summarize in writing the terms of such Acquisition Proposal (including for the avoidance of doubt any such request or other inquiry).
(d)    Nothing contained in this Section 7.5 shall prohibit the Company or the Company Board from (i) making any disclosure to the holders of Company Shares if the Company Board determines in good faith (after consultation with its outside legal counsel) that failure to make such disclosure could reasonably be expected to result in a breach by the Company Board of its fiduciary duties under applicable Law (provided that each such disclosure shall include a public reaffirmation of the Company Board Recommendation), or (ii) taking and disclosing to its stockholders a position with respect to a tender or exchange offer by a Third Party as contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act or making a statement required under Rule 14d-9 under the Exchange Act or under Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided, that (x) any such disclosure, if the Company Board expressly publicly reaffirms the Company Board Recommendation in such communication, or (y) any “stop, look and listen” communication of the type contemplated by Section 14d-9(f) of the Exchange Act, shall not be deemed to be a Change in Recommendation; provided, further that this Section 7.5(d) shall not be deemed to permit the Company’s Board or any committee thereof to make a Change in Recommendation except as expressly permitted by Section 7.5(d).
7.6    Employee Benefits Matters.
(a)    If so directed by Parent in writing at least ten (10) days prior to the Effective Time, the Company Board will adopt (and will cause any other sponsor of the applicable Plan to adopt), at least five (5) business days prior to the Effective Time, resolutions terminating any and all Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, effective no later than the day immediately preceding the date the Company becomes a member of the same controlled group of corporations (as defined in Section 414(b) of the Code) as Parent. The form and substance of such resolutions shall be subject to the reasonable approval of Parent, and the Company shall provide Parent evidence that such resolutions have been adopted by the Company Board or the board of directors of the Company Subsidiaries or any other applicable Plan sponsor, as applicable. The Company shall take such other actions in furtherance of terminating any such 401(k) plans as Parent may reasonably request.
(b)    During the period commencing at the Effective Time and ending on the date that is the first anniversary of the Effective Time (or, if earlier, the date of the Continuing Employee’s termination of employment), the Company, the Surviving Corporation, Parent and/or their respective subsidiaries, as applicable, shall provide each Continuing Employee with (i) an annual base salary (for salaried employees) or base hourly pay rate (for hourly employees) that are no less than the base salary or base hourly pay rate, as applicable, that are provided to such Continuing Employee immediately prior to the date hereof, and (ii) defined contribution retirement benefits and welfare benefits (excluding severance) that are no less than the defined contribution retirement benefits and welfare benefits that are provided to such Continuing Employee immediately prior to the date hereof, provided that this undertaking shall not obligate Parent to continue the employment of such Continuing Employees for any period following the Effective Time, and such Continuing Employees may be terminated by Parent at any time (except to the extent otherwise restricted by Law and subject to any contractual arrangements between the Company and any individual employee, as in effect on the date hereof).
(c)    For purposes of vesting, eligibility and levels of benefits (but not benefit accrual under any defined benefit plan, retiree medical plan or frozen benefit plan of Parent or vesting under any equity incentive plan) under any employee benefit plan maintained by Parent, the Company, the Surviving Corporation or any of their respective subsidiaries in which Company Employees are eligible to participate following the Effective Time (each, an “Eligible Plan”), Parent will credit (or cause to be credited) each Continuing Employee with his or her years of service with the Company before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, Parent will, subject in each case to receipt of any required consent of the applicable Plan provider, cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Eligible Plans, (ii) for purposes of each Eligible Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, all pre-existing condition exclusions and actively-at-work requirements of such Eligible Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Plans in which such Continuing Employee participated immediately prior to the Effective Time, and (iii) for the plan year in which the Effective Time occurs, the crediting of each Continuing Employee with any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any Eligible Plan.
(d)    Parent will, and Parent will cause the Surviving Corporation to, honor, in accordance with their terms, the individual agreements listed on Section 7.6(d) of the Disclosure Schedule following the Effective Time.
(e)    On the first payroll date in the month following the month in which the Merger Closing Date occurs (provided that such date shall not be sooner than the first payroll date in January 2015), Parent shall, or shall cause the Surviving Corporation to, pay a cash bonus to each Continuing Employee who remains on the Company’s payroll as of the Merger Closing Date and is a participant in the Company’s Incentive Bonus Plan equal to a prorated portion of each such Continuing Employee’s annual target bonus in effect as of immediately prior to the Effective Time, less applicable deductions and withholdings.
(f)    Nothing in this Agreement shall (x) create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) or service provider or former service provider (including any beneficiary or dependent thereof) of the Company or any Company Subsidiary in any respect, including in respect of continued employment (or resumed employment), or create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Plan or any employee or service provider program or arrangement of Parent or any of its subsidiaries (including any Plan of the Company prior to the Effective Time), or (y) constitute or be construed to constitute an amendment to any of the compensation or benefit plans maintained for or provided to employees or other persons prior to or following the Effective Time. Nothing in this Agreement shall constitute a limitation on the rights to amend, modify or terminate any such plans or arrangements of Parent or any of its subsidiaries (including any Plan of the Company prior to the Effective Time).
7.7    Directors’ and Officers’ Indemnification and Insurance.
(a)    From and after the Effective Time, Parent shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to any indemnification, exculpation or advance of expense or similar agreement by the Company or any Company Subsidiary in favor of any present and former director, officer, employee, fiduciary or agent of the Company and any Company Subsidiary (the “Indemnification Agreements”) (and all other indemnification agreements of the Company that are on terms substantially similar to the Indemnification Agreements) and any indemnification, exculpation or advancement of expenses provisions under the Certificate of Incorporation or Bylaws (or comparable organizational documents) as in effect immediately prior to the date of this Agreement; provided, that such obligations shall be subject to any limitation imposed from time to time under applicable Law.
(b)    Prior to the Effective Time, the Company shall, and for six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, provide officers’ and directors’ liability, fiduciary liability and similar insurance (collectively, “D&O Insurance”) in respect of acts or omissions occurring prior to the Effective Time covering each Indemnified Person covered as of the date of this Agreement by the Company’s D&O Insurance policies on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of this Agreement as well as covering claims brought against each Indemnified Person under ERISA; provided, that, in satisfying its obligation under this Section 7.7(b), the Surviving Corporation shall not be obligated to pay annual premiums in the aggregate in excess of 300% of the amount per annum the Company paid in its last full fiscal year, which amount the Company has disclosed to Parent prior to the date of this Agreement. Notwithstanding the foregoing, at any time Parent or the Surviving Corporation may, and prior to the Effective Time, the Company may, with the prior written consent of Parent (which shall not be unreasonably withheld, delayed or conditioned), purchase a “tail” directors’ and officers’ liability insurance policy, covering the same persons and providing the same terms with respect to coverage and premium amount as aforesaid, and that by its terms shall provide coverage until the sixth annual anniversary of the Effective Time, and upon the purchase of such insurance Parent’s and the Surviving Corporation’s obligations pursuant to the first sentence of this Section 7.7(b) shall be deemed satisfied for so long as such insurance is in full force and effect and covers the matters that would otherwise be covered pursuant to Section 7.7(b).
(c)    The rights of each Indemnified Person under this Section 7.7 shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.
(d)    If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or the surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.7.
7.8    Anti-Takeover Statutes. In the event that any state anti-takeover or other similar Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company and Company Board shall grant such reasonable approval and take such reasonable action as necessary so that such transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on this Agreement and the transactions contemplated hereby.
7.9    Notification of Certain Matters. The Company shall give prompt notice to Parent and Purchaser in writing of: (i) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the conditions set forth in Section 8.2(a) would not, or would reasonably not be expected to, be satisfied, or such that the consummation of the Transactions is expected to be materially delayed or (x) any failure of the Company to comply with any covenant or agreement to be complied with by it under this Agreement such that the conditions set forth in Section 8.2(b) would not, or would reasonably not be expected to, be satisfied, or such that the consummation of the Transactions is expected to be materially delayed; (ii) the occurrence or existence of any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; and (iii) other than as disclosed pursuant to Section 7.10, any Actions commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any Company Subsidiaries or Parent and any of its affiliates, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Transactions. Parent shall give prompt notice to the Company in writing of any representation or warranty made by Parent or Purchaser contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Purchaser to comply with any covenant or agreement to be complied with by it under this Agreement, in each case, such that the conditions set forth in Section 8.3(a) and Section 8.3(b) would not, or would reasonably be expected to, be satisfied, or such that the consummation of the Transactions is expected to be materially delayed.
7.10    Litigation. Each party hereto shall promptly notify the other parties of any action, suit, proceeding or investigation that shall be instituted or threatened in writing against such party to restrain, prohibit or otherwise challenge the legality of or seek damages in connection with this Agreement or any Transaction. Each party hereto shall promptly notify the others of any new action, suit, proceeding or investigation that is instituted or threatened in writing against the Company, any of the Company Subsidiaries, Purchaser or Parent, as the case may be, that would have been listed in Section 4.9 of the Disclosure Schedule or otherwise disclosed, if such action, suit, proceeding or investigation had arisen prior to the date hereof. The Company shall give Parent the opportunity to participate at Parent’s expense in (but not control) the defense or settlement of any stockholder litigation or claims against the Company or any of its directors relating to this Agreement or the Transactions. The Company shall not settle or make an offer to settle any litigation against the Company or any director by any stockholder relating to this Agreement or the Transactions, without the prior written consent of Parent; provided, further, that after receipt of the Required Stockholder Vote, the Company shall cooperate with Parent and, if requested by Parent, use its reasonable best efforts to settle any unresolved stockholder litigation related to this Agreement, the Merger or the other Transactions, in accordance with Parent’s direction, except that in no event shall the Company be required to agree to any such settlement that would require the Company or any of the Company Subsidiaries to take or refrain from taking any action, or to pay any amount, prior to the Merger Closing.
7.11    Consents and Approvals.
(a)    The parties hereto shall cooperate with each other and, subject to the terms and conditions of this Agreement, each use its reasonable best efforts to promptly (x) prepare and file all necessary documentation and (y) effect all applications, notices, petitions and filings (including, to the extent necessary, any notification required by the HSR Act, as more specifically addressed in Section 7.12) and (z) obtain all permits, consents, waiting period expiration or terminations, approvals and authorizations of all third parties and Governmental Authorities that are necessary and reasonably deemed advisable by both parties to consummate the Transactions, including those set forth on Section 4.5(b) of the Disclosure Schedule, the CFIUS Approval and notice to the U.S. State Department, Directorate for Defense Trade Controls under ITAR, relating to this Agreement and the Transactions. The Company shall also use its reasonable best efforts to obtain all consents required to be listed on Section 4.5(a) of the Disclosure Schedule. The parties hereto shall consult with each other with respect to the obtaining of all such permits, consents, approvals, waiting period expiration or terminations and authorizations, and each party will keep the other apprised of the status of matters relating to completion of the Transactions. Parent and the Company shall each, subject to the terms and conditions of this Agreement, use its reasonable best efforts to resolve any objections that may be asserted by any Governmental Authority with respect to this Agreement or the Transactions. Parent and the Company, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, shall use reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be.
(b)    Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of any of the Transactions relating to any such consent or approval.
(c)    This Section 7.11 is subject to, in all respects, the provisions of Section 7.12(b) below.

7.12    HSR Act Filing, International Antitrust Notifications and Other Governmental Approvals and Notices.
(a)    As promptly as reasonably possible after the date of this Agreement and in any event within fifteen (15) business days, if required by any Law, each of Parent and the Company shall, or shall cause their ultimate parent entity as that term is defined in the HSR Act and its implementing regulations to, file with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) a pre-merger notification in accordance with the HSR Act with respect to the Merger and the other Transactions pursuant to this Agreement. As promptly as reasonably possible after the date of this Agreement, and in any event within fifteen (15) business days, each of the Company and Parent shall file an antitrust notification in any other jurisdiction if required by any Law, including as set forth on Section 4.5(b) of the Disclosure Schedule. For the avoidance of doubt, if only one antitrust notification is required in a jurisdiction, Parent shall be responsible for making such filing as promptly as reasonable possible after the date of this Agreement, and in any event within fifteen (15) business days. Each of Parent and the Company shall furnish promptly to the FTC, the Antitrust Division and any other requesting Governmental Authority any additional information requested by any of them pursuant to the HSR Act or any other antitrust or related Law in connection with such filings. To the extent permitted by Law, each of Parent and the Company shall consult in advance and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any foreign or other antitrust Law. Parent and the Company shall cooperate fully with each other in connection with the making of all such filings or responses. In addition, except as may be prohibited by any Governmental Authority or by any applicable law, each party hereto will permit authorized representatives of the other parties to attend any meeting, communication, or conference with any Governmental Authority in connection with such proceedings under or relating to the HSR Act or any foreign or other antitrust Law. Without limiting the generality of the foregoing, each party shall provide to the other (or the other’s respective advisors) upon request copies of all correspondence between such party and any Governmental Authority relating to the transactions contemplated by this Agreement. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 7.12 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.
(b)    Subject to applicable confidentiality restrictions or restrictions required by Law, Parent and Company will notify the other promptly upon the receipt of (i) any comments, questions, or requests for information or documents from any Governmental Authority in connection with any filings made pursuant to Section 7.12(a) or the transactions contemplated by this Agreement and (ii) any request by any Governmental Authority for amendments or supplements to any filings made pursuant to any Laws relating to an investigation of the transactions contemplated by this Agreement. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to this Section, or whenever a Governmental Authority requests information or documents related to the transactions contemplated by this Agreement, each party hereto will promptly inform the other of such occurrence or request and cooperate in filing or producing promptly with the applicable Governmental Authority such amendment, supplement, information or documents. Without limiting the generality of the foregoing, each party hereto shall provide to the other (or the other’s respective advisors) upon request copies of all correspondence between such party and any Governmental Authority relating to the transactions contemplated by this Agreement. The parties hereto may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 7.12 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. In addition, to the extent reasonably practicable, all discussions, telephone calls, and meetings with a Governmental Authority regarding the transactions contemplated by this Agreement shall include representatives of both parties. Subject to applicable Law, the parties hereto will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Authority regarding the transactions contemplated by this Agreement by or on behalf of any party.
(c)    Each of the parties hereto shall exercise reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to obtain the CFIUS Approval, including (i) within fifteen (15) business days after the date of this Agreement, make the draft filing with CFIUS contemplated under 31 C.F.R. § 800.401(f) with respect to the transactions contemplated hereby and engage in the pre-notice consultation process with CFIUS, (ii) following such pre-notice consultation, as promptly as practicable and, in any event, within five (5) business days of CFIUS notification that the draft filing meets all requirements of 31 C.F.R. § 800.402 of the regulations and is, accordingly, complete, file with CFIUS a voluntary notice as contemplated by 31 C.F.R. § 800.401(a) and in the case of Parent and Purchaser the personal identifier information required to be submitted separately from such notice as contemplated by 31 C.F.R. § 800.402(c)(6)(vi)(B) with respect to the transactions contemplated hereby, (iii) promptly and, in all events, consistent with any deadline imposed under CFIUS or other applicable Law, comply with any request received by any of them or any of their respective subsidiaries from any Governmental Authority for any certification, additional information, documents or other materials in respect of such notice or such transactions, (iv) ensure that any information furnished in respect of this Section 7.12(c) is true, complete and correct in all material respects and (v) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies, or portions thereof, of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any Governmental Authority under the Exon-Florio Amendment with respect to any such filing or any such transaction. Each party hereto shall use reasonable best efforts to furnish to each other party all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. To the extent permitted by applicable Law, each party hereto shall promptly inform the other parties of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction. No party hereto shall independently participate in any formal meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving the other parties sufficient prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate in such meeting. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party relating to proceedings under the Exon-Florio Amendment. Without limiting the foregoing, each of Parent and the Company shall take such actions and agree to such requirements or conditions to mitigate any national security concerns as may be requested or required by CFIUS in connection with, or as a condition of, the satisfaction of the CFIUS Approval (“Mitigation Measure”); provided, however, that Parent shall not be required to agree to any Mitigation Measure that is not conditioned upon consummation of the Merger. Provided, further, that Company shall not agree to or undertake any Mitigation Measure without the express prior consent of Parent.
7.13    Rule 16b-3. Prior to the Effective Time, the Company shall take all such actions as may be required to cause the transactions contemplated by Section 3.7 and any other dispositions of equity securities of the Company by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
7.14    Delisting. The Company shall use its reasonable best efforts to take, or cause to be taken, and each party hereto agrees to cooperate with the other party in taking, or causing to be taken, all actions and do or cause to be done all things reasonably necessary, proper or advisable under applicable Law and the rules and policies of the Nasdaq Stock Market LLC, to (i) delist the Company Common Stock from the Nasdaq Stock Market LLC and (ii) to terminate the registration of the Company Common Stock under the Exchange Act as promptly as practicable (including any derivative securities of such equity securities); provided, that such delisting or termination shall not be effective until after the Effective Time.
7.15    Further Assurances. Each of the parties to this Agreement shall use its reasonable best efforts to effect the Transactions. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting the consummation of this Agreement and the Transactions. To the extent permitted by applicable Law, the Company hereby agrees to (and hereby agrees to cause its subsidiaries and the Representatives of the Company and its subsidiaries to), (i) provide to Parent and Purchaser, and use reasonable best efforts to cause the Representatives of the Company and the Company subsidiaries to provide, all financial information regarding the Company and the Company subsidiaries that Parent and Purchaser may reasonably request, including unaudited and audited balance sheets and related statements of income and cash flows and information reasonably required to assist in the preparation of pro forma financial statements by Parent and Purchaser and (ii) provide all documentation and other information that Parent and Purchaser may reasonably request to permit the consummation of the Transactions.
7.16    Public Announcements.
(a)    No press release or public announcement, statement or disclosure concerning the Merger or any other Transaction shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except (x) as such release or announcement may be required by Law, including the rules or regulations of any U.S. or non-U.S. securities exchange or any court process, in which case the party required to make the release or announcement shall use its reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance, and (y) in connection with any actions by the Company or the Company Board expressly permitted by Section 7.5(d).
(b)    Prior to making any material or broadly disseminated written or material oral communication to the directors, officers or employees of the Company or any of the Company Subsidiaries (or to a particular class of employees of the Company) pertaining to compensation or benefits matters that are affected by the Transactions, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and Parent and the Company shall reasonably cooperate in providing any such mutually agreeable communication.
7.17    Obligations of Purchaser. Parent shall take all action necessary to cause Purchaser and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
7.18    Transaction Expenses. The Company shall pay all of its transaction expenses relating to the negotiation and consummation of the Transactions contemplated by this Agreement, as owed by it prior to the Effective Time.
7.19    Other Operational Covenants. Prior to the Effective Time, Parent and Purchaser shall not, and shall cause their Affiliates not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Authority seeking or entering an Order prohibiting the consummation of the Transactions; (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) materially delay or prevent the consummation of the Transactions.

8.	Conditions to the Merger.
8.1    Conditions to the Obligations of Each Party. The obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:
(a)    The Required Stockholder Vote shall have been obtained;
(b)    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, “Order”), that is then in effect and has the effect of preventing or prohibiting consummation of the Merger; provided, however, that each of the parties hereto shall use their reasonable best efforts to have any such Order vacated; and
(c)    (i) Any applicable waiting period (and any extensions thereof) under the HSR Act and the approvals or clearances applicable to the consummation of the Merger under the foreign antitrust laws set forth in Section 4.5(b) of the Disclosure Schedule shall have expired, or been terminated or obtained, as applicable, (ii) the CFIUS Approval shall have been obtained, and (iii) the 60-day pre-notification period under ITAR shall have expired or been earlier concluded or shortened by the U.S. State Department, Directorate for Defense Trade Controls (DTCC), relating to this Agreement and the Transactions.
8.2    Conditions to the Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:
(a)    (i) The representations and warranties of the Company set forth in this Agreement (other than Sections 4.1(a), 4.3(a), 4.3(b), 4.3(c), 4.4(a), 4.4(b) and 4.19), shall be true and correct (without giving effect to any qualification as to “materiality” or “Material Adverse Effect” set forth therein) as though made on or as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except, in each case, where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (ii) any representation or warranty of the Company set forth in Sections 4.3(b) and 4.3(c) shall be true and correct (without giving effect to any qualification as to “materiality” or “Material Adverse Effect” set forth therein) in all material respects as of the date of such representation and warranty (which for purposes hereof shall be deemed satisfied, and such representations and warranties shall be deemed true and correct in all material respects, so long as any inaccuracy or combination of inaccuracies in such representations and warranties does not result, in aggregate, in an increase in the aggregate consideration otherwise payable by Purchaser in connection with the Transactions by more than $1,000,000), and (iii) any representation or warranty of the Company set forth in Sections 4.1(a), 4.3(a), 4.4(a), 4.4(b) or 4.19 shall be true and correct in all respects as of immediately prior to the Effective Time as though made on or as of such date;
(b)    The Company shall have complied with or performed in all material respects the covenants, obligations or agreements of the Company under this Agreement and such failure shall not have been cured;
(c)    No Effect since the date hereof shall have occurred and be continuing that has had, or is reasonably likely to have, a Material Adverse Effect; and
(d)    The Company shall have furnished Parent with a certificate dated as of the date of determination signed on its behalf by any of the Company’s chairman of the board of directors or its chief executive officer or such other officer serving in such capacity to the effect that the conditions set forth in clauses (a) and (b) of this Section 8.2 shall have been satisfied.
8.3    Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:
(a)    The representations and warranties of Parent and Purchaser set forth in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” or “Material Adverse Effect” set forth therein) as though made on or as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except where the failure to be so true and correct would not reasonably be expected to prevent or materially delay Parent’s or Purchaser’s ability to consummate the Transactions;
(b)    Parent and Purchaser shall have complied with or performed in all material respects the covenants, obligations or agreements of Parent and Purchaser under this Agreement and such failure shall not have been cured; and

(c)    The Parent shall have furnished Company with a certificate dated as of the date of determination signed on its behalf by any of the Parent’s chairman of the board of directors or its chief executive officer or such other officer serving in such capacity to the effect that the conditions set forth in clauses (a) and (b) of this Section 8.3 shall have been satisfied.

9.	Termination.
9.1    Termination. This Agreement may be terminated and Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the Transactions by the stockholders of the Company:
(a)    By mutual written consent of Parent and the Company; or
(b)    By any of Parent, Purchaser or the Company, if:
(i)    the Effective Time shall not have occurred on or before the date that is four (4) months following the date hereof; provided, however, that such date shall be automatically extended an additional four (4) months if all of the conditions to the Merger set forth in Article 8 (other than Section 8.1(c)) shall have been satisfied or waived pursuant to the terms hereof as of the initial Outside Date (prior to such extension, “Outside Date” shall mean December 22, 2014, and from and after such extension, “Outside Date” shall mean April 22, 2015); provided, further, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the substantial or primary cause of, or resulted in, the failure of such acceptance to occur on or before such date;
(ii)    any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or other Law that (x) makes acceptance for payment of, or payment for, the Company Shares or consummation of the Merger illegal or otherwise prohibited, or (y) enjoins Purchaser and the Company from consummating the Merger, and, in each case, such order, injunction, judgment, judicial decision, decree or ruling or Law shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement shall have used its reasonable best efforts to have such order, injunction, judgment, judicial decision, decree or ruling avoided or lifted; or
(iii)    CFIUS shall have notified the parties that it intends to recommend that the President disapprove, block, or deny approval to the Merger; or
(c)    By either Parent or Purchaser, if there is an inaccuracy in the Company’s representations herein, or a breach by the Company of its covenants herein, in either case such that the conditions set forth in Sections 8.2(a) or (b) would not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is twenty (20) business days from the date the Company is notified in writing by Parent of such breach, Parent and Purchaser may not terminate the Agreement pursuant to this Section 9.1(c) (x) prior to such date if the Company is taking reasonable efforts to cure such breach or inaccuracy or (y) following such date if such inaccuracy or breach is cured at or prior to such date; or
(d)    By either Parent or Purchaser, if following the execution and delivery of this Agreement, there shall have occurred a Material Adverse Effect that is continuing (whether or not events or circumstances occurring prior to the execution and delivery of this Agreement caused or contributed to the occurrence of such Material Adverse Effect); or
(e)    By either Parent or Purchaser, if any of the following shall have occurred: (i) the Company Board or any committee thereof shall have made a Change in Recommendation (whether or not in compliance with Section 7.5); (ii) the Company or the Company Board (or any committee thereof) shall (A) approve, adopt or recommend any Acquisition Proposal; or (B) approve or recommend, or enter into or allow the Company or any of the Company Subsidiaries to enter into, a letter of intent, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar Contract relating to an Acquisition Proposal; (iii) the Company Board shall have failed to publicly reconfirm the Company Board Recommendation, without any conditions attached thereto, or failed to recommend that the Company’s shareholders reject any publicly announced tender offer or exchange offer and not tender their Company Shares into such tender offer or exchange offer within five (5) business days after the commencement of a tender or exchange offer or public announcement or public notice of an Acquisition Proposal from a Third Party after written request from Parent to do so; (iv) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement (it being agreed that the delivery of a Notice of Designated Superior Proposal and any amendment or update to such notice and the determination to so deliver such notice, update or amendment and public disclosure with respect thereto shall not, by itself, give rise to a right for Parent to terminate this Agreement); or (vi) the Company or the Company Board shall publicly propose to do any of the actions specified in clauses (i), (ii), (iii), or (iv) of this Section 9.1(e); or
(f)    By the Company, if there is an inaccuracy in the Parent’s or Purchasers representations herein, or a breach by Parent or Purchaser of its covenants herein, in either case such that the conditions set forth in Sections 8.3(a) or (b) would not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is twenty (20) business days from the date Parent is notified in writing by the Company of such breach, the Company may not terminate the Agreement pursuant to this Section 9.1(f) (x) prior to such date if Parent and Purchaser are taking reasonable efforts to cure such breach or inaccuracy and (y) following such date if such inaccuracy or breach is cured at or prior to such date; or
(g)    By the Company in accordance with Section 7.5(b)(iii), but only if the Company shall have complied with its obligations under Section 7.5 and is otherwise permitted to accept the applicable Superior Proposal pursuant to Section 7.5(b)(iii), provided that the Company, concurrently with such termination, (x) enters into the definitive agreement providing for the implementation of such Superior Proposal and (y) pays the Termination Fee to Parent in accordance with the applicable provisions of Section 9.3; or
(h)    By Parent, Purchaser or the Company, if the Stockholders’ Meeting shall have been held and completed, and approval and adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a) shall not have been obtained at such Stockholders’ Meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 9.1(h) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the substantial or primary cause of, or resulted in, the failure to obtain such approval and adoption of the stockholders.
9.2    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no liability on the part of Parent, Purchaser, the Company or their respective officers, directors, stockholders, or affiliates; provided, that, (a) Section 7.4(b) (Confidentiality), Section 7.16 (Public Announcements), Section 9.3 (Fees), Section 10 (General Provisions) and this Section 9.2 shall remain in full force and effect and survive any termination of this Agreement, and (b) such termination shall not relieve any party from liability for any fraud or willful breach of its representations or warranties or covenants hereunder. A termination of this Agreement shall not cause a termination of the Confidentiality Agreement or any other agreement between the parties. For the purpose hereof, the term “willful breach” shall mean a breach that is a consequence of an act undertaken by the breaching party with the knowledge (actual or constructive) that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.
9.3    Fees and Expenses.
(a)    In the event that this Agreement is terminated:
(i)    by Parent, Purchaser or the Company pursuant to Section 9.1(b)(i) or Section 9.1(h), so long as, (x) an Acquisition Proposal by a Third Party shall have been publicly announced after the date hereof and prior to such termination, and (y) within 12 months after such termination (A) the Company enters into a definitive agreement with respect to an Acquisition Proposal or (B) an Acquisition Proposal is consummated (with all references to 20% in the definition thereof being treated as references to 50.1% for purposes of this Section 9.3(a));
(ii)    by Parent or Purchaser pursuant to Section 9.1(e);
(iii)    by the Company pursuant to Section 9.1(g); or
(iv)    by Parent or the Company pursuant to Section 9.1(c) if the Company is then in material breach of its covenants or agreements, so long as in each case, (x) an Acquisition Proposal by a Third Party shall have been publicly announced after the date hereof and prior to such termination, and (y) within 12 months after such termination (A) the Company enters into a definitive agreement with respect to an Acquisition Proposal or (B) an Acquisition Proposal is consummated (with all references to 20% in the definition thereof being treated as references to 50.1% for purposes of this Section 9.3(a)).
then, in any such event, the Company shall pay Parent the Termination Fee, which amount shall be payable by wire transfer of immediately available funds. The Termination Fee shall be paid (x) in the circumstances described in clause (i) above, promptly (but in no event later than two (2) business days) following the first to occur of the events giving rise to the obligation to make such payment, (y) in the circumstances described in clause (ii) above, within four (4) business days of the termination, and (z) in the circumstances described in clause (iii) above, concurrently with and as a condition to the termination.
(b)    In the event this Agreement is terminated by Parent or Purchaser pursuant to Section 9.1(c), then the Company shall pay to Parent (by wire transfer of immediately available funds), within five (5) business days of the Company’s receipt of a detailed written itemization of Parent’s Expenses, Expenses actually incurred by Parent and/or Purchaser on or prior to the termination of this Agreement; provided, however, that in no event shall the total Expenses to be paid by the Company to Parent exceed one and a half million dollars ($1,500,000) (the “Expense Cap”).
(c)    In the event this Agreement is terminated by the Company pursuant to Section 9.1(f), then Parent shall pay, or cause to be paid, to the Company (by wire transfer of immediately available funds), within five (5) business days of Parent’s receipt of a detailed written itemization of the Company’s Expenses, Expenses actually incurred by the Company on or prior to the termination of this Agreement; provided, however, that in no event shall the total Expenses to be paid by Parent to the Company exceed the Expense Cap.
(d)    [RESERVED]

(e)    Except as set forth in this Section 9.3, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated. For the avoidance of doubt, Parent and Purchaser shall be responsible for the payment of all antitrust filing fees, including the filing fee under the HSR Act; provided, in the event this Agreement is terminated by Parent or Purchaser pursuant to Section 9.1(c), then the Company shall pay to Parent (by wire transfer of immediately available funds), within five (5) business days of such termination, such filing fees.
(f)    Notwithstanding anything to the contrary in this Agreement, each of Parent and Purchaser acknowledges and agrees on behalf of itself and its affiliates that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Purchaser in the circumstances in which the Termination Fee is payable for the efforts, expenses and resources expended and opportunity forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. The Company acknowledges and hereby agrees that the provisions of this Section 9.3 are an integral part of the Transactions, and that, without such provisions, the Parent would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amounts due pursuant to Section 9.3 and, in order to obtain such payment, Parent or Purchaser commences a suit that results in a judgment against the Company for the amounts set forth in Section 9.3 or any portion thereof, the Company shall pay to the Parent or Purchaser its reasonable and documented out of pocket costs and expenses (including attorney’s fees) in connection with such suit, together with interest on such amount or portion thereof at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment.
(g)    Notwithstanding anything to the contrary set forth in this Agreement, each of the parties hereto expressly acknowledges and agrees that Parent’s receipt of payment of the Termination Fee and Expenses pursuant to this Section 9.3 (plus, in the case the Termination Fee is not timely paid, the amounts described in the second sentence of Section 9.3(c)), in circumstances in which the Termination Fee and/or Expenses are payable, shall constitute the sole and exclusive monetary remedy of Parent and Purchaser and their respective affiliates and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, trustees, officers, employees, agents or affiliates (the “Parent Related Parties”) against the Company and the Company Subsidiaries and their respective affiliates and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or Affiliates (collectively, the “Company Related Parties”) for all any and all losses, claims, damages, liabilities, costs, fees, expenses (including reasonable attorney’s fees and disbursements), judgments, inquiries and fines suffered in respect of this Agreement (including in respect of any breach, whether or not willful and intentional, of any representation, warranty, covenant or agreement or the failure of the Merger to be consummated) or the Transactions in such circumstances, and upon payment of the Termination Fee and/or Expenses to Parent pursuant to this Section 9.3, none of the Company Related Parties shall have any further liability or obligation to any of the Parent Related Parties relating to or arising out of this Agreement or the Transactions, other than as a result of fraud; provided, however, this Section 9.5(g) shall not limit the right of the parties hereto to specific performance of this Agreement pursuant to Section 10.6 prior to the termination of this Agreement in accordance with its terms. For the avoidance of doubt, in no event shall the Company be required to pay the Termination Fee and/or Expenses on more than one occasion.

10.	General Provisions.
10.1    No Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Purchaser contained in this Agreement shall terminate at the Effective Time. Except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants and agreements of the parties contained in this Agreement shall survive the Effective Time.
10.2    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered personally (notice deemed given upon receipt), faxed (notice deemed given upon electronic confirmation of receipt), sent by a nationally recognized overnight courier service such as Federal Express (notice deemed given upon receipt of proof of delivery) or mailed by registered or certified mail, return receipt requested (notice deemed given upon receipt) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):
if to Parent or Purchaser:
Murata Electronics North America, Inc.
2200 Lake Park Drive
Smyrna, Georgia 30080
Facsimile: (770) 433-7606
Attention: Legal Department
with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
Ark Hills Sengokuyama Mori Tower 41st Floor,
9-10, Roppongi 1-chome, Minato-ku, Tokyo
106-0032 Japan
Facsimile No: (+81) 3-5562-6200
Attention: David A. Sneider, Esq.
and
Simpson Thacher & Bartlett LLP
1999 Avenue of the Stars, 29th Floor
Los Angeles, California 90067
Facsimile No: 1(310) 407-7502
Attention: Daniel Clivner, Esq.
if to the Company:
Peregrine Semiconductor Corporation
9380 Carroll Park Drive
San Diego, California 92121
Facsimile No: (858) 731-9499
Attention: Chief Executive Officer
with a copy (which shall not constitute notice) to:
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
3570 Carmel Mountain Road, Suite 200
San Diego, California 92130
Facsimile No: (877) 880-0686
Attention: Gari Cheever, Esq. / Ilan Lovinsky, Esq.
10.3    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
10.4    Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement (other than Section 7 thereof) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (including Section 7 of the Confidentiality Agreement). This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Purchaser may assign all or any of their rights hereunder to any wholly owned Subsidiary of Parent so long as Parent and Purchaser remain liable for all of the obligations contemplated under this Agreement.
10.5    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than, (i) following the Effective Time, the rights of holders of Company Shares to receive payment for the Company Shares converted into cash pursuant to the Merger and the rights of holders of Company Stock Options and other convertible securities to receive payment pursuant to Section 3.7, and (ii) after the Effective Time, Section 7.7 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).
10.6    Enforcement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms hereof without posting a bond or undertaking, in addition to any other remedy at law or equity.
10.7    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Delaware Court of Chancery, or if no such state court has proper jurisdiction, then the Federal courts located in the State of Delaware (collectively, the “Delaware Courts”). The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.
10.8    Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.8.
10.9    General Interpretation.
(a)    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
(b)    Unless otherwise indicated, all references herein to Sections, Articles, Annexes, Exhibits or Schedules shall be deemed to refer to Sections, Articles, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.
(c)    Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”
(d)    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(e)    The phrase “made available to Parent” when used herein, shall mean that the subject documents were uploaded to the electronic data room maintained by the Company prior to the execution of this Agreement or were otherwise provided to Parent.
10.10    Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, that, in the event that this Agreement has been adopted by the stockholders of the Company in accordance with Delaware Law, no amendment shall be made to this Agreement that requires the approval of the stockholders of the Company under Delaware Law or the rules of the Nasdaq Stock Market LLC, without such approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
10.11    Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
10.12    Counterparts. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
MURATA ELECTRONICS NORTH AMERICA, INC.

By:    /s/ Yoshitaka Fujita
Name:   Yoshitaka Fujita
Title: Director

[Signature Page to Agreement and Plan of Merger]

PJ FALCON ACQUISITION COMPANY, LIMITED

By:    /s/ David M. Kirk
Name: David M. Kirk
Title: President

[Signature Page to Agreement and Plan of Merger]

PEREGRINE SEMICONDUCTOR CORPORATION

By: /s/ James S. Cable
Name: James S. Cable, Ph.D.
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B

EXECUTION VERSION

Murata Manufacturing Co., Ltd.
10-1, Higashikotari 1-chrome, Nagaokakyo-shi
Kyoto-fu 617-8555, Japan

Peregrine Semiconductor Corporation
9380 Carroll Park Drive
San Diego, CA 92121

Re: Guarantee of Parent and Merger Sub Obligations under the Agreement

Ladies and Gentlemen:

To induce Peregrine Semiconductor Corporation (the “Company”) to enter into the Agreement and Plan of Merger, dated August 22, 2014, among Murata Electronics North America, Inc., a Texas corporation (“Parent”), PJ Falcon Acquisition Company, Limited, a Delaware corporation (“Merger Sub”) and the Company (the “Agreement”), Murata Manufacturing Co., Ltd., a Japanese corporation (“Guarantor”), intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Company the due and punctual payment and performance of Parent’s and Merger Sub’s obligations under the Agreement, including with respect to all fees and expenses associated therewith (collectively, the “Guaranteed Obligations”), as and when due pursuant to the terms of the Agreement. This guarantee may not be revoked or terminated and shall remain in full force and effect without interruption and shall be binding on Guarantor and its successors and assigns until the Guaranteed Obligations have been satisfied in full.

Guarantor hereby represents and warrants to the Company and covenants that: (i) the execution, delivery and performance of this letter agreement have been duly authorized by all necessary action and do not contravene any provision of Guarantor’s organizational documents or any law or contractual restriction binding on Guarantor or its assets and (ii) this letter agreement constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in an action at law or in equity).

Each party acknowledges and agrees to be bound by the terms of this letter agreement. To the extent applicable, the “General Provisions” in Section 10 of the Agreement apply to this letter agreement.

Very truly yours,

Murata Manufacturing Co., Ltd.

By: /s/ Yoshitaka Fujita
Name: Yoshitaka Fujita
Title: Executive Deputy President

ACCEPTED AND AGREED:

By: /s/ James S. Cable
James S. Cable, Ph.D.
Chief Executive Officer
Peregrine Semiconductor Corporation

ANNEX C

August 21, 2014

Board of Directors Peregrine Semiconductor Corporation 9380 Carroll Park Drive San Diego, California 92121
Gentlemen:
Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to Peregrine Semiconductor Corporation (the “Company”) in connection with the Agreement and Plan of Merger, dated as of August 22, 2014 (the “Merger Agreement”) to be entered into among Murata Electronics North America, Inc. (“Parent”), PJ Falcon Acquisition Company, Limited, a subsidiary of Parent (“Merger Sub”) and the Company, which provides, among other things, for the merger of Merger Sub with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Parent (the “Transaction”). As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of common stock, par value $0.001 per share, of the Company (the “Company Shares”), other than dissenting shares and shares owned directly or indirectly by the Company or Parent, will be converted into the right to receive $12.50 in cash (the “Merger Consideration”).
You have requested our opinion, as investment bankers, as to the fairness of the Merger Consideration, from a financial point of view, to the holders of the outstanding Company Shares, excluding Parent and its affiliates.
In connection with our role as financial advisor to the Company, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company, and certain internal analyses, financial forecasts and other information relating to the Company prepared by management of the Company. We have also held discussions with certain senior officers of the Company regarding the businesses and prospects of the Company. In addition, we have (i) reviewed the reported prices and trading activity for the Company Shares, (ii)  to the extent publicly available, compared certain financial and stock market information for the Company with, to the extent publicly available, similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed, to the extent publicly available, the financial terms of certain recent business combinations which we deemed relevant, (iv) reviewed a draft dated August 21, 2014 of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.
We have not assumed responsibility for independent verification of, and have not independently verified, any information, whether publicly available or furnished to us, concerning the Company, including, without limitation, any financial information considered in connection with the rendering of our opinion. Accordingly, for purposes of our opinion, we have, with your knowledge and permission, assumed and relied upon the accuracy and completeness of all such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared, obtained or reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Company or Parent or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of the Company under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to us and used in our analyses, we have assumed with your knowledge and permission that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

Board of Directors
Peregrine Semiconductor Corporation
August 21, 2014

For purposes of rendering our opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Transaction will be consummated in accordance with the terms of the Merger Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its other advisors with respect to such issues. Representatives of the Company have informed us, and we have further assumed with your knowledge and permission, that the final terms of the Merger Agreement will not differ materially from the terms set forth in the draft we have reviewed.
This opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Board of Directors of the Company in connection with and for the purpose of its evaluation of the Transaction. This opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of Company Shares (other than Parent and its affiliates) as of the date hereof. This opinion does not address any other terms of the Transaction or the Merger Agreement. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of the Company, nor does it address the fairness of the contemplated benefits of the Transaction. We express no opinion as to the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transactions or business strategies. Nor do we express an opinion, and this opinion does not constitute a recommendation, as to how any holder of Company Shares should vote with respect to the Transaction. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration to be received by the holders of Company Shares.
We were not requested to consider, and our opinion does not address, the relative merits of the Transaction as compared to any alternative transactions or business strategies.
Deutsche Bank will be paid a fee for its services as financial advisor to the Company in connection with the Transaction, a portion of which becomes payable upon delivery of this opinion (or would have become payable if Deutsche Bank had advised the Board of Directors that it was unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Transaction. The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided, and are currently providing, transaction banking and other financial services to Parent or its affiliates for which they have received, and in the future may receive, compensation. In addition, one or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking services to the Company or its affiliates for which they have received, and in the future may receive, compensation, including having acted as joint book-running manager with respect to the initial public offering of Company Shares in August 2012. The DB Group may also provide investment and commercial banking services to Parent and the Company in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent, the Company and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.
Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is Deutsche Bank's opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Shares, excluding Parent and its affiliates.

Very truly yours,

/s/Deutsche Bank Securities Inc.
DEUTSCHE BANK SECURITIES INC.

ANNEX D

August 21, 2014

The Board of Directors of
Peregrine Semiconductor Corporation
9380 Carroll Park Drive
San Diego, CA 92121

Members of the Board of Directors:

We understand that Peregrine Semiconductor Corporation, a Delaware corporation (the “Company”), Murata Electronics North America, Inc., a Texas corporation (the “Parent”) and Peregrine Semiconductor Corporation, a Delaware corporation and wholly owned subsidiary of Parent (the “Purchaser”) propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which the Purchaser will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”), and each issued and outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) will thereupon be cancelled and converted into the right to receive cash in an amount equal to $12.50 per share of Company Common Stock (such amount, the “Merger Consideration”), without interest, on the terms and subject to the conditions set forth in the Merger Agreement. As a result of the Merger, each outstanding share of Company Common Stock, other than shares owned by the Company and Dissenting Company Shares (as defined in the Merger Agreement), will be cancelled and converted into the right to receive the Merger Consideration. The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.
The Board of Directors has asked us whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock entitled to receive such Merger Consideration.
In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)
reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company prepared and furnished to us by management of the Company;

(iii)	reviewed certain non-public projected financial data relating to the Company under alternative business assumptions prepared and furnished to us by management of the Company;

(iv)	reviewed certain non-public historical and projected operating data relating to the Company prepared and furnished to us by management of the Company;

(v)
discussed the past and current operations, financial projections and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections);

(vi)	reviewed the reported prices and the historical trading activity of the Company Common Stock;

(vii)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(viii)	compared the financial performance of the Company and the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;

(ix)
reviewed a draft, to be dated as of the date hereof, of the Merger Agreement, which we assume is in substantially final form and from which we assume the final form will not vary in any respect material to our analysis;

(x)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.
For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company under the alternative business assumptions reflected therein.

Letter to The Board of Directors
August 21, 2014

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or materially reduce the benefits to the holders of the Company Common Stock of the Merger.
We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any Merger Consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We will receive a fee for our services upon the rendering of this opinion. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. We will also be entitled to receive a success fee if the Merger is consummated. Prior to this engagement, we, Evercore Group L.L.C., and its affiliates provided financial advisory services to the Company and had received fees for the rendering of these services including the reimbursement of expenses. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and the Parent pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to the Parent in the future and in connection with any such services we may receive compensation.
In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, the Parent and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.
This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Board of Directors in connection with their evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger; provided, however, that all references to us or our opinion in any such document and the description or inclusion of our opinion therein shall be subject to our prior consent with respect to form and substance, which consent shall not be unreasonably withheld or delayed.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such Merger Consideration.
Very truly yours,
EVERCORE GROUP L.L.C.
By: /s/ Naveen Nataraj
Naveen Nataraj
Senior Managing Director

ANNEX E
§ 262. Appraisal rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY COPIES-SUBJECT TO COMPLETION

PEREGRINE SEMICONDUCTOR CORPORATION

Proxy for Special Meeting of Stockholders on November 19, 2014

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James S. Cable, Ph.D. and Jay C. Biskupski, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Peregrine Semiconductor Corporation, to be held on November 19, 2014 at 9369 Carroll Park Drive, San Diego, California, and at any adjournments or postponements thereof, as designated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

(Continued and to be signed on the reverse side.)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

PEREGRINE SEMICONDUCTOR CORPORATION

November 19, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://investors.psemi.com/annuals.cfm

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

00030030000000000000 1 111914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

PEREGRINE SEMICONDUCTOR CORPORATION

November 19, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://investors.psemi.com/annuals.cfm

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030030000000000000 1

111914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.